UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
TEMPUS AI, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Tempus AI, Inc.

600 West Chicago Avenue, Suite 510

Chicago, Illinois 60654

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 20, 2025 at 1:30 p.m. Central Time

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Tempus AI, Inc., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, May 20, 2025 at 1:30 p.m. Central Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted only via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/TEM2025. A complete list of record stockholders will be available at our corporate headquarters, located at 600 West Chicago Avenue, Suite 510, Chicago, Illinois 60654, upon request by emailing investorrelations@tempus.com, for examination by any stockholder for any purpose germane to the Annual Meeting for a period of ten days ending on the day before the Annual Meeting date. The meeting will be held for the following purposes:

1.

To elect nine directors, as nominated by our Board of Directors, to serve until the next annual meeting and their successors are duly elected and qualified, or until their earlier death, resignation or removal.

2.

To ratify the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

3.	To approve the reincorporation of the Company from the State of Delaware to the State of Nevada by conversion.

4.	To conduct any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Annual Meeting will be held virtually through a live webcast. Stockholders of record at the close of business on March 25, 2025 and their proxy holders will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/TEM2025 and entering the 16-digit Control Number included in your Notice of Internet Availability or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying Proxy Statement.

Only stockholders of record of the Company’s Class A common stock or Class B common stock at the close of business on March 25, 2025 and their proxy holders may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Eric Lefkofsky
Eric Lefkofsky Chief Executive Officer, Founder and Chairman Chicago, Illinois
April 7, 2025

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Tuesday, May 20, 2025 at 1:30 p.m. Central Time at www.virtualshareholdermeeting.com/TEM2025.

The proxy statement and annual report to stockholders are available at

www.virtualshareholdermeeting.com/TEM2025 and www.proxyvote.com.

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the meeting.

-i-

TEMPUS AI, INC.

600 West Chicago Avenue, Suite 510

Chicago, IL 60654

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 20, 2025 at 1:30 p.m. Central Time

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Tempus AI, Inc. (sometimes referred to as the “Company” or “Tempus”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to first mail the Notice and make this proxy statement and the form of proxy available to stockholders on or about April 7, 2025.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after April 17, 2025.

How do I attend the Annual Meeting?

This year’s Annual Meeting will be a virtual meeting, which will be conducted entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice or proxy card to log in to www.virtualshareholdermeeting.com/TEM2025. If you are a stockholder of record, you will be asked to provide the 16-digit control number from your Notice or proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

The audio webcast of the Annual Meeting will begin promptly at 1:30 p.m. Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 1:15 p.m. Central Time, and you should allow reasonable time for the check-in procedures.

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on March 25, 2025, the record date, or hold a valid proxy for the meeting. To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/TEM2025 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice or proxy card, or in the email sending you the Proxy Statement. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number and/or proxy to vote.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

What if I cannot find my Control Number?

Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/TEM2025 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the Annual Meeting.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.

Where can we get technical assistance if we are having trouble accessing the meeting or during the meeting?

If you have difficulty accessing the Annual Meeting or during the Annual Meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.

For the Annual Meeting, how do we ask questions of management and the Board?

If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/TEM2025 using your Control Number, type your question into the appropriate box, and click “Submit.” During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by stockholders that comply with the rules of conduct for the Annual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions that are not relevant to the proposals to be voted on at the Annual Meeting will not be responded to

Who can vote at the Annual Meeting?

March 25, 2025 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only holders of record as of the close of business on the Record Date of shares of the Company’s Class A common stock or Class B common stock are entitled to notice of and to vote at the Annual Meeting. Our Class A common stock and Class B common stock are collectively referred to in this Proxy Statement as our “common stock.”

Stockholder of Record: Shares Registered in Your Name

If on the Record Date, your shares were registered directly in your name with Tempus AI Inc.’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return your vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice should be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account.

How many votes do I have?

Each share of Class A common stock you owned as of the Record Date is entitled to one vote and each share of Class B common stock you owned as of the Record Date is entitled to 30 votes. Our Class A common stock and our Class B common stock will vote together as a single class on all matters to come before the Annual Meeting.

What am I voting on?

There are three matters scheduled for a vote:

•

To elect nine directors, as nominated by the Board, to serve until the next annual meeting and their successors are duly elected and qualified, or until their earlier death, resignation or removal (Proposal 1);

•

To ratify the appointment by the Audit Committee of the Board of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2); and

•	To approve the reincorporation of the Company from the State of Delaware to the State of Nevada by conversion (Proposal 3).

What if another matter is properly brought before the meeting?

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or you may vote by proxy over the telephone, through the internet or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy. This is only required if you want to change your original vote, since votes will not be double counted.

By Internet	By Telephone	By Mail	During the Meeting
You may vote your shares from any location in the world at www.proxyvote.com (you will need the Control Number printed on your Notice or proxy card).	You may vote your shares by calling 1-800-690-6903 and following the instructions on your proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card and promptly mailing it in the postage-paid envelope provided.	To vote at the meeting, visit www.virtualshareholdermeeting.com/TEM2025 (you will need the Control Number printed on your Notice or proxy card).

Internet and telephone voting facilities for stockholders of record will be available for 24 hours a day and will close at 10:59 p.m. Central Time on May 19, 2025.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Tempus. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your 16-digit control number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 16-digit control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nine nominees for director, “For” the ratification of the appointment by the Audit Committee of the Board of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and “For” the approval of the reincorporation of the Company from the State of Delaware to the State of Nevada by conversion. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. In this regard, Proposals 1 and 3 are considered to be “non-routine,” meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposal 2 is a “routine” matter and we therefore expect brokers, banks or other securities intermediaries to vote on that proposal. Proposals 1 and 3 are considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with those proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•

You may send a timely written notice that you are revoking your proxy to Tempus’s Secretary at 600 West Chicago, Suite 510, Chicago, IL 60654. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day one week preceding the date of the Annual Meeting.

•	You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

What vote is required for adoption or approval of each proposal and how will votes be counted?

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold votes, as applicable	Effect of Broker Non-Votes	Board Recommendation
1	Election of Directors named in this Proxy Statement	Nominees receiving the most “For” votes from the holders of shares of common stock present virtually or represented by proxy duly authorized at the Annual Meeting and entitled to vote on the election of directors will be elected	FOR, or WITHHOLD	No Effect	No Effect	FOR all nominees

2	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025	“For” votes from the holders of a majority of the voting power of the shares of common stock present virtually or represented by proxy duly authorized at the Annual Meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes)	FOR, AGAINST or ABSTAIN	No Effect	Not applicable; brokers have discretion to vote	FOR

3	Approval of the reincorporation of the Company from the State of Delaware to the State of Nevada by conversion	“For” votes from the holders of a majority of the voting power of the outstanding shares of common stock and entitled to vote (abstentions and broker non-votes, if any, will have the same effect as a vote against Proposal 3)	FOR, AGAINST or ABSTAIN	Will have the same effect as votes against Proposal 3	Will have the same effect as votes against Proposal 3	FOR

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present in person, by remote communication, if applicable, or represented by proxy duly authorized. On the Record Date, there were 173,032,863 shares of common stock, consisting of 167,989,074 shares of our Class A common stock and 5,043,789 shares of our Class B common stock, outstanding and entitled to vote.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy duly authorized and entitled to vote may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1: ELECTION OF DIRECTORS

There are currently nine members of the Board. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board has considered and nominated the nine directors listed below for election to the Board at the Annual Meeting.

The directors elected at the Annual Meeting will hold office until the 2026 annual meeting of stockholders, or in each case until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that any of these nominees should become unavailable for election due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.

Nominees for Election to the Board of Directors

Our Board of Directors

The biographies of each of our director nominees are set forth below, including the offices held and other business directorships. Each of the biographies highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

Director Nominees for Election at the Annual Meeting

Director Biographies

Eric Lefkofsky Founder, Chief Executive Officer, Chairman	Age: 55	Committee Membership: Executive Committee (Observer on the Nominating and Corporate Governance Committee)

Eric Lefkofsky is our Founder and has served as our Chief Executive Officer and a member of our board of directors since our inception. Before founding Tempus, Mr. Lefkofsky co-founded Groupon, Inc. in 2008, where he held various roles, including member of the board of directors (through November 2023), Chairman of the board of directors (November 2015 to June 2020), Executive Chairman (through August 2013) and Chief Executive Officer (August 2013 to November 2015). Mr. Lefkofsky also co-founded Lightbank LLC in 2008, a private venture capital firm specializing in investments in technology companies, and has served as its managing member since inception and General Partner since January 2019. Mr. Lefkofsky also co-founded InnerWorkings, Inc., Mediaocean, LLC, Echo Global Logistics, Inc., and Pathos AI, Inc., and served on each company’s board of directors or board of managers. In addition, Mr. Lefkofsky has served on the board of directors of Northwestern Memorial Healthcare since February 2024. Mr. Lefkofsky holds a bachelor’s degree from the University of Michigan and a J.D. from the University of Michigan Law School. We believe that Mr. Lefkofsky is qualified to serve on our board of directors because of his perspective and experience as our Founder and Chief Executive Officer, and his extensive knowledge of the venture capital and technology industries.

Peter J. Barris Director	Age: 73	Committee Memberships: • Audit Committee • Compensation Committee • Executive Committee

Peter J. Barris has served as a member of our board of directors since September 2017. Mr. Barris currently serves on the board of directors of Sprout Social, Inc. (Nasdaq: SPT) since February 2011. Previously, Mr. Barris served on the board of directors of Berkshire Grey, Inc. from April 2016 to July 2023, ZeroFox Holdings, Inc. from April 2014 to June 2023, NextNav Inc. from July 2014 to August 2022 and Groupon from January 2008 to August 2022. Mr. Barris joined New Enterprise Associates, Inc., or NEA, a global venture capital fund investing in technology and healthcare, where he specialized in information technology investing, in 1992 and retired at the end of 2019. Prior to his retirement, Mr. Barris held several roles at NEA, including Managing General Partner from 1999 to 2017. After retiring in 2019, Mr. Barris now serves as Chairman Emeritus of NEA. Mr. Barris holds a B.S. from Northwestern University and an M.B.A. from the Tuck School of Business at Dartmouth University. We believe that Mr. Barris is qualified to serve on our board of directors because of his investment management and financial expertise, and his experience serving on public company boards.

Eric D. Belcher Director	Age: 56	Committee Membership: Audit Committee

Eric D. Belcher has served as a member of our board of directors since January 2019. Mr. Belcher has served as the Chief Executive Officer of Market Track, LLC (d/b/a Numerator), a data and technology company in the market research industry, since June 2019. Mr. Belcher has also held various positions at InnerWorkings, Inc. since May 2005, including most recently serving as its Chief Executive Officer and President from January 2009 to April 2018. Mr. Belcher served as a member of the board of directors of InnerWorkings, Inc. from January 2009 to December 2018, including as the Chairman of its board of directors from April 2018 to September 2018. Mr. Belcher holds a bachelor’s degree from Bucknell University and an M.B.A. from the University of Chicago Booth School of Business. We believe that Mr. Belcher is qualified to serve on our board of directors because of his extensive experience in the technology industry and leading high growth companies.

Jennifer A. Doudna, Ph.D. Director	Age: 61	Committee Membership: Nominating and Corporate Governance Committee

Jennifer A. Doudna, Ph.D. has served as a member of our board of directors since April 2021. Dr. Doudna has also served on the board of directors of Johnson & Johnson since April 2018. Since July 2002, Dr. Doudna has served as a Professor of Biochemistry & Molecular Biology at University of California, Berkeley, where she directs the Innovative Genomics Institute, a joint UC Berkeley-UC San Francisco center, holds the

Li Ka Shing Chancellor’s Professorship in Biomedical and Health, and is the Chair of the Chancellor’s Advisory Committee on Biology. Since 2002, Dr. Doudna has served as Principal Investigator at the Doudna Lab at UC Berkeley. Dr. Doudna has founded and served on the Scientific Advisory Boards of Caribou Biosciences, Inc. and Intellia Therapeutics, Inc., since 2010, both leading CRISPR genome engineering companies, since 2010. She has also been an Investigator with the Howard Hughes Medical Institute since 1997. Dr. Doudna is the recipient of numerous scientific awards in biochemistry and genetics, including the Nobel Prize in Chemistry in 2020. Dr. Doudna holds a bachelor’s degree from Pomona College and a Ph.D. from Harvard Medical School. We believe that Dr. Doudna is qualified to serve on our board of directors because of her expertise in scientific research and innovation.

David R. Epstein Director	Age: 63	Committee Memberships: • Compensation Committee • Nominating and Corporate Governance Committee

David R. Epstein has served as a member of our board of directors since February 2024. Mr. Epstein has served as the Chairman and Chief Executive Officer of Ottimo Pharma Limited since October 2024. Mr. Epstein also serves as a board member at privately held biotherapeutics companies, Valo Health, LLC, Shape Therapeutics, Inc., and Agomab Therapeutics NV. He is a Director at the non-profit Three Opinions Foundation Inc and at South Florida’s Pelican Harbor Seabird Station. Mr. Epstein previously served as the Chief Executive Officer and a member of the board of directors of Seagen Inc. (Nasdaq: SGEN) from November 2022 until Seagen’s acquisition by Pfizer Inc. in December 2023. From October 2021 to December 2023, Mr. Epstein served on the board of directors of OPY Acquisition Corp. I (Nasdaq: OHAA). From June 2022 to June 2023, Mr. Epstein served as a member of the board of directors of Senti Biosciences, Inc. (Nasdaq: SNTI) and was previously a member of the board of Senti’s predecessor, Dynamics Special Purpose Corp. (Nasdaq: DYNS) since March 2021. From March 2017 to February 2023, he served as a director at Evelo Biosciences, Inc. (Nasdaq: EVLO), including as the Chair of its board of directors from September 2019 to June 2022. From 2017 until October 2022, Mr. Epstein was a consultant and executive partner at Flagship Pioneering. From May 2019 to October 2022, Mr. Epstein served on the board of directors and as Chairman of Axcella Health Inc. (formerly Axcella Therapeutics) (Nasdaq: AXLA) and, from January 2017 to October 2022, Mr. Epstein served on the board of directors of Rubius Therapeutics, Inc. (Nasdaq: RUBY). From 2010 to mid-2016, he served as the Chief Executive Officer of Novartis Pharmaceuticals, a division of Novartis AG. Previously, he started and led Novartis’ Oncology and Molecular Diagnostic units. Under his leadership, Norvartis’ oncology business grew to the second largest in the world. Early in his career, he was an associate in the strategy practice of consulting firm Booz, Allen and Hamilton. Mr. Epstein holds a B.S. in pharmacy from Rutgers University College of Pharmacy and an M.B.A. in finance and marketing from Columbia University Graduate School of Business. We believe that Mr. Epstein is qualified to serve on our board of directors because of his extensive experience serving in executive roles in the life sciences industry and leading the development and commercialization of numerous therapeutics.

Wayne A.I. Frederick, M.D. Director	Age: 53	Committee Membership: Audit Committee

Wayne A.I. Frederick, M.D. has served as a member of our board of directors since October 2020. Since November 2024, Dr. Frederick has served as interim Chief Executive Officer of the American Cancer Society and its advocacy affiliate, the American Cancer Society Cancer Action Network. Dr. Frederick has also served on the boards of directors of several other public companies, including serving as a member of the board of directors of Workday, Inc. since July 2022, Insulet Corp since October 2020 and Humana Inc. since February 2020. From July 2020 to October 2022, Dr. Frederick served as a member of the board of directors of Forma Therapeutics Holdings, Inc. He also serves on the boards of directors of privately held companies and charitable organizations. Dr. Frederick is currently the President Emeritus of Howard University, after serving as President since July 2014, and also serves as the Charles R. Drew Endowed Chair of Surgery at Howard University’s College of Medicine. Dr. Frederick holds a B.S./M.D. dual degree, and an M.B.A. from Howard University. We believe that Dr. Frederick is qualified to serve on our board of directors because of his vast experience in medical research, healthcare academics and business administration, and his service on the boards of multiple public companies.

Scott Gottlieb, M.D. Director	Age: 52	Committee Membership: Nominating and Corporate Governance Committee

Scott Gottlieb, M.D. has served as a member of our board of directors since October 2019. Dr. Gottlieb has also served on the boards of directors of Illumina, Inc. since February 2020 and Pfizer Inc. since June 2019. Dr. Gottlieb has served as a Partner on NEA’s healthcare investment team since April 2019, and a Resident Fellow at American Enterprise Institute since April 2021. Prior to that, he served as the 23rd Commissioner of the U.S. Food and Drug Administration from May 2017 to April 2019. Prior to serving as Commissioner, Dr. Gottlieb held several roles in the public and private sectors, including serving as a Venture Partner at NEA from January 2007 to May 2017, and a senior advisor to the Administrator of the Centers for Medicare and Medicaid Services in 2004. He is presently a contributor to CNBC and the CBS News program Face the Nation. He also currently serves on the executive committee of the Mount Sinai Health System’s board of directors and co-chairs the board’s education committee. In addition, Dr. Gottlieb serves on the board of directors of Wesleyan University. Dr. Gottlieb holds a B.A. from Wesleyan University and an M.D. from Mount Sinai School of Medicine. We believe that Dr. Gottlieb is qualified to serve on our board of directors because of his extensive experience as a medical policy expert and public health advocate.

Theodore J. Leonsis Director	Age: 69	Committee Memberships: • Nominating and Corporate Governance Committee • Executive Committee

Theodore J. Leonsis has served as a member of our board of directors since January 2019. In November 2011, Mr. Leonsis co-founded Revolution Growth, a private investment firm, and has served as a General Partner thereof since that time. Since 1999, Mr. Leonsis has served as the Founder, Chairman, Majority Owner, and Chief Executive Officer of Monumental

Sports & Entertainment, LLC, a sports, entertainment, media, and technology company that owns the NBA’s Washington Wizards, the NHL’s Washington Capitals, the WNBA’s Washington Mystics, the Capital City Go-Go, Wizards District Gaming, Caps Gaming, and Monumental Sports Network. Mr. Leonsis has served as a director of American Express Co. since July 2010. Mr. Leonsis has also served on the board of directors of Groupon, Inc. since June 2009, including as Chairman of the board of directors from August 2013 to November 2015 and, again, since June 2020. Mr. Leonsis also serves on the boards of directors of several private internet and technology companies, as well as charitable organizations. Mr. Leonsis holds a bachelor’s degree from Georgetown University. We believe that Mr. Leonsis is qualified to serve on our board of directors because of his significant operational, investment and financial experience, and his service on the boards of two public companies.

Nadja West, M.D. Director	Age: 64	Committee Membership: Compensation Committee

Nadja West, M.D. has served as a member of our board of directors since April 2021. Dr. West has also served on the boards of directors of several other public companies, including serving as a member of the board of directors of Johnson & Johnson since December 2020, Tenet Healthcare Corp since October 2019, and Nucor Corporation since September 2019. From December 2015 to October 2019, Dr. West served as the 44th Surgeon General of the U.S. Army, and the Commanding General of the U.S. Army Medical Command. Dr. West currently serves as Trustee of both the National Recreation Foundation and Mount St. Mary’s University, and board member of The Woodruff Foundation. She was recently appointed an independent member of the NCAA Board of Governors. Dr. West holds a B.S. from the United States Military Academy at WestPoint, an M.D. from The George Washington University School of Medicine, and an M.S. from National War College. We believe that Dr. West is qualified to serve on our board of directors because of her executive and operational leadership and expertise with strategic planning and healthcare management.

Our Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES AS A DIRECTOR.

(PROPOSAL 1 ON YOUR NOTICE OF INTERNET AVAILABILITY)

The Board of Directors and Certain Governance Matters

Director Nomination Process and Qualifications

We believe that an effective board of directors should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to the Company’s strategy and operations. Our Board and our Nominating and Corporate Governance Committee seek individuals with backgrounds and qualities that, when combined with those of our other directors, enhance our Board’s effectiveness and result in the Board having a balance of knowledge, experience, and capability. Our Nominating and Corporate Governance Committee considers candidates who are recommended by its members, by other Board members, by stockholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates.

In assessing potential candidates, our Board and Nominating and Corporate Governance Committee will consider, among other factors, whether the candidate possesses relevant expertise to offer advice and guidance to management, has sufficient time to devote to the affairs of the Company, demonstrates excellence in the candidate’s field; has the ability to exercise sound business judgment and is committed to represent the long-term interests of the Company’s stockholders.

Nominations by Stockholders

Our Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate.

Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of the Company’s bylaws and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders wishing to propose a candidate for consideration by our Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by submitting the above information to our Nominating and Corporate Governance Committee at c/o Tempus AI, Inc., 600 West Chicago Avenue, Suite 510, Chicago, Illinois 60654, Attention: Corporate Secretary. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2026 Annual Meeting of Stockholders”. For additional information about our director nomination requirements, please see our bylaws.

Board Diversity

While we do not have a formal diversity policy in place, our Nominating and Corporate Governance Committee considers the diversity of the Board, including diversity of gender, ethnic background and country of origin, age, skills and other factors that it deems appropriate to maintain a balance of knowledge, experience, and capability on the Board. Our Nominating and Corporate Governance Committee is committed to actively seeking out and will instruct any search firm it engages to identify, individuals who will contribute to the overall diversity of the Board to be included in the pool of candidates from which nominees to the Board are selected. Our Board monitors the mix of skills and experience of its directors to help ensure it has the necessary tools to perform its oversight function effectively. The Board fully appreciates the value of a diversity of viewpoints, background and experiences as important to the selection of directors to enhance the Board’s cognitive diversity and quality of dialogue in the Boardroom.

Director Independence and Independence Determinations

Our Corporate Governance Guidelines provide that our Board will consist of a majority of independent directors in accordance with applicable Nasdaq listing standards. Our Corporate Governance Guidelines define an “independent” director consistent with the Nasdaq definition of independence. Under our Corporate Governance Guidelines and Nasdaq listing standards, a director is not independent unless the Board affirmatively determines that such director does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Members of the Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and Nasdaq listing standards.

Our Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that Peter J. Barris, Eric D. Belcher, Jennifer A. Doudna, David R. Epstein, Wayne A.I. Frederick, Scott Gottlieb, Theodore J. Leonsis and Nadja West are “independent” in accordance with Nasdaq listing standards applicable to boards of directors in general. In addition, our Board has affirmatively determined that Eric D. Belcher, Peter J. Barris and Wayne A.I. Frederick are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular, and that that Peter J. Barris, David R. Epstein and Nadja West are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and compensation committee members in particular. Our Board also affirmatively determined that Robert Ghenchev, who resigned from the Board in June 2024, was “independent” during the period he served on the Board during 2024.

In assessing directors’ independence, our Board took into account the current and prior relationships that each director has with Tempus and all other facts and circumstances our Board deemed relevant in determining their independence, including the transactions involving them described in the section titled “Certain Relationships and Related Person Transactions.”

Board Leadership Structure

Our Board maintains the flexibility to determine whether the roles of Chair and CEO should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chair, would not result in better governance or oversight.

At this time, the Board believes that our current CEO is best situated to serve as Chair of the Board. Eric Lefkofsky founded our company and is highly knowledgeable and has longstanding experience with respect to our business, operations, industry and ongoing executive responsibility for the Company. Mr. Lefkofsky is well positioned to identify strategic priorities and lead the Board’s consideration and analysis of such priorities. In addition, Mr. Lefkofsky offers a robust understanding of risks facing the Company. In the Board’s view, this enables the Board to better understand the Company and work with management to enhance stockholder value. In addition, the Board believes that this structure enables it to better fulfill its risk oversight responsibilities and enhances the ability of the CEO to effectively communicate the Board’s view to management.

Board’s Role in Risk Oversight

While senior management has primary responsibility for managing risk, the Board has responsibility for risk oversight with specific risk areas delegated to relevant Board committees who report on their deliberations to the full Board. The specific risk areas of focus for the Board and each of its committees are summarized below.

Full Board

•  Oversee the Company’s risk governance framework, including an enterprise-wide culture that supports appropriate risk awareness and the identification, escalation, and appropriate management of risk, including cybersecurity risk;

•  Establish and oversee processes to maintain the Company’s integrity; and

•  Review, approve, and monitor fundamental financial and business strategies and significant corporate actions.

Audit Committee

•  Oversee and coordinate with the Company’s internal and external auditors;

•  Accounting, controls and financial disclosure;

•  The adequacy of the Company’s insurance programs;

•  Cybersecurity risk management processes, including oversight and mitigation of risks from cybersecurity threats; and

•  Tax and liquidity management.

Compensation Committee

•  Compensation structure and programs as they relate to risk management and risk-taking incentives;

•  Management succession planning; and

•  Oversee compensation policies as they relate to recruitment and retention of top quality talent.

Nominating and Corporate Governance Committee	• Governance structures and processes; • Board organization, independence and structure; and • Oversee the Company’s ESG initiatives.

Board’s Oversight of Strategy

Our Board is deeply engaged and involved in overseeing our long-range strategy, including evaluating key market opportunities, customer and supplier trends, and competitive developments. Our Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at board meetings and, when relevant, at Committee meetings. Matters of strategy also inform committee-level discussions of many issues, including enterprise risk. Engagement of the Board on these issues and other matters of strategic importance continues in between meetings, including through updates to the Board on significant items on a periodic basis. Each director is expected to and does bring to bear their own talents, insights, and experiences to these strategy discussions.

Board and Committee Meetings and Attendance

Our Corporate Governance Guidelines provide that all directors are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. During 2024, the Board met four times. The Audit Committee held five meetings, the Compensation Committee held two meetings, the Executive Committee held two meetings, and the Nominating and Corporate Governance Committee did not meet in 2024. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Although we do not have a formal policy regarding attendance by Board members at annual meetings of stockholders, we encourage our directors to attend such meetings.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Executive Committee, each of which operates under a charter that has been approved by our Board. Current copies of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Executive Committee charters are posted on the “Governance Documents” section of our website located at https://investors.tempus.com/.

Below is a description of each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Executive Committee.

AUDIT COMMITTEE

Primary Responsibilities	Current Committee Members

We have adopted a committee charter that details the primary responsibilities of the Audit Committee, including:

•  overseeing our accounting and financial reporting processes, systems of internal control, financial statement audits, and the integrity of our financial statements;

•  evaluating and determining whether to retain the independent registered public accounting firm to audit our consolidated financial statements;

•  assessing the qualifications, performance, and independence of the independent registered public accounting firm;

•  reviewing the results of the audit with management and the independent registered public accounting firm, as well as our annual audited and quarterly financial statements, including management’s discussion and analysis of financial condition and results of operations and risk factors;

•  overseeing procedures for receiving, retaining, and investigating complaints received by us regarding accounting, internal accounting controls, or auditing matters, and confidential and anonymous submissions by employees concerning questionable accounting or auditing matters;

•  conferring with management and the independent registered public accounting firm concerning the scope, design, adequacy, and effectiveness of internal control over financial reporting and our disclosure controls and procedures;

•  reviewing and approving related party transactions, in accordance with our policies;

•  approving or, as permitted, pre-approving all audit and non-audit related services and fees that the independent registered public accounting firm provide to us;

•  overseeing the activities of our internal audit function; and

•  overseeing cybersecurity risks and managing such risks, as well as the oversight of internal controls relating to cybersecurity incidents.

Financial Expertise and Independence

All members of the Audit Committee are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular. The Board has determined that Messrs. Belcher and Frederick each qualify as an “audit committee financial expert” as defined by the applicable SEC rules and that each member of the Audit Committee is “financially sophisticated”.

Audit Committee Report

The Report of the Audit Committee is set forth beginning on page 24 of this Proxy Statement.

Eric D. Belcher (Chair) Peter J. Barris Wayne A.I. Frederick, M.D.

COMPENSATION COMMITTEE
Primary Responsibilities	Current Committee Members

We have adopted a committee charter that details the primary responsibilities of the Compensation Committee, including:

•  reviewing, overseeing, and approving (or making recommendations to the Board for approval of) our overall executive compensation strategy and policies;

•  reviewing and approving the compensation, individual and corporate performance goals and objectives, and other terms of employment of our executive officers;

•  reviewing and approving (or making recommendations to the Board for approval of) the type and amount of compensation to be paid or awarded to Board members;

•  reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;

•  administering our equity awards, pension, and profit-sharing plans, bonus plans, benefit plans, and other similar programs; and

•  periodically discussing with management and overseeing as it deems appropriate the development, implementation and effectiveness of our policies and strategies relating to our human capital management function, including but not limited to those policies and strategies regarding recruiting, retention, career development and progression, diversity and inclusion, and employment practices.

Independence

All members of the Compensation Committee are “independent” in accordance with the Nasdaq listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company. During 2024, none of our executive officers served on the board of directors or compensation committee of any other company that has an executive officer serving on our Board or the Compensation Committee.

Delegation Authority

Under its charter, our Compensation Committee may form and delegate authority to one or more subcommittees.

Processes and Procedures for Compensation Decisions

Our Compensation Committee is primarily responsible for establishing and reviewing our overall compensation strategy. See page 18 of this Proxy Statement for information about our processes and procedures for compensation decisions.

Peter J. Barris (Chair) David R. Epstein Nadja West

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Primary Responsibilities	Current Committee Members

We have adopted a committee charter that details the primary responsibilities of the Nominating and Corporate Governance Committee, including:

•  overseeing the Company’s corporate governance functions;

•  evaluating developments in corporate governance and stockholder engagement, and reviewing the Company’s governance documents;

•  reviewing and making recommendations to Board regarding our corporate governance guidelines and related policies and procedures;

•  identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;

•  considering and making recommendations to our Board regarding the composition and Chair position of the committees of the Board;

•  periodically reviewing the performance of the Board, including Board committees;

•  periodically reviewing the processes and procedures used by us to provide information to the Board and its committees; and

•  overseeing the orientation of new members of the Board and any continuing education requirements for the Board.

Independence

All members of the Nominating and Corporate Governance Committee are “independent” in accordance with Nasdaq listing standards.

Theodore J. Leonsis (Chair) Jennifer A. Doudna, Ph.D. Scott Gottlieb, M.D. Eric Lefkofsky (Observer)

EXECUTIVE COMMITTEE

Our Board has also established an Executive Committee, which is comprised of Peter J. Barris, Theodore J. Leonsis and Eric Lefkofsky. The Executive Committee was formed to facilitate approval of certain corporate actions in the intervals between full meetings of the Board. The Executive Committee has the authority to exercise the power and authority of the Board, except with respect to matters which, under the Delaware General Corporation Law or the rules and regulations of the Nasdaq Stock Market, cannot be delegated by the board of directors to a committee.

Compensation Committee Processes and Procedures

The Compensation Committee generally meets quarterly and with greater frequency if necessary. The Compensation Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the chairperson of the Compensation Committee, in consultation with management. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Tempus. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

For executives other than our Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by our Chief Executive Officer. The evaluation of our Chief Executive Officer’s performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

For more information regarding compensation of our executive officers and directors, see the sections titled “Proposal 1: Election of Directors—Non-Employee Director Compensation” and “Executive Compensation.” We will also continue to reimburse each non-employee director for ordinary, necessary, and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in Board and committee meetings.

Corporate Governance Policies and Practices

Communications with the Board

Our Board welcomes input and suggestions from all interested parties, including stockholders. Anyone may communicate with a member or members of our Board, including the Chair of the Board, Chair of the Audit, Compensation, or Nominating, Corporate Governance, and Executive Committees, or to the non-management or independent directors, by sending a written communication to the attention of the Company’s Corporate Secretary by mail at 600 West Chicago Avenue, Suite 510, Chicago, Illinois 60654. Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors as appropriate. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines to ensure that our Board has the necessary practices in place to review and evaluate our business operations and make decisions that are independent of our management. The Corporate Governance Guidelines set forth the practices our Board intends to follow with respect to, among other things, board composition and selection, board meetings, board committees, chief executive officer evaluation and succession planning and director education. Our Corporate Governance Guidelines also indicates that non-employee directors should generally serve on no more than four (4) other public company boards and on no more than three (3) other public company audit committees, without the approval of the Board. The Corporate Governance Guidelines are posted on the “Governance Documents” section of our website located at https://investors.tempus.com/.

Code of Conduct
We have adopted a Code of Conduct, which is applicable to our employees, officers, directors and anyone conducting business on our behalf, such as contractors, consultants and suppliers. The Code of Conduct provides a framework for sound ethical business decisions and sets forth our expectations on a number of topics, including conflicts of interest, compliance with laws, use of our assets and business ethics. Our Code of Business Conduct is posted on the “Governance Documents” section of our website located at https://investors.tempus.com/. If the Company ever were to amend or waive any provision of its Code of Business Conduct that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, the Company intends to satisfy its disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on its website set forth above rather than by filing a Current Report on Form
8-K.
In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form
10-K
for our fiscal year ended December 31, 2024. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.
Hedging and Pledging Policy
Our Insider Trading Policy prohibits directors, officers and other employees from engaging in derivatives securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities and the risks associated with holding our common stock. Our Insider Trading Policy also prohibits trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued by us), as well as holding our common stock in margin accounts and pledging securities as collateral for a loan.
Incentive Compensation Recoupment Policy
The Compensation Committee has adopted an Incentive Compensation Recoupment Policy for recoupment of incentive compensation in accordance with SEC requirements and Nasdaq listing standards. The Clawback Policy provides for the repayment of any incentive compensation paid to our current or former executive officers (“Covered Officers”), where the payments were granted, earned or vested in whole or in part on the attainment of a financial reporting measure and the Company is being required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws. The policy applies to incentive compensation received by a Covered Officer on or after June 14, 2024.

Non-Employee Director Compensation

The following table sets forth information regarding compensation earned by or paid to our non-employee directors for fiscal year 2024. Mr. Lefkofsky, our Chief Executive Officer, did not receive additional compensation for his services as directors in fiscal year 2024, and therefore is not included in the Director Compensation table below. All compensation paid to Mr. Lefkofsky is reported in the section titled “Executive Compensation.”

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total
Peter J. Barris	$37,500	$500,018	$537,518
Eric D. Belcher	31,250	500,018	531,268
Jennifer A. Doudna, Ph.D.	50,000	500,018	550,018
David R. Epstein(3)	25,000	1,067,318	1,092,318
Wayne A.I. Frederick, M.D.	50,000	500,018	550,018
Robert Ghenchev(4)	—	—	—
Scott Gottlieb, M.D.	56,250	500,018	556,268
Theodore J. Leonsis	31,250	500,018	531,268
Nadja West, M.D.	50,000	500,018	550,018

(1)

Amounts reported represent the aggregate grant date fair value of restricted stock units (“RSUs”) granted to our non-employee directors during 2024 under our 2015 Stock Plan (the “2015 Plan”) and 2024 Equity Incentive Plan (the “2024 Plan”), computed in accordance with the Financial Accounting Standard Board Accounting Standards Codification, Topic 718 (“ASC Topic 718”). The assumptions used in calculating the grant date fair value of the stock awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. This amount does not reflect the actual economic value that may be realized by the non-employee director.

(2)

As of December 31, 2024, the aggregate number of shares of our Class A common stock underlying outstanding RSUs under our 2015 Plan and 2024 Plan held by each of our non-employee directors was as follows:

Name	Number of Shares Underlying RSUs
Peter J. Barris	12,838
Eric D. Belcher	13,514
Jennifer A. Doudna, Ph.D.	36,588
David R. Epstein(3)	27,838
Wayne A.I. Frederick, M.D.	38,514
Robert Ghenchev(4)	—
Scott Gottlieb, M.D.	87,264
Theodore J. Leonsis	12,838
Nadja West, M.D.	36,588

(3)	Mr. Epstein was appointed to our Board in February 2024 and his compensation was prorated for his service.
(4)	Mr. Ghenchev resigned from our Board as of June 13, 2024 (the “IPO Date”).

Non-Employee Director Compensation Policy

Our Board adopted a non-employee director compensation policy in February 2024, which became effective as of the IPO Date and is applicable to all of our non-employee directors. This compensation policy provides that each such non-employee director is eligible to receive the following compensation for service on our Board:

•	an annual cash retainer of $50,000 (plus an additional $12,500 for the non-executive chair or lead independent director of our Board, if any);

•	an additional annual cash retainer of $12,500 for service as a member of the audit committee, compensation committee and the nominating and corporate governance committee;

•	an initial RSU grant having a grant date fair value of $500,000 on the date of each such non-employee director’s appointment to our Board;

•

a refresh RSU grant having a grant date fair value of $500,000 on the fifth anniversary of such non-employee director’s initial RSU grant or initial public offering grant, as described below; as applicable; and

•	an annual RSU grant having a grant date fair value of $125,000 on the date of each of our annual stockholder meetings.

Under the non-employee director compensation policy, all annual cash compensation amounts will be payable in equal quarterly installments in arrears, on the last day of each fiscal quarter in which the service occurred. In addition, each non-employee director may elect on an annual basis to receive all or a portion of his or her eligible cash compensation in the form of RSUs, which will generally vest in substantially equal quarterly installments on the last day of each fiscal quarter over the number of quarters to which the election applies, subject to the director’s continuous service to us through each applicable vesting date.

In connection with the initial public offering of our Class A common stock (“our IPO”) and effective as of the IPO Date, we granted each of our non-employee directors 13,514 RSUs representing a grant date fair value of $500,000. Each such RSU grant vests in substantially equal quarterly installments over the five-year period that commenced on September 13, 2024, subject to the director’s continuous service to us through each vesting date.

Each of the RSU grants described above under the non-employee director compensation policy has been, or will be, granted under the 2024 Plan. Each of the initial RSU grants and grants made in connection with our IPO, as applicable, will vest in substantially equal quarterly installments over a five-year period, subject to the director’s continuous service to us through each vesting date. Each annual RSU grant will vest and become exercisable subject to the director’s continuous service to us through the earlier of the first anniversary of the date of grant or the next annual stockholder meeting.

Non-Employee Directors Deferred Compensation Plan

Our Board also adopted a non-employee directors deferred compensation plan in August 2024. The deferred compensation plan allows our non-employee directors to defer the settlement of RSUs awarded in consideration of services provided to the Company, including RSUs elected to be received in lieu of cash compensation, to the earlier to occur of their separation from service as a member of the Board or a change in control of the Company. Any RSUs that are deferred are converted into deferred stock units, which are credited to a bookkeeping account, and which will be settled in shares of our Class A common stock in a lump sum at the time of the applicable triggering event.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting and recommended that stockholders ratify such selection. PricewaterhouseCoopers LLP has audited our financial statements since 2019. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to Tempus for the fiscal years ended December 31, 2023 and 2024 by PricewaterhouseCoopers LLP, our principal accountant.

	Fiscal Year Ended
	2024	2023
	(in thousands)
Audit Fees(1)	$2,617	$1,628
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	2	4

Total Fees	$2,619	$1,632

(1)

“Audit Fees” consist of fees incurred for professional services rendered in connection with the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and issuances of consents and other services related to SEC matters. This category also includes fees for services incurred in connection with nonrecurring transactions.

(2)	“All Other Fees” consist of subscription fees for use of the PricewaterhouseCoopers LLP research tools.

All fees incurred subsequent to our IPO in June 2024 were pre-approved by our Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and permitted non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.

Audit Committee Report

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the Nasdaq listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, proper application of accounting principles, and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”).

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2024, with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

THE AUDIT COMMITTEE

Eric D. Belcher (Chair)

Peter J. Barris

Wayne A.I. Frederick, M.D.

Our Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

(PROPOSAL 2 ON YOUR NOTICE OF INTERNET AVAILABILITY)

PROPOSAL 3: APPROVAL OF REINCORPORATION

Our Board has declared advisable and approved a proposal to reincorporate, by conversion, the Company from a corporation organized under the laws of the State of Delaware (the “Delaware Corporation”) to a corporation organized under the laws of the State of Nevada (the “Nevada Corporation”) (such conversion of the Delaware Corporation into the Nevada Corporation, the “Reincorporation”) pursuant to the plan of conversion (the “Plan of Conversion”), included as Annex B to this Proxy Statement. The Board recommends that our stockholders approve the Reincorporation, as more fully described in this Proposal 3, the Plan of Conversion, the Nevada Charter (as defined below), the Nevada Bylaws (as defined below) and adopt the resolution of the Board approving the Reincorporation, which is included as Annex A to this Proxy Statement (the “Reincorporation Resolution”). The Board retains the discretion to abandon the Reincorporation even if this Proposal 3 is approved by our stockholders. If completed, upon the completion of the Reincorporation, the Company will become a Nevada corporation and will continue to operate our business under our current name, “Tempus AI, Inc.”

Principal Terms of the Reincorporation

Our Board has approved, and recommends that our stockholders approve, the Reincorporation, pursuant to which the Company would, subject to the Board’s discretion to abandon the Reincorporation even if this proposal is approved by our stockholders, be converted from a corporation organized under the laws of the State of Delaware to the Nevada Corporation, organized under the laws of the State of Nevada, the Plan of Conversion, the Nevada Charter, the Nevada Bylaws and the Reincorporation Resolution.

The Reincorporation, if approved by our stockholders, will be effected through a conversion pursuant to Section 266 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and Sections 92A.195 and 92A.205 of the Nevada Revised Statutes, as amended (the “NRS”), as set forth in the Plan of Conversion. Approval of this Proposal 3 will constitute approval of the Plan of Conversion, the Nevada Charter and the Nevada Bylaws.

Upon the effectiveness of the Reincorporation pursuant to the Plan of Conversion:

•

The Company will continue in existence as a Nevada corporation and will continue to operate our business under our current name, “Tempus AI, Inc.” The corporate existence of Tempus AI, Inc. will not cease at any time.

•

The internal affairs of the Company will cease to be governed by Delaware law and will instead be subject to Nevada law. See “What Changes After Reincorporation?—Certain Differences in Stockholder Rights under Delaware and Nevada Law” below.

•

The Company will cease to be governed by our existing Thirteenth Amended and Restated Certificate of Incorporation (the “Delaware Charter”), which is incorporated by reference to the Company’s Form 8-K filed with the SEC on June 17, 2024, and the amended and restated bylaws (the “Delaware Bylaws”), which are incorporated by reference to the Company’s Form 8-K filed with the SEC on June 17, 2024, and will instead be subject to the provisions of the proposed Nevada articles of incorporation (the “Nevada Charter”) and the proposed Nevada bylaws (the “Nevada Bylaws”), forms of which are included as Annex C and Annex D, respectively, to this Proxy Statement. See “What Changes After Reincorporation?—Certain Differences Between the Delaware Charter and Bylaws and Nevada Charter and Bylaws” below.

•

The Reincorporation will not result in any change in headquarters, business, jobs, management, properties, location of any of our offices or facilities, number of employees, obligations, assets, liabilities or net worth (other than as a result of the transaction costs related to the Reincorporation).

•	Each outstanding share of our Class A common stock will be automatically converted into one outstanding share of Class A common stock of the Nevada Corporation pursuant to the Plan of Conversion.

•	Each outstanding share of our Class B common stock will be automatically converted into one outstanding share of the Class B common stock of the Nevada Corporation pursuant to the Plan of Conversion.

•	Each book entry credit with the Company’s transfer agent, Equiniti Trust Company, LLC, will be automatically updated without any action required on behalf of the stockholders.

•

Each outstanding restricted stock award, restricted stock unit (including performance units), option, warrant or other right to acquire shares of our Class A common stock or Class B common stock, as applicable, will continue in existence and automatically become a restricted stock award, restricted stock unit, option, warrant or other right to acquire an equal number of shares of Class A common stock or Class B common stock, as applicable, of the Nevada Corporation under the same terms and conditions.

•

Our Class A common stock will continue to be traded on The Nasdaq Global Select Market under the symbol “TEM.” We do not expect any interruption in the trading of our Class A common stock as a result of the Reincorporation.

The Reincorporation may be delayed by our Board, or the Plan of Conversion may be terminated and abandoned by action of our Board, in its sole discretion (including any duly authorized committee thereof), at any time prior to the effectiveness of the conversion (the “Effective Time”), if our Board determines for any reason that such delay, termination or abandonment would be in the best interests of the Company and all of its stockholders. We anticipate that the Board will effectuate or otherwise abandon the Reincorporation prior to the Company’s 2027 annual meeting of stockholders.

Reasons for the Reincorporation

As part of its ongoing oversight, direction and management of the Company’s business, the Board and management of the Company have, from time to time, considered and explored the issue of the Company’s jurisdiction of incorporation without reaching a decision. These discussions were in response to a number of factors, including the need for the Company to be able to operate with flexibility and the increasingly litigious environment in Delaware.

Our Board believes that there are several reasons the Reincorporation is in the best interests of the Company and its stockholders. In particular, the Board believes that it is important for the Company to be able to operate with flexibility and it would be competitively advantageous for the Company to have a predictable, statute-focused legal environment during a time of rapid business change.

The Board considered Nevada’s statute-focused approach to corporate law and other merits of Nevada law and determined that Nevada’s approach to corporate law is likely to foster more predictability than Delaware’s approach at the current time. The Board believes that Nevada can offer more predictability and certainty in decision-making because of its statute-focused legal environment. NRS Chapter 78, which governs Nevada corporations. is generally recognized as a comprehensive and thoughtfully maintained state corporate statute. Among other things, the Nevada statutes codify the fiduciary duties of directors and officers, which decreases reliance on judicial interpretation and promotes stability and certainty for corporate decision-making. As we look to our planned growth, strategic decisions and plan for the years to come, removing ambiguity resulting from the prioritization of judicial interpretation can offer our Board and management clearer guideposts for action that will benefit our stockholders.

The Board also considered the increasingly litigious environment in Delaware, which has engendered less meritorious and costly litigation and has the potential to cause unnecessary distraction to the Company’s directors and management team and potential delay in the Company’s response to the evolving business environment. The Board believes that a more stable and predictable legal environment will better permit the Company to respond to emerging business trends and conditions as needed.

Further, the Reincorporation is expected to provide additional corporate flexibility in connection with certain corporate transactions. However, note that the Reincorporation is not being effected to prevent a change in control, nor is it in response to any present attempt known to our Board to acquire control of the Company or obtain representation on our Board. In connection with the Reincorporation, the Nevada Corporation will opt out of certain Nevada statutes that may discourage unsolicited takeovers. Nevertheless, certain effects of the proposed Reincorporation may be considered to have anti-takeover implications by virtue of being subject to Nevada law.

Finally, the Reincorporation will eliminate our obligation to pay the annual Delaware franchise tax, which we expect will result in substantial savings to us over the long term.

Certain Risks Associated with the Reincorporation

Although the Board believes that the Reincorporation is in the best interests of the Company and its stockholders at this time, the Board retains the discretion to abandon the Reincorporation at any time and will evaluate the then-current laws of Delaware and Nevada prior to determining whether to effectuate the Reincorporation. Even if the Reincorporation is effected, there can be no assurance that the Reincorporation will result in all or any of the benefits described in this Proxy Statement, including the benefits of or resulting from incorporation in Nevada or the application of Nevada law to the internal affairs of the Company.

For the Company’s comparison of stockholders’ rights and the material substantive provisions that apply to the board of directors and executive officers under Delaware and Nevada law, see “What Changes After Reincorporation?—Certain Differences in Stockholder Rights under Delaware and Nevada Law” below.

Certain Differences Between Delaware and Nevada Law

Although our Board believes that the rights of stockholders under the DGCL and the NRS are substantially the same, the DGCL and Delaware case law collectively are different in certain respects than the NRS and existing Nevada case law in ways that may affect the rights of our stockholders. See the Company’s summary of certain differences in the section titled “What Changes After Reincorporation? —Certain Differences in Stockholder Rights under Delaware and Nevada Law.” For instance, as further explained in the Company’s summary below, under the NRS, a stockholder may inspect a Nevada corporation’s articles of incorporation, bylaws and stock ledger, subject to certain limitations, if such stockholder holds at least 5% of the outstanding shares of stock of the Nevada corporation or has been a holder of shares for at least six months. In addition, the NRS provides that a stockholder may inspect the books of account and financial statements of a Nevada corporation if such stockholder holds at least 15% of the outstanding shares of stock of the Nevada corporation; however, these additional inspection rights are generally not available for stockholders of publicly traded companies. The DGCL, by comparison, does not require that a stockholder hold a certain number of shares or hold such shares for a stated period of time prior to exercising their books and records inspection rights. Thus, it is possible that some of our stockholders entitled to make a books and records demand today (as stockholders in a Delaware corporation) will not be able to make a similar demand following the Reincorporation.

In addition, the NRS expressly permits directors and officers to consider all relevant facts, circumstances, contingencies or constituencies, including approving or taking an action that factors in the interests of stakeholders other than the corporation’s stockholders, such as employees, suppliers and the community. Under Delaware law, by comparison, there is no express statutory authority to consider such interests, and fiduciary duties in most circumstances require directors to seek to maximize the value of the corporation for the long-term benefit of the stockholders unless the corporation is specifically incorporated as a public benefit corporation. As a result, as a Nevada corporation, it is possible that our directors and officers may consider the interests of other constituencies in a manner different from what Delaware law may require.

Our Board has identified certain other areas where the law in Nevada differs in some respect from that of Delaware. These are generally procedural in nature. The potentially most important area is related to antitakeover protections. Both Delaware and Nevada permit a range of antitakeover defenses, including poison pills. Both states have prohibitions (unless statutorily mandated conditions are met) on business combinations with “interested” stockholders owning certain proportions of the outstanding shares, though they apply at different ownership thresholds and have differing moratorium periods: 15% of the voting power of the outstanding voting stock for three years in Delaware and 10% of the voting or investment power of the outstanding voting stock for up to four years in Nevada. Both allow for classified boards of directors, though there are different default standards for director removal: in Delaware, unless the certificate of incorporation provides otherwise, directors on a classified board may only be removed for cause and by the holders of at least a majority of the voting power of the outstanding shares entitled to vote at an election of directors, and in Nevada, there is no distinction between removals for cause and removals without cause, and a two-thirds stockholder vote is generally required to remove any director. Another potential area of difference involves cash-out merger transactions (i.e., when one company buys another company and pays the stockholders of the bought company in cash) and directors’ obligations: in such transactions, the NRS allows directors to consider all relevant facts, circumstances, contingencies or constituencies, which may include the interests of stakeholders other than stockholders. Delaware law, at least in certain circumstances, requires directors to accept the highest price reasonably available, although in many circumstances directors are allowed, as directors of a Nevada corporation would be, to “just say no” to a potential transaction and consider the long-term interests of the corporation and its stockholders.

There may be further changes to the DGCL and/or the NRS that are not currently contemplated and we cannot predict the nature or extent of any such future changes to the DGCL and/or the NRS. If this Proposal 3 is approved, the Board will consider any such future changes when determining whether it is in the best interests of the Company and its stockholders to effectuate or otherwise abandon the Reincorporation and will have the discretion to determine whether or not to effectuate or abandon the Reincorporation based, in part, on such future changes. We anticipate that the Board will effectuate or otherwise abandon the Reincorporation prior to the Company’s 2027 annual meeting of stockholders.

Finally, there are various important common law doctrines under Delaware law that have not been adopted by Nevada courts or adopted in the Nevada statutes.

Transaction Costs and Litigation Risk

We have incurred and will incur certain costs in connection with the Reincorporation, including certain filing fees and legal and other transaction costs. We believe a majority of the costs related to the transaction have already been incurred or will be incurred in connection with the delivery of this Proxy Statement to stockholders regardless of whether the Reincorporation is ultimately completed. Many of the expenses that will be incurred and other potential transaction costs are difficult to accurately estimate at the present time, and additional unanticipated costs may be incurred in connection with the Reincorporation.

It is also possible that the Reincorporation, regardless of merit, results in litigation, with additional expense and distraction for the Company. Further, if a court determines that any such litigation has merit, we may be required to pay substantial monetary damages or attorneys’ fees.

What Changes After Reincorporation?

The Reincorporation will effect a change in the legal domicile for the Company and other changes, the most significant of which are described below. Following the Reincorporation, we will be governed by the NRS instead of the DGCL, and we will be governed by the Nevada Charter and the Nevada Bylaws. Approval of this Proposal 3 will constitute approval of the Nevada Charter and the Nevada Bylaws. The Delaware Charter and the Delaware Bylaws will no longer be applicable following completion of the Reincorporation. Copies of the Delaware Charter and the Delaware Bylaws are incorporated by reference into this Proxy Statement and copies of the Nevada Charter and the Nevada Bylaws are included as Appendix C and D, respectively, to this Proxy Statement.

Certain Differences Between the Delaware Charter and Bylaws and the Nevada Charter and Bylaws

The Nevada Charter and the Nevada Bylaws have been drafted with an intent to parallel the Delaware Charter and the Delaware Bylaws to the extent legally possible. However, there are differences between what your rights are under Delaware law and what they will be under Nevada law. In addition, there are differences between the Delaware Charter and Delaware Bylaws and the Nevada Charter and Nevada Bylaws as they will be in effect after the Reincorporation, particularly with respect to changes (i) that are required by Nevada law or (ii) that are necessary in order to preserve the current rights of stockholders and powers of the Board following the Reincorporation. The following discussion is a summary of certain differences between the Delaware Charter and Delaware Bylaws and the Nevada Charter and Nevada Bylaws. This summary does not cover all the differences between the Delaware Charter and Delaware Bylaws and the Nevada Charter and Nevada Bylaws. This summary is subject to the complete text of the relevant provisions of the DGCL, the Delaware Charter and Delaware Bylaws, the NRS and the Nevada Charter and Nevada Bylaws. We encourage you to read those documents carefully.

Provision	Delaware	Nevada
Charter Regarding Limitation of Liability of Directors and Officers

The Delaware Charter provides that, to the fullest extent permitted by the DGCL, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty.

The Delaware Charter also provides that, to the fullest extent permitted by the DGCL, an officer of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as an officer, except (a) for any breach of the officer’s duty of loyalty to the Company or its stockholders; (b) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (c) for any transaction in which the director received an improper personal benefit; or (d) arising from any action brought by or in the right of the Company.

The NRS, which the Nevada Charter follows, provides that directors and officers are not individually liable to the Company, its stockholders or creditors, unless the presumption of Nevada’s codified “business judgment rule” has been rebutted and it is proven that such person has breached such person’s fiduciary duties as a director or officer and such breach involved intentional misconduct, fraud or a knowing violation of law. Note that Nevada law, which covers both directors and officers, does not categorically exempt breaches of duty of loyalty from exculpation.

Charter Regarding Forum Adjudication for Disputes

Under the Delaware Charter, the Delaware Court of Chancery is the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee of the Company or any stockholder to the Company or the Company’s stockholders, (3) any action or proceeding asserting a claim arising pursuant to the DGCL, the Delaware Charter or Delaware Bylaws; (4) any action or proceeding to interpret, apply, enforce or

Under the Nevada Charter, the Eighth Judicial District Court of the State of Nevada, in Clark County, Nevada shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee of the Company or any stockholder to the Company or the Company’s stockholders, (3) any action or proceeding asserting a claim arising pursuant to the NRS, the Nevada Charter or Nevada Bylaws; (4) any action or

Provision	Delaware	Nevada

determine the validity of the Delaware Charter or Delaware Bylaws, (5) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware, or (6) any action asserting a claim governed by the internal affairs doctrine. The Delaware Charter further provides that the federal district courts of the United States of America are the sole and exclusive forum for the resolution of any claim asserting a cause of action under the Securities Act of 1933, as amended.

proceeding to interpret, apply, enforce or determine the validity of the Nevada Charter or Nevada Bylaws, (5) any internal action (as defined in NRS 78.046) and any action or proceeding as to which NRS Title 7 confers jurisdiction to the District Courts of the State of Nevada, or (6) any action asserting a claim governed by the internal affairs doctrine. The Nevada Charter further provide that the federal district courts of the United States of America are the sole and exclusive forum for the resolution of any claim asserting a cause of action under the Securities Act of 1933, as amended.

Bylaws Regarding Proxies	Under the DGCL and the Delaware Bylaws, no proxy authorized by a stockholder shall be valid after three years from the date of its execution unless the proxy provides for a longer period.

The Nevada Bylaws provide that no proxy shall be voted or acted upon after six months from its date, unless the proxy provides for a longer period, which may not exceed seven years unless the proxy is deemed irrevocable pursuant to the applicable provisions of the NRS.

Charter and Bylaws Regarding Removal of Directors

The Delaware Charter and the Delaware Bylaws provide that any director may be removed at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares then entitled to vote for the election of directors.

The Nevada Charter and the Nevada Bylaws provide that any director may be removed from office at any time, with or without cause, in accordance with the NRS. Under the NRS, a director may only be removed by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.

Charter Regarding Acquisition of Controlling Interest Statutes	The Delaware Charter does not contain such a provision, and the DGCL does not contain provisions similar to the NRS relating to the acquisition of controlling interests.

The Nevada Bylaws provide that the provisions of the NRS relating to acquisitions of controlling interests in the Company do not apply to the Company or to any acquisition of shares of the Company’s capital stock. See the Company’s summary of the Nevada acquisition of controlling interest statutes in the section titled “Acquisition of Controlling Interests.”

Anti-Takeover Implications of the Reincorporation

The Reincorporation is not being effected to prevent a sale of the Company, nor is it in response to any present attempt known to our Board to acquire control of the Company or obtain representation on our Board. Moreover, as of the date of this Proxy Statement, Mr. Lefkofsky and his affiliates beneficially own approximately 59.9% of the voting power of the Company’s capital stock, and accordingly have the ability to discourage, delay, or prevent any attempt to acquire control of the Company. Nevertheless, certain effects of the Reincorporation may be considered to have anti-takeover implications by virtue of being subject to Nevada law.

Delaware law and the Delaware Charter and Delaware Bylaws contain provisions that may have the effect of deterring hostile takeover attempts. A hostile takeover attempt may have a positive or negative effect on the Company and its stockholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by our Board can be opportunistically timed to take advantage of an artificially depressed stock price. Takeover attempts can also be coercively structured, can disrupt the business and management of a corporation and can generally present a risk of terms that may be less favorable than would be available in a board-approved transaction. In contrast, transactions approved by our Board may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its stockholders by determining and pursuing the best strategic alternative, obtaining negotiating leverage to achieve the best terms available, and giving due consideration to matters such as tax planning, the management and business of the acquiring corporation and the most effective deployment of corporate assets.

Our Board recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may be beneficial to stockholders, providing them with considerable value for their shares. However, our Board believes that the potential disadvantages of unapproved takeover attempts are sufficiently great that prudent measures are needed to give our Board the time and flexibility to determine and pursue potentially superior strategic alternatives and take other appropriate action in an effort to maximize stockholder value in accordance with Delaware law. Accordingly, the Delaware Charter and Delaware Bylaws include certain provisions that are intended to accomplish these objectives, but which may have the effect of discouraging or deterring hostile takeover attempts.

Nevada law includes some additional features that may deter hostile takeover attempts. The Nevada Charter contains certain anti-takeover provisions similar to those set forth in the Delaware Charter; both the Delaware Charter and Nevada Charter allow vacancies on the Board and the size of the Board to be set:

•

before the Final Conversion Date (as defined below in “—Dual-Class Capital Structure”), by (i) a resolution approved by the affirmative vote of the holders of a majority of the voting power of the Class A common stock and Class B common stock, voting together as a single class, or (ii) by the Board; and

•	on and after the Final Conversion Date, only by the Board.

Notwithstanding these similarities, there are certain differences between Nevada and Delaware law which could have a bearing on unapproved takeover attempts. For example, as discussed in greater detail below, the NRS regulates certain business combinations with “interested stockholders” more stringently than the DGCL does in certain respects. Additionally, when a Nevada corporation has a classified board, directors may be removed with or without cause, unlike in Delaware where cause is generally required for removal. Under Nevada law, the default stockholder voting standard for the removal of directors is at least two-thirds of the outstanding voting power of the stockholders, while under Delaware law the default standard is a majority of the outstanding stockholder voting power. Nevada also has statutes regulating the acquisition of certain “control shares” that can inhibit certain takeover attempts, but the Company has elected to opt out of the application of those statutes in the Nevada Bylaws.

Our Board may in the future propose other measures designed to address hostile takeovers apart from those discussed in this Proxy Statement, if warranted from time to time in the judgment of our Board.

Certain Differences in Stockholder Rights under Delaware and Nevada Law

The rights of our stockholders are currently governed by the DGCL, the Delaware Charter and the Delaware Bylaws. Following completion of the Reincorporation, the rights of our stockholders will be governed by the NRS, the Nevada Charter and the Nevada Bylaws.

The statutory corporate laws of Nevada, as governed by the NRS, are similar in many respects to those of Delaware, as governed by the DGCL. However, there are certain differences that may affect your rights as a stockholder, as well as the corporate governance of the Company. The following are brief summaries of material differences between the current rights of stockholders of the Company and the rights of stockholders of the Company following completion of the Reincorporation. The following discussion does not provide a complete description of the differences that may affect you. This summary is qualified in its entirety by reference to the NRS and DGCL as well as the Delaware Charter and Delaware Bylaws and the Nevada Charter and Nevada Bylaws.

Increasing or Decreasing Authorized Capital Stock

NRS 78.207 allows the board of directors of a corporation, unless restricted by the articles of incorporation, to increase or decrease the number of authorized shares of a class or series of the corporation’s capital stock and correspondingly effect a forward or reverse split of the outstanding shares of such class or series (and change the par value thereof) without a vote of the stockholders, so long as the action taken does not adversely change or alter any right or preference of the stockholders and does not include any provision or provisions pursuant to which only money will be paid or scrip issued to stockholders who collectively hold 10% or more of the outstanding shares of the affected class and series, and who would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all of their outstanding shares. Under Delaware law, subject to certain exceptions, such actions typically require a vote of the stockholders.

Classified Board of Directors

The DGCL permits any Delaware corporation to classify its board of directors into as many as three classes with staggered terms of office. If this is done, the stockholders elect only one class each year, and each class would have a term of office of three years. The NRS also permits any Nevada corporation to classify its board of directors into any number of classes with staggered terms of office, so long as at least one-fourth of the total number of directors is elected annually.

Currently, both the Delaware Charter and Nevada Charter provide that all directors shall be elected at each annual meeting of stockholders.

Cumulative Voting

Cumulative voting for directors entitles each stockholder to cast a number of votes that is equal to the number of voting shares held by such stockholder multiplied by the number of directors to be elected and to cast all such votes for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the board of directors where such stockholders would not be able to elect any directors without cumulative voting.

Although the DGCL provides for cumulative voting rights by default, a Delaware corporation may provide in its certificate of incorporation for cumulative voting in the election of directors. The NRS also does not generally grant stockholders cumulative voting rights but permits any Nevada corporation to provide in its articles of incorporation the right to cumulative voting in the election of directors as long as certain procedures are followed.

The Delaware Charter does not provide for cumulative voting in the election of directors. Similarly, the Nevada Charter does not provide for cumulative voting.

Vacancies

Under both the DGCL and the NRS, subject to the certificate or articles of incorporation and bylaws, vacancies on the board of directors, including those resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director so appointed will hold office for the remainder of the term of the director no longer on the board.

Removal of Directors

Under the DGCL, unless the certificate of incorporation provides for a higher voting standard, the holders of a majority of the voting power of the outstanding shares (or class or series of shares, if the removal without cause is of a director which is elected by only that class or series) entitled to vote at an election of directors may vote to remove any director or the entire board with or without cause unless (i) the board is a classified board, in which case (unless the certificate of incorporation otherwise provides) directors may be removed only for cause, or (ii) the corporation has cumulative voting, in which case, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her. The NRS requires the vote of the holders of at least two-thirds of the voting power of the shares (or class or series of shares, if the removal is of a director which is elected by only that class or series) of the issued and outstanding stock entitled to vote at an election of directors in order to remove a director or all of the directors. The articles of incorporation may provide for a voting threshold higher than two-thirds of the voting power, but not lower. Furthermore, the NRS does not make a distinction between removals for cause and removals without cause.

Fiduciary Duties and Business Judgment

Nevada, like most jurisdictions, requires that directors and officers of Nevada corporations exercise their powers in good faith and with a view to the interests of the corporation but, unlike some other jurisdictions, including Delaware, fiduciary duties of directors and officers are codified in the NRS. As a matter of statute, directors and officers, in making business decisions, are presumed to act in good faith, on an informed basis and with a view to the interests of the corporation. In performing such duties, directors and officers may exercise their business judgment in reliance on information, opinions, reports, financial statements and other financial data prepared or presented by corporate directors, officers or employees who are reasonably believed to be reliable and competent. Reliance may also be extended to legal counsel, public accountants, advisers, bankers or other persons reasonably believed to be competent, and to the work of a committee (on which the particular director or officer does not serve) if the committee was established and empowered by the corporation’s board of directors, and if the committee’s work was within its designated authority and was about matters on which the committee was reasonably believed to merit confidence. However, directors and officers may not rely on such information, opinions, reports, books of account or similar statements if they have knowledge concerning the matter in question that would make such reliance unwarranted.

Under Delaware law, a corporation’s directors are charged with fiduciary duties of care and loyalty. The duty of care requires that directors act in an informed and deliberate manner and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the corporation and its stockholder. A party challenging the propriety of a decision by a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the ‘business judgment rule’. If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second-guessed. Under Delaware law, members of the board of directors or any committee designated by the board of directors are similarly entitled to rely in good faith upon the records of the corporation and upon such information, opinions, reports and statements presented to the corporation by corporate officers, employees, committees of the board of directors or other persons as to matters such member reasonably believes are within such other person’s professional or expert competence, provided that such other person has been selected with reasonable care by or on behalf of the corporation. Such appropriate reliance on records and other information protects directors from liability related to decisions made based on such records and other information. Nevada law extends the statutory protection for reliance on such persons to corporate officers.

Flexibility for Decisions, Including Takeovers

The Board believes that Nevada provides directors with more discretion than Delaware in making corporate decisions, including decisions made in takeover situations. Under Nevada law, director and officer actions taken in response to a change or potential change in control are generally granted the benefits of the protections of the business judgment rule. However, in the case of an action to resist a change or potential change in control that impedes the rights of stockholders to vote for or remove directors, directors will only be given the benefit of the protections of the business judgment rule if the directors have reasonable grounds to believe a threat to corporate policy and effectiveness exists and the action taken that impedes the exercise of the stockholders’ rights is reasonable in relation to such threat; however, the NRS clarifies that this heightened standard does not apply to (i) actions that only affect the time of the exercise of stockholders’ voting rights or (ii) the adoption or signing of stockholder rights plans commonly referred to as “poison pills”.

In exercising their powers, including in response to a change or potential change of control, directors and officers of Nevada corporations may consider all relevant facts, circumstances, contingencies or constituencies, which may include, without limitation, the effect of the decision on corporate constituencies, including, without limitation, the corporation’s employees, suppliers, creditors and customers, the economy of the state or nation, the interests of the community and society in general, and the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. To underscore the discretion of directors and officers of Nevada corporations, the NRS specifically states that such directors and officers are not required to consider the effect of a proposed corporate action upon any constituency as a dominant factor. Further, a director may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change of control is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies, including that there are reasonable grounds to believe that, within a reasonable time the corporation or any successor would be or become insolvent or subjected to bankruptcy proceedings.

The DGCL does not provide a similar list of statutory factors that corporate directors and officers may consider in making decisions. Delaware law generally provides that the purpose of directors’ and officers’ fiduciary duties is to advance the best interests of the corporation and its stockholders, although in many circumstances, directors and officers can take into account a range of factors in advancing those interests. Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in the sale of control of the corporation. Thus, the Board believes that the flexibility granted to directors of Nevada corporations when making business decisions, including in the context of a hostile takeover, are greater than those granted to directors of Delaware corporations.

Interested Directors and Officers and Controlling Stockholder Transactions

Section 144 of the DGCL provides safe harbor protection for acts or transactions in which directors, officers or controlling stockholders may have an interest, so long as the procedures set forth therein are utilized or the acts or transactions are fair to the corporation.

Interested Directors and Officers

A transaction between or involving the corporation (or one or more of its subsidiaries) and a director or officer of the corporation may not be subject to equitable relief or give rise to an award of damages against a director or officer of the corporation as a result of the fact that (i) the director or officer is interested in the transaction, (ii) the director or officer received any benefit from the transaction or (iii) the director or officer is present at or participates in the meeting of the board or committee which authorizes the transaction, or was involved in the initiation, negotiation or approval of the transaction (including by virtue of the director’s vote being counted for such purposes), if any of the following conditions are met: (i) the material facts as to the director’s or officer’s relationship or interest in the transaction, including any involvement in the initiation, negotiation or approval of the transaction, are disclosed or known to the board or committee of the board, and the board or committee in good faith and without gross negligence authorizes the transaction by the affirmative vote of a majority of the disinterested directors then serving on the board or such committee (provided that if a majority of the directors are not disinterested with respect to the transaction, such transaction shall be approved or recommended for approval by a committee of the board that consists of two or more directors, each of whom the board has determined to be a disinterested director with respect to the transaction); (ii) the transaction is approved or ratified by an informed, uncoerced affirmative vote of a majority of the votes cast by the disinterested stockholders; or (iii) the transaction is fair as to the corporation and its stockholders.

Controlling Stockholder Transactions (Other than a Going Private Transaction)

A transaction between the corporation and a controlling stockholder or a transaction from which a controlling stockholder receives a financial or other benefit not shared with the corporation’s stockholders generally (a “controlling stockholder transaction”) may not be the subject of equitable relief or give rise to an award of damages against a director or officer of the corporation or a controlling stockholder by reason of a breach of fiduciary duty by a director, officer or controlling stockholder if any of the following conditions are met: (i) the material facts as to the controlling stockholder transaction are disclosed or known to a committee of the board expressly delegated the authority to negotiate and to reject the controlling stockholder transaction, and such controlling stockholder transaction is approved (or recommended for approval) in good faith and without gross negligence by a majority of the disinterested directors then serving on the committee (provided that the committee consists of two or more directors, each of whom the board has determined to be a disinterested directors with respect to the controlling stockholder transaction); (ii) the controlling stockholder transaction is conditioned, by its terms, as in effect at the time it is submitted to the stockholders for their approval or ratification, on the approval or ratification by disinterested stockholders and such controlling stockholder transaction is approved or ratified by an informed, uncoerced affirmative vote of a majority of the votes cast by the disinterested stockholders; or (iii) the controlling stockholder transaction is fair as to the corporation and its stockholders.

Controlling Stockholder Transaction Constituting a Going Private Transaction

A controlling stockholder transaction constituting a going private transaction may not be the subject of equitable relief, or give rise to an award of damages against a director or officer of the corporation or a controlling stockholder by reason of a breach of fiduciary duty by a director, officer or controlling stockholder if any of the following conditions are met: (i) the controlling stockholder transaction is approved (or recommended for approval) in accordance with clause (i) described in the preceding paragraph (related to Controlling Stockholder Transactions (Other than a Going Private Transaction)) and approved in accordance with clause (ii) described in the preceding paragraph (related to Controlling Stockholder Transactions (Other than a Going Private Transaction)) or (ii) such controlling stockholder transaction is fair as to the corporation and its stockholders.

Controlling Stockholder Exculpation

Section 144 also provides that no person who is a controlling stockholder shall be liable in such capacity to the corporation or its stockholders for monetary damages for breach of fiduciary duty other than for a breach of the duty of loyalty to the corporation and its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law or any transaction from which the person derived an improper personal benefit.

Disinterested Directors and Controlling Stockholder Defined

In addition, Section 144 provides that any director of a corporation that has a class of stock listed on a national securities exchange shall be presumed to be a disinterested director with respect to a transaction which such director is not a party if the board shall be determined that such director satisfies the applicable criteria for determining director independent from the corporation, and if applicable with respect to the transaction of the controlling stockholder, under the rules promulgated under such exchange, which presumption may only be rebutted by substantial and particularized facts that such director has a material interest in the transaction or has a material relationship with a person with a material interest in such transaction. For purposes of Section 144, a controlling stockholder means any person that, together with such person’s affiliates and associates, (i) owns or controls a majority in voting power of the outstanding stock entitled to vote generally in the election or directors, (ii) has the right, by contract or otherwise, to cause the election of nominees who are selected at the discretion or such person and who constitute a majority of the board or (iii) has the power functionally equivalent to that of a stockholder that owns or control a majority in voting power of the outstanding stock of the corporation entitled to vote generally in the election of directors by virtue of ownership or control of at least one-third of the voting power of the outstanding stock of the corporation entitled to vote generally in the election of directors.

NRS 78.140 provides a statutory framework for the approval of transactions between a corporation and a director or officer who has an interest in such transaction. Under this framework, such an interested transaction will not be void or voidable if: (a) the interest is disclosed to the board of directors or a committee thereof, and the disinterested directors or committee members approve such transaction in good faith; (b) the interest is disclosed to the stockholders of the corporation, and the stockholders holding a majority of the voting power approve or ratify the transaction in good faith; (c) the interest is not known to the interested director or officer at the time the transaction is brought before the board of directors for action; or (d) the transaction is fair to the corporation at the time it is authorized or approved. The NRS does not contain specific provisions that specify requirements related to transactions with controlling stockholders, but the Nevada Supreme Court has clarified that Nevada’s codified business judgment rule, and not an “entire fairness” standard, applies to judicial review of director and officer actions in the context of a transaction with a controlling stockholder. However, neither the NRS nor Nevada case law has precisely delineated the scope or extent of the fiduciary duties of controlling stockholders as such.

Limitation on Personal Liability of Directors and Officers

Both the DGCL and the NRS, by way of statutory provisions or permitted provisions in corporate charter documents, eliminate or limit the personal liability of directors and officers to the corporation or their stockholders for monetary damages for breach of a director’s or officer’s fiduciary duty, subject to the differences discussed below.

The DGCL precludes liability limitation for directors and executive officers for breach of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, any transaction from which the director or officer derived an improper personal benefit, with respect to directors only, for paying dividends or repurchasing stock out of other than lawfully available funds and, with respect to officers only, for any action by or in the right of the corporation. Under the NRS, in order for a director or officer to be individually liable to the corporation or its stockholders or creditors for damages as a result of any act or failure to act, the presumption of the business judgment rule, as codified in NRS 78.138(3), must be rebutted and it must be proven that the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and that the breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Unlike the DGCL, however, the limitation on director and officer liability under the NRS does not distinguish, as categorically excluded from its protections, breaches of the duty of loyalty or transactions from which a director derives an improper personal benefit. Personal liability of directors for distributions made in violation of the NRS is limited by the same standard.

Both the DGCL and the NRS permit limitation of liability for both directors and officers, though the NRS expressly also applies this limitation with respect to individual liabilities of directors or officers to creditors of the corporation. Furthermore, under the NRS, it is not necessary to adopt provisions in the articles of incorporation limiting personal liability of directors or officers as this limitation is provided by statute as a default. Under Delaware law, the exculpation of officers (namely, the chief executive officer, president, chief financial officer, chief operating officer, chief legal officer, controller, treasurer and chief accounting officer, as well as any other persons identified as “named executive officers” in a company’s most recent SEC filings or any officer who, by written agreement consented to be identified as an officer for such purposes)) is authorized only in connection with direct claims brought by stockholders, including class actions. Delaware law does not eliminate monetary liability of officers for breach of fiduciary duty arising out of claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation.

As described above, the NRS provides broader protection from personal liability for directors and officers than the DGCL. Both the Delaware Charter and the Nevada Charter provide a limitation to director liability to the fullest extent permitted by Delaware and Nevada law, respectively. The Delaware Charter does not currently provide for exculpation of officers, whereas the Nevada Charter does, in accordance with Nevada law.

Indemnification

The DGCL and the NRS each permit corporations to indemnify directors, officers, employees and agents in similar circumstances, subject to the differences discussed below.

In suits that are not brought by or in the right of the corporation, both jurisdictions permit a corporation to indemnify current and former directors, officers, employees and agents for attorneys’ fees and other expenses, judgments and amounts paid in settlement that the person actually and reasonably incurred in connection with the action, suit or proceeding. The person seeking such statutory indemnity may recover as long as he or she acted in good faith and believed his or her actions were either in the best interests of or not opposed to the best interests of the corporation. Under the NRS, the person seeking indemnity under the statutory mechanism may also be indemnified if he or she would not be individually liable for under NRS 78.138. Similarly, with respect to a criminal proceeding, the person seeking indemnification must not have had any reasonable cause to believe his or her conduct was unlawful.

In derivative suits, a corporation in either jurisdiction may indemnify its directors, officers, employees or agents for expenses that the person actually and reasonably incurred. A corporation may not indemnify a person pursuant to the statutory mechanism if the person was adjudged to be liable to the corporation unless a court otherwise orders.

No corporation may indemnify a party under the relevant discretionary statutory mechanism unless the party has been successful on the merits or otherwise in defense of the action, suit or proceeding or the corporation decides that indemnification is proper. Under the DGCL, the corporation, through its stockholders, disinterested directors or independent legal counsel, will determine whether the conduct of the person seeking indemnity conformed with the statutory provisions governing indemnity. Under the indemnification mechanism available under the NRS, the corporation, through its stockholders, disinterested directors or independent counsel, must determine that the indemnification is proper.

The indemnification pursuant to the statutory mechanisms available under the NRS, as described above, does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, but unless ordered by a court, indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

Both the Delaware Bylaws and the Nevada Bylaws provide for indemnification to the fullest extent permitted by the applicable laws.

Advancement of Expenses

The DGCL provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. A Delaware corporation has the discretion to decide whether or not to advance expenses, unless its certificate of incorporation or bylaws provide for mandatory advancement. The Delaware Bylaws provide that the Company shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by any officer or director of the Company, or former officer or director of the Company, upon receipt of a request and an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under the Delaware Bylaws or otherwise. The Delaware Bylaws further provide that the Company may pay the expenses incurred by other officers, other current or former employees or agents of the Company, in certain covered proceedings in advance of their final disposition; upon such terms and conditions, if any, as the Board, or an officer or other person delegated with such power by the Board, deems appropriate.

Under the NRS, unless otherwise restricted by the articles of incorporation, the bylaws or an agreement made by the corporation, the corporation may pay the expenses of officer and directors in advance of the final disposition of an action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation. The Nevada Bylaws are substantially similar to the Delaware Bylaws with respect to the advancement of expenses.

Director Compensation

The DGCL does not have a specific statute on the fairness of director compensation. In contrast, the NRS provides that, unless otherwise provided in the articles of incorporation or bylaws, the board of directors, without regard to personal interest, may establish the compensation of directors for services in any capacity. If the board of directors so establishes the compensation of directors, such compensation is be presumed to be fair to the corporation unless proven unfair by a preponderance of the evidence.

Action by Written Consent of Directors

Both the DGCL and NRS provide that, unless the certificate or articles of incorporation or the bylaws provide otherwise, any action required or permitted to be taken at a meeting of the directors or a committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent to the action in writing, provided that, in certain circumstances, the NRS permits a director to abstain in writing from providing consent to the action.

Neither the Delaware Charter nor Delaware Bylaws nor the Nevada Charter or Nevada Bylaws limit board action by written consent.

Actions by Written Consent of Stockholders

The DGCL provides that, unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders consent to the action in writing. In addition, the DGCL requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders as of the record date for the action by consent who did not consent in writing and who would have been entitled to notice of the meeting if the action had been taken at a meeting and the record date for the notice of the meeting were the record date for the action by consent. The DGCL also permits a corporation to prohibit stockholder action by written consent in lieu of a meeting of stockholders by including such prohibition in its certificate of incorporation. There is no equivalent notice requirement under the NRS.

The NRS provides that unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. The NRS also permits a corporation to prohibit stockholder action by written consent in lieu of a meeting of stockholders by including such prohibition in its articles of incorporation or bylaws.

Prior to the Final Conversion Date, neither the Delaware Charter or Delaware Bylaws nor the Nevada Charter or Nevada Bylaws limit stockholder action by written consent. Following the Final Conversion Date, the Delaware Charter and the Nevada Charter both provide that any action required or permitted to be taken by the Company’s stockholders must be effected at a meeting and may not be effected by written consent.

Dividends and Distributions

Unless further restricted in the certificate of incorporation, the DGCL permits a corporation to declare and pay dividends out of either (i) surplus or (ii) if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). The DGCL defines surplus as the excess, at any time, of the net assets of a corporation over its stated capital. In addition, the DGCL provides that, subject to certain exceptions, a corporation may redeem or repurchase its shares only when the capital of the corporation is not impaired and only if such redemption or repurchase would not cause any impairment of the capital of the corporation, and Delaware law prohibits a corporation from declaring or paying a dividend, or redeeming or repurchasing shares of its stock, if the corporation is insolvent.

The NRS defines a distribution as a direct or indirect transfer of money or other property, other than the corporation’s own shares or the incurrence by the corporation of indebtedness, to or for the benefit of all holders of shares of any one or more classes or series of the capital stock of the corporation, with respect to such shares. A distribution may be in the form of a declaration or payment of a dividend, a purchase, redemption or other acquisition of shares, a distribution of indebtedness, or otherwise. The NRS provides that no distribution may be made if, after giving effect to such distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) except as otherwise specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders. Directors may consider financial statements prepared on the basis of accounting practices that are reasonable in the circumstances, a fair valuation, including but not limited to unrealized appreciation and depreciation, and any other method that is reasonable in the circumstances.

The Delaware Charter and the Nevada Charter provide that any dividends paid to the holders of our common stock will be paid pro rata, on an equal priority, pari passu basis, unless different treatment is approved by a majority of the holders of a majority of the outstanding shares of Class A common stock and a majority of the outstanding shares of Class B common stock, each voting separately as a class.

Restrictions on Business Combinations

Both Delaware and Nevada law provide certain protections to stockholders in connection with certain business combinations. These protections can be found in Section 203 of the DGCL and NRS 78.411 to 78.444, inclusive.

Under Section 203 of the DGCL, certain “business combinations” with “interested stockholders” of a corporation are subject to a three-year moratorium unless specified conditions are met. For purposes of Section 203, the term “business combination” is defined broadly to include (i) mergers with or caused by the interested stockholder; (ii) sales or other dispositions to the interested stockholder (except proportionately with the corporation’s other stockholders) of assets of the corporation or a subsidiary equal to 10% or more of the aggregate market value of either the corporation’s consolidated assets or its outstanding stock; (iii) the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder’s proportionate ownership of any class or series of the corporation’s or such subsidiary’s stock); or (iv) receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary. In general, for purposes of Section 203 of the DGCL, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of the voting power of the corporation’s outstanding voting stock.

The three-year moratorium imposed on business combinations by Section 203 of the DGCL does not apply if: (i) prior to the time on which such stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested stockholder; (ii) the interested stockholder owns 85% of the voting power of the corporation’s voting stock upon consummation of the transaction that made him or her an interested stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not permit employees to decide confidentially whether to accept a tender or exchange offer); or (iii) at or after the time such stockholder becomes an interested stockholder, the board approves the business combination, and it is also approved at a stockholder meeting by at least two-thirds of the outstanding voting power of the voting stock not owned by the interested stockholder. Section 203 only applies to voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders.

However, NRS 78.411 to 78.444, inclusive, regulate combinations more stringently in certain respects. The NRS imposes a moratorium of up to four years, depending on the circumstances, versus Delaware’s three-year moratorium on business combinations. An interested stockholder is defined as a beneficial owner of 10% or more of the voting power. The initial two-year moratorium can be avoided by advance approval of the combination, or the transaction by which such person first becomes an interested stockholder, by a corporation’s board of directors. Absent such advance approval, however, during the first two years after a person becomes an interested stockholder, a combination with the interested stockholder must be approved by a corporation’s board of directors and 60% of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates, at a meeting of the stockholders. After the initial two-year period, up to four years from the date the person first became an interested stockholder, a combination remains prohibited unless: (i) the combination or the transaction by which the person became an interested stockholder is approved by the board of directors before the person became an interested stockholder; (ii) the combination is approved by a majority of the outstanding voting power not beneficially owned by the interested stockholder and its affiliates and associates; or (iii) the consideration to be received by the disinterested stockholders satisfies certain requirements. The combinations statutes in Nevada apply only to Nevada corporations with 200 or more stockholders of record.

Companies are entitled to opt out of the business combination provisions of the DGCL and NRS. The Company has not opted out of the business combination provisions of Section 203 of the DGCL, nor will the Company opt out of the business combination provisions of NRS 78.411 to 78.444, inclusive, under the Nevada

Charter. Unless the opt-out is included in the original articles of incorporation, any opt-out of the business combination provisions of the NRS must be contained in an amendment to the articles of incorporation approved by a majority of the outstanding voting power not then owned by interested stockholders and their respective affiliates and associates, but the amendment would not be effective until 18 months after the vote of the stockholders to approve the amendment and would not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. The restrictions of NRS 78.411 to 78.444, inclusive, will not apply to combinations involving Mr. Lefkofsky pursuant to NRS 78.437(2) because he will first become an “interested stockholder” when the Company first becomes a Nevada corporation subject to those statutes, and also because our Board is approving the Reincorporation.

Acquisition of Controlling Interests

In addition to the restrictions on business combinations with interested stockholders, Nevada law also protects a corporation and its stockholders from persons acquiring a “controlling interest” in a corporation. The provisions can be found in NRS 78.378 to 78.3793, inclusive. Delaware law does not have similar provisions.

Pursuant to NRS 78.379, any person who acquires a controlling interest in a corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at an annual meeting or a special meeting of such stockholders held upon the request and at the expense of the acquiring person. NRS 78.3785 provides that a “controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of the voting power of the issuing corporation in the election of directors, and once an acquirer crosses one of these thresholds, shares that it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to assert dissenter’s rights under NRS 92A.300 through 92A.500, inclusive, and demand payment for the fair value of such person’s shares in accordance with such statutes.

NRS 78.378(1) provides that the control share statutes of the NRS do not apply to any acquisition of a controlling interest in an issuing corporation if the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by the acquiring person provide that the provisions of those sections do not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. In addition, NRS 78.3788 provides that the controlling interest statutes apply as of a particular date only to a corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the corporation’s stock ledger at all times during the 90 days immediately preceding that date, and which does business in Nevada directly or through an affiliated corporation. NRS 78.378(2) provides that the corporation may impose stricter requirements if it so desires.

Corporations are entitled to opt out of the above controlling interest provisions of the NRS. In the Nevada Bylaws, the Company has opted out of these provisions.

Stockholder Vote for Mergers, Asset Sales and Other Corporate Reorganizations

Under the DGCL, unless the certificate of incorporation specifies a higher percentage, the stockholders of a corporation that is being acquired in certain mergers or selling substantially all of its assets must authorize such merger or sale of assets by vote of the holders of a majority of outstanding voting power of the shares entitled to vote. The corporation’s board of directors must also approve such transaction. Similarly, under the NRS, a merger or sale of all assets requires authorization by stockholders of the corporation being acquired or selling its assets by at least a majority of the voting power of the outstanding shares entitled to vote, as well as approval of such corporation’s board of directors. Although a substantial body of case law has been developed in Delaware as to what constitutes the “sale of substantially all of the assets” of a corporation, it is difficult to determine the point at which a sale of substantially all, but less than all, of a corporation’s assets would be considered a “sale of all of the assets” of the corporation for purposes of Nevada law. It is possible that many sales of less than all of the assets of a corporation requiring stockholder authorization under Delaware law would not require stockholder authorization under Nevada law.

The DGCL and NRS have substantially similar provisions with respect to approval by stockholders of a surviving corporation in a merger. The DGCL does not require a stockholder vote of a constituent corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (i) the plan of merger does not amend the existing certificate of incorporation, (ii) each share of stock of such constituent corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the effective date of merger and (iii) either no shares of the common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or treasury shares of the common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. The NRS does not require a stockholder vote of the surviving corporation in a merger under substantially similar circumstances.

In the event of certain corporate transactions, including certain mergers and asset sales, the Delaware Charter provides that the assets of the Company legally available for distribution to stockholders shall be distributed on a pro rata basis to the holders of common stock, unless different treatment is approved by a majority of the holders of a majority of the outstanding shares of Class A common stock and a majority of the outstanding shares of Class B common stock, each voting separately as a class. The Nevada Charter contains a parallel provision.

Appraisal or Dissenter’s Rights

In both jurisdictions, dissenting stockholders of a corporation engaged in certain major corporate transactions are entitled to appraisal rights. Appraisal or dissenter’s rights permit a stockholder to receive cash generally equal to the fair value of the stockholder’s shares (as determined by agreement of the parties or by a court) in lieu of the consideration such stockholder would otherwise receive in any such transaction.

Under Section 262 of the DGCL, appraisal rights are generally available for the shares of any class or series of stock of a Delaware corporation in a merger, consolidation, conversion, transfer, domestication or continuance, provided that no appraisal rights are available with respect to shares of any class or series of stock if, at the record date fixed to determine the stockholders entitled to act without a meeting or the stockholders entitled to notice of the meeting to approve such transaction, such shares of stock, or depositary receipts in respect thereof, are either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders, unless the stockholders are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance to accept in exchange for their shares anything other than shares of stock of the surviving or resulting corporation, or of the converted entity if such entity is a corporation as a result of the conversion, transfer, domestication or continuance (or depositary receipts in respect thereof), or of any other corporation that is listed on a national securities exchange or held by more than 2,000 holders of record, cash in lieu of fractional shares or fractional depositary receipts described above or any combination of the foregoing.

In addition, Section 262 of the DGCL allows beneficial owners of shares to demand an appraisal of such beneficial owner’s share and to file a petition for appraisal without the need to name a nominee holding such shares on behalf of such owner as a nominal plaintiff and makes it easier than under Nevada law to withdraw from the appraisal process and accept the terms offered in the merger, consolidation, conversion, transfer, domestication or continuance. Under the DGCL, no appraisal rights are available to stockholders of the surviving or resulting corporation if the merger did not require their approval under certain sections of the DGCL. The Delaware Charter and Delaware Bylaws do not provide for appraisal rights in addition to those provided by the DGCL.

Under the NRS, a stockholder is entitled to dissent from, and obtain payment for, the fair value of the stockholder’s shares in the event of (i) accordance of full voting rights under certain circumstances in connection with acquisitions of a controlling interest in the corporation, (ii) consummation of a plan of merger, if approval by the stockholders is required for the merger, regardless of whether the stockholder is entitled to vote on the merger or if the domestic corporation is a subsidiary and is merged with its parent, or if the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133, (iii) consummation of a plan of conversion to which the corporation is a party, (iv) consummation of a plan of exchange in which the corporation is a party, (v) any corporate action taken pursuant to a vote of the stockholders, if the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares or (vi) any corporate action to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. Additionally, under the NRS, a beneficial owner of shares may assert dissenter’s rights as to shares held on such beneficial owner’s behalf only if the beneficial owner: (a) submits to the corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial owner asserts dissenter’s rights; and (b) does so with respect to all shares of which such beneficial owner is the beneficial owner or over which such beneficial owner has power to direct the vote.

Holders of covered securities (generally those that are listed on a national securities exchange), any shares traded in an organized market and held by at least 2,000 stockholders of record with a market value of at least $20 million (exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10% of such shares), and any shares issued by an open-end management investment company registered under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value are generally not entitled to dissenter’s rights. However, this exception is not available if (i) the articles of incorporation of the corporation issuing the shares provide that such exception is not available, (ii) the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provides otherwise or (iii) the holders of the class or series of stock are required by the terms of the corporate action to accept for the shares anything except cash, any security that satisfies the requirements of NRS 92A.390(1) at the time the corporate action becomes effective, or any combination thereof. The exception is also unavailable in the event of (i) accordance of full voting rights under certain circumstances in connection with acquisitions of a controlling interest in the corporation and (ii) any corporate action taken pursuant to a vote of the stockholders, if the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares. The NRS prohibits a dissenting stockholder from voting his or her shares or receiving certain dividends or distributions after his or her dissent. The Nevada Charter and Nevada Bylaws do not provide for dissenter’s rights in addition to those provided by the NRS.

The mechanics and timing procedures vary somewhat between Delaware and Nevada, but both require technical compliance with specific notice and payment protocols.

Special Meetings of Stockholders

The DGCL permits special meetings of stockholders to be called by the board of directors or by any other person authorized in the certificate of incorporation or bylaws to call a special stockholder meeting. In contrast, the NRS permits special meetings of stockholders to be called by the entire board of directors, any two directors or the President, unless the articles of incorporation or bylaws provide otherwise.

Under the Delaware Charter and Delaware Bylaws, a special meeting of stockholders (i) may be called, for any purpose as is a proper matter for stockholder action under Delaware law, by (A) the Chairperson of the Board, (B) the Chief Executive Officer, or (C) the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), and (ii) until the Final Conversion Date, shall be called, for any purpose as is a proper matter for stockholder action under Delaware law, by the Secretary of the Corporation upon written request of stockholders of record entitled to cast not less than a majority of the votes at such special meeting, provided that such written request is in compliance with the Delaware Bylaws. The Nevada Charter and the Nevada Bylaws contain substantially similar provisions.

Annual Meetings Pursuant to Petition of Stockholders

The DGCL provides that a director or a stockholder of a corporation may apply to the Delaware Court of Chancery if the corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors in lieu of an annual meeting for a period of 30 days after the date designated for the annual meeting or, if there is no date designated, within 13 months after the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting.

Under the NRS, stockholders having not less than 15% of the voting power may petition the district court to order a meeting for the election of directors if a corporation fails to call a meeting for that purpose within 18 months after the last meeting at which directors were elected.

Adjournment of Stockholder Meetings

Under the DGCL, a meeting may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. However, if a meeting of stockholders is adjourned and the adjournment is for more than 30 days, or if after the adjournment a new record date to determine stockholders entitled to vote is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting.

In contrast, under the NRS, a corporation is not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board of directors of the corporation fixes a new record date for the adjourned meeting or the meeting date is adjourned to a date more than 60 days later than the date set for the original meeting, in which case a new record date must be fixed and notice given.

Duration of Proxies

Under the DGCL, a proxy executed by a stockholder will remain valid for a period of three years, unless the proxy provides for a longer period. The DGCL provides for irrevocable proxies, without limitation on duration, if such proxy states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Under the NRS, a proxy is effective only for a period of six months, unless it is coupled with an interest or unless otherwise provided in the proxy, which duration may not exceed seven years. The NRS also provides for irrevocable proxies, without limitation on duration, if such proxy states that it is irrevocable, but the proxy is irrevocable only for so long as it is coupled with an interest sufficient in law to support an irrevocable power, including interests specified in the NRS.

Quorum and Voting

The DGCL provides that the certificate of incorporation and bylaws may establish quorum and voting requirements for meetings of stockholders, but in no event shall quorum consist of less than one-third of the voting power of the shares entitled to vote. If the certificate of incorporation and bylaws are silent as to specific quorum and voting requirements: (a) a majority of the voting power of the shares entitled to vote shall constitute a quorum at a meeting of stockholders; (b) in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the shares present at the meeting and entitled to vote on the subject matter shall be the act of the stockholders; (c) directors shall be elected by a plurality of the votes of the shares present at the meeting and entitled to vote on the election of directors; and (d) where a separate vote by a class or series or classes or series is required, a majority of the outstanding voting power of the shares of such class or series or classes or series shall constitute a quorum entitled to take action with respect to the vote on that matter and, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the shares of such class or series or classes or series present at the meeting shall be the act of such class or series or classes or series.

Under the DGCL, a bylaw amendment adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the board. The Delaware Bylaws provide that unless otherwise required by law, the Delaware Charter, the Delaware Bylaws or the rules of any applicable stock exchange, the holders of shares representing a majority of the voting power of the Company’s capital stock issued and outstanding and entitled to vote, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum at all meetings of the stockholders for the transaction of business. The Delaware Bylaws provide that, except as otherwise required by law, the Delaware Charter or the Delaware Bylaws, the directors are elected by a plurality of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote on the election of directors. The Delaware Bylaws also provide that, except as otherwise provided by law, the Delaware Charter, the Delaware Bylaws or the rules of any applicable stock exchange, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

The NRS provides that, unless the articles of incorporation or bylaws provide otherwise, a majority of the voting power of the corporation, present in person, by remote communication, if applicable, or by proxy at a meeting of stockholders (regardless of whether the proxy has authority to vote on any matter), constitutes a quorum for the transaction of business. Under the NRS, unless the articles of incorporation or bylaws provide for different proportions, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Unless provided otherwise in the corporation’s articles of incorporation or bylaws, directors are elected at the annual meeting of stockholders by plurality vote. The Nevada Bylaws contain quorum and voting provisions substantially similar to those in the Delaware Bylaws.

Stockholder Inspection Rights

The DGCL grants any stockholder or beneficial owner of shares the right, upon written demand under oath stating the proper purpose thereof, either in person or by attorney or other agent, to inspect and make copies and extracts from a corporation’s stock ledger, list of stockholders and certain books and records as defined in Section 220 of the DGCL for any proper purpose. A proper purpose is one reasonably related to such person’s interest as a stockholder. Stockholders or beneficial owners may inspect and copy a corporation’s books and records only if all of the following apply: (i) the demand is made in good faith and for a proper purpose; (ii) the demand describes with reasonable particularity the purpose and the books and records sought to be inspected; and (iii) the books and records sought are specifically related to the purpose.

Inspection rights under Nevada law are more limited. The NRS grants any person who has been a stockholder of record of a corporation for at least six months immediately preceding the demand, or any person holding, or thereunto authorized in writing by the holders of, at least 5% of all of its outstanding shares, upon at least five days’ written demand, the right to inspect in person or by agent or attorney, during usual business hours (i) the articles of incorporation and all amendments thereto, (ii) the bylaws and all amendments thereto and (iii) a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of record of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively. Nevada law further provides that a corporation is not required to keep a list of any person who is a beneficial owner of any shares who is not simultaneously the stockholder of record of such shares. Any stockholder or other person making a demand under NRS must furnish an affidavit to the corporation stating that the inspection is not desired for a purpose which is in the interest of a business or object other than the business of the corporation and that the stockholder or other person has not at any time sold or offered for sale any list of stockholders of any domestic or foreign corporation or aided or abetted any person in procuring any such record of stockholders for any such sale or offer for sale.

In addition, the NRS grants certain stockholders the right to inspect the books of account and financial statements of a corporation for any purpose related to the stockholder’s interest as a stockholder. The right to inspect the books of account and financial statements of a corporation, to make copies of records and to conduct an audit of such records is granted only to a stockholder of record who owns at least 15% of the issued and outstanding shares of a Nevada corporation, or who has been authorized in writing by the holders of at least 15% of such shares. Any person making such a demand shall furnish an affidavit to the corporation stating that the inspection is not desired for any purpose not related to his or her interest as a stockholder. Further, as a condition to such inspection right, the board of directors may require the stockholder and each other person exercising such right to enter into and comply with a confidentiality agreement having such terms and scope as are reasonably related to protecting the legitimate interests of the corporation. However, the inspection rights discussed in this paragraph do not apply to any corporation, such as the Company, that furnishes to its stockholders a detailed annual financial statement or any corporation that has filed during the preceding 12 months all reports required to be filed pursuant to Section 13 or Section 15(d) of the Exchange Act.

Business Opportunities

Under Delaware law, the corporate opportunity doctrine holds that a corporate officer or director may not generally and unilaterally take a business opportunity for his or her own if: (i) the corporation is financially able to exploit the opportunity; (ii) the opportunity is within the corporation’s line of business; (iii) the corporation has an interest or expectancy in the opportunity; and (iv) by taking the opportunity for his or her own, the corporate fiduciary will thereby be placed in a position inimical to his duties to the corporation. The DGCL permits a Delaware corporation to renounce, in its certificate of incorporation or by action of the board of directors, any interest or expectancy of the corporation in, or being offered an opportunity to participate in, specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders.

Similar to the DGCL, the NRS permits a Nevada corporation to renounce, in its articles of incorporation or by action of the board of directors, any interest or expectancy to participate in specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders. Neither the Delaware Charter nor the Nevada Charter renounces any interest or expectancy in business opportunities.

Franchise Tax Savings and Filing Fees

The Company’s current status as a Delaware corporation physically located in Illinois requires the Company to comply with franchise tax obligations in both Delaware and Illinois. For the most recent franchise tax period, the Company paid approximately $200,650 in franchise taxes to the state of Delaware, which will no longer be required to be paid if the Reincorporation is completed. If the Reincorporation is completed, our current annual fees in Nevada will consist of an annual state business license fee of $500, plus the fee for filing the Company’s annual list of directors and officers based on the number of authorized shares and their par value, currently equal to $675, for a total of $1,175.

The Company will continue to pay annual filing fees to qualify as a foreign jurisdiction in Illinois, and there are certain immaterial fees associated with effecting the Reincorporation via conversion that the Company will be required to pay.

Potential Future Changes

There may be further changes to the DGCL and/or the NRS that are not currently contemplated and we cannot predict the nature or extent of any such future changes to the DGCL and/or the NRS. If this Proposal 3 is approved, the Board will consider any such future changes when determining whether it is in the best interests of the Company and its stockholders to effectuate or otherwise abandon the Reincorporation and will have the discretion to determine whether or not to effectuate or abandon the Reincorporation based, in part, on such future changes. We anticipate that the Board will effectuate or otherwise abandon the Reincorporation prior to the Company’s 2027 annual meeting of stockholders.

Certain Matters That Will Not Change After Reincorporation

Apart from being governed by the Nevada Charter, Nevada Bylaws and the NRS, upon completion of the Reincorporation, the Company will continue to exist, without interruption, in the form of a Nevada corporation. By virtue of the Reincorporation, all of the rights, privileges and powers of the Company, and all property, real, personal and mixed, and all debts due to the Company, as well as all other things and causes of action belonging to the Company, will remain vested in the Nevada Corporation and will be the property of the Nevada Corporation. In addition, the Nevada Corporation will have all debts, liabilities and duties of the Company and the same may be enforced against the Nevada Corporation.

No Change in Business, Jobs or Physical Location

The Reincorporation will not result in any change in business, jobs, management, properties, location of any of our offices or facilities, number of employees, obligations, assets, liabilities or net worth (other than as a result of the costs related to the Reincorporation). We intend to maintain our corporate headquarters in Illinois.

Our management, including all directors and officers and the positions they respectively hold, will be unchanged as a result of the Reincorporation. To the extent that the Reincorporation will require the consent or waiver of a third party, the Company will use commercially reasonable effects to obtain such consent or waiver before completing the Reincorporation. The Company does not expect that any such required consent will impede its ability to reincorporate to Nevada. The Reincorporation will not otherwise adversely affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements will continue as rights and obligations of the Nevada Corporation.

Dual-Class Capital Structure

The Delaware Charter sets forth the terms and conditions for the termination of the Company’s dual-class capital structure. Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. Any share of Class B common stock will convert automatically into Class A common stock, on a one-to-one basis, upon the sale or transfer of such share of Class B common stock, other than to a “controlled entity,” which is any person or entity which, directly or directly, is controlled by, or is under common control with, the holder of such shares of Class B common stock. All shares of Class B common stock will convert automatically into Class A common stock, on a one-to-one basis, upon the earliest to occur of any of the following: (i) the trading day that is no less than 90 days and no more than 150 days following June 17, 2044; (ii) the date on which Mr. Lefkofsky is no longer providing services to the Company as an executive officer or member of the Board; and (iii) the trading day that is no less than 90 days and no more than 150 days following the date that Mr. Lefkofsky and his controlled entities hold, in the aggregate, fewer than 10,000,000 shares of the Company’s capital stock (as adjusted for stock splits, stock dividends, combinations, subdivisions and recapitalizations) (the earlier to occur of each of (i)-(iii), the “Final Conversion Date”). The Nevada Charter provides the same Class B common stock conversion terms and the same Final Conversion Date.

No Securities Law Consequences

We will continue to be a publicly held company following completion of the Reincorporation, and our Class A common stock would continue to be listed on The Nasdaq Global Select Market and traded under the symbol “TEM.” The Company will continue to file required periodic reports and other documents with the SEC. There is not expected to be any interruption in the trading of the Class A common stock as a result of the Reincorporation. We and our stockholders will be in the same respective positions under the federal securities laws after the Reincorporation as we and our stockholders were prior to the Reincorporation.

No Material Accounting Implications

Effecting the Reincorporation will not have any material accounting implications.

No Exchange of Stock Certificates Required

Stockholders will not have to exchange their existing stock certificates for new stock certificates. At the Effective Time, each outstanding share of the Company’s Class A common stock or Class B common stock will automatically be converted into one share of the Nevada Corporation’s Class A common stock or Nevada Corporation Class B common stock, as applicable, and any stock certificates you then hold will represent the same number of shares of the Nevada Corporation as they represented of the Company immediately prior to the Effective Time.

No Appraisal Rights

Under the DGCL, holders of our Class A common stock are not entitled to appraisal rights with respect to the Reincorporation described in this Proposal 3. Under the DGCL, holders of our Class B common stock are entitled to appraisal rights in connection with the Reincorporation but Mr. Lefkofsky and his affiliates, the sole holders of our Class B common stock, have waived such rights.

Our Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REINCORPORATION OF THE COMPANY FROM THE STATE OF DELAWARE TO THE STATE OF NEVADA BY CONVERSION.

(PROPOSAL 3 ON YOUR NOTICE OF INTERNET AVAILABILITY)

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of the date of this Proxy Statement.

Name	Age	Position
Eric Lefkofsky	55	Chief Executive Officer, Founder and Director
Ryan Fukushima	39	Chief Operating Officer
Erik Phelps	54	Executive Vice President, Chief Administrative and Legal Officer and Assistant Secretary
Andrew Polovin	51	Executive Vice President, General Counsel and Secretary
James Rogers	39	Chief Financial Officer

Eric Lefkofsky. Biographical information for Mr. Lefkofsky is included above with the director biographies under the caption “Proposal 1: Election of Directors—Nominees for Election to the Board of Directors.”

Ryan Fukushima has served as our Chief Operating Officer since September 2015. Prior to joining us, Mr. Fukushima was an Entrepreneur-in-Residence and Vice President at Lightbank LLC, a private investment firm specializing in information technology companies, from February 2014 to September 2015, and currently serves as the chief executive officer and a member of the board of directors of Pathos AI, Inc. Mr. Fukushima holds a B.S. from California Polytechnic University and an M.B.A. from the Ross School of Business at the University of Michigan.

Erik Phelps has served as our Executive Vice President and Chief Administrative and Legal Officer since June 2020. Prior to this, Mr. Phelps served as our Executive Vice President and General Counsel from March 2017 to June 2020. Prior to joining us, Mr. Phelps served as the General Counsel at Epic Systems Corporation, a software company that provides electronic health records for medical groups, hospitals and healthcare organizations, from May 2013 to March 2017. Mr. Phelps holds a B.A. from Beloit College and a J.D. from the George Washington University Law School.

Andrew Polovin has served as our General Counsel since June 2020 and our Executive Vice President, General Counsel and Secretary since April 2024. From August 2016 to June 2020, Mr. Polovin was the General Counsel and Secretary of Uptake Technologies, Inc., a company specializing in Artificial Intelligence software for industrial machinery. Before transitioning to help lead growth stage technology companies, Mr. Polovin was a partner at the law firm of Bartlit Beck, one of the nation’s leading trial boutiques, served as an Assistant United States Attorney in the Northern District of Illinois, and clerked for the Chief Judge of the United States Court of Appeals. Mr. Polovin holds a B.A. from Colgate University and a J.D. from Northwestern University School of Law.

James Rogers has served as our Chief Financial Officer since April 2021. Prior to this, Mr. Rogers served as our Vice President of Finance from April 2020 to April 2021 and as our Senior Director of Finance from August 2017 to April 2020. Prior to joining us, Mr. Rogers held various finance positions at Groupon, Inc. from April 2011 to August 2017, including most recently leading FP&A for the North America business from February 2017 to August 2017 and serving as the financial controller of Asia Pacific operations from January 2015 to January 2017. Mr. Rogers holds a B.B.A. from the University of Notre Dame and an M.S. from Northern Illinois University.

Each executive officer serves at the discretion of our Board and holds office until the executive officer’s successor is duly elected and qualified or until the executive officer’s earlier resignation or removal.

EXECUTIVE COMPENSATION

Emerging Growth Company Status

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, we are permitted to rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included compensation information for only our principal executive officer and our two next most highly compensated executive officers serving at fiscal year-end and have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table and the Outstanding Equity Awards table. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” of say-on-pay votes.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2029 (the last day of the fiscal year following the fifth anniversary of the consummation of our initial public offering), (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Executive Compensation

Our named executive officers for fiscal year 2024, consisting of our principal executive officer and the next two most highly compensated executive officers, were:

•	Eric Lefkofsky, Chief Executive Officer, Founder and Chairman;

•	Ryan Fukushima, Chief Operating Officer; and

•	Andrew Polovin, Executive Vice President, General Counsel and Secretary.

Summary Compensation Table

The following table presents all of the compensation awarded to or earned by or paid to our named executive officers for fiscal years 2024 and 2023:

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	All Other Compensation(2)	Total
Eric Lefkofsky	2024	$—	$800,000	$27,750,000	$5,040	$28,555,040
Chief Executive Officer, Founder and Chairman	2023	—	—	—	2,100	2,100
Ryan Fukushima(3)	2024	375,000	250,000	3,928,000	74,304	4,627,304
Chief Operating Officer	2023	390,625	225,000	4,604,250	76,368	5,296,243
Andrew Polovin(4)	2024	591,667	—	2,133,600	2,520	2,727,787
Executive Vice President, General Counsel and Secretary

(1)

Amounts reported represent the aggregate grant date fair value of RSUs granted to our executive officers in each respective fiscal year as determined in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. This amount does not reflect the actual economic value that may be realized by the executive officer.

(2)

The amounts reported in this column for fiscal year 2024 represent: (i) for Mr. Lefkofsky, $5,040 in parking fees; (ii) for Mr. Fukushima, a housing stipend of $74,304; and (iii) for Mr. Polovin, $2,520 in parking fees.

(3)	As described in additional detail under “Base Salaries” below, Mr. Fukushima’s base salary for 2024 was prorated to reflect time spent on certain outside activities.
(4)	Mr. Polovin was not a named executive officer for fiscal year 2023.

Narrative Disclosure to Summary Compensation Table

Base Salaries

We generally provide our named executive officers with a base salary to compensate them for the services they provide to our company. The base salary payable to each named executive officer, which is generally determined and approved by our board of directors or the compensation committee thereof, is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The base salaries of each of our named executive officers for fiscal year 2024 are listed in the table below.

Name	Fiscal Year 2024 Base Salary
Eric Lefkofsky(1)	—
Ryan Fukushima(2)	$375,000
Andrew Polovin	$610,000

(1)

Mr. Lefkofsky did not receive a base salary for fiscal year 2024. Pursuant to his employment agreement, Mr. Lefkofsky’s annual base salary for fiscal year 2025 is $800,000. See the section titled “—Employment Agreements with Named Executive Officers” below for more information.

(2)

Mr. Fukushima’s base salary represents a 75% proration based on the amount of time he devotes to outside activities with respect to Pathos AI, Inc. See the section titled “Certain Relationships and Related Person Transactions—Agreements with Pathos” for more information.

The actual salaries earned by each named executive officer for fiscal year 2023 and fiscal year 2024 are set forth in the “Summary Compensation Table” above in the column titled “Salary.”

Bonus

We did not maintain a formal performance bonus plan during fiscal year 2024, but in February 2025, our compensation committee approved discretionary cash bonuses in the amounts of $800,000 and $250,000 to Messrs. Lefkofsky and Fukushima, respectively, and a discretionary bonus in the form of 5,334 fully vested RSUs to Mr. Polovin, in each case in recognition of their exceptional efforts and contributions in 2024. In accordance with SEC rules, Mr. Polovin’s bonus RSUs will be reported as 2025 compensation and accordingly, such award is not reflected in Mr. Polovin’s 2024 compensation in the “Summary Compensation Table” above.

Equity-Based Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executive officers with a strong link to long-term performance, create an ownership culture and help to align the interests of Tempus’ executive officers and stockholders. To date, we have granted RSUs to our executive officers. We believe that RSUs promote long-term retention and align the interests of our executives with those of our stockholders.

We currently maintain the 2024 Plan, which our board of directors and stockholders approved in connection with our IPO for purposes of granting equity-based incentive awards to our employees and consultants, including our named executive officers. Prior to the effectiveness of our IPO, we granted equity incentive awards under the 2015 Plan, which was terminated in connection with our IPO.

In June 2024, our board of directors granted Mr. Lefkofsky an RSU award for 750,000 shares of our Class A common stock. This RSU award will vest in substantially equal quarterly installments over the five-year period that commenced on September 13, 2024, subject to Mr. Lefkofsky’s continuous service to us through each vesting date.

In August 2024, our board of directors granted Mr. Fukushima an RSU award for 100,000 shares of our Class A common stock. One-fifth of the shares subject to this RSU award will vest on June 15, 2025, the first anniversary of the vesting commencement date, and the remaining shares will vest in substantially equal quarterly installments thereafter over the next four years, subject to Mr. Fukushima’s continuous service to us through each vesting date.

In May 2024, prior to our IPO, our board of directors granted Mr. Polovin an RSU award for 20,000 shares of our Class A common stock. One-third of the shares subject to this RSU award will vest on March 15, 2025 and the remaining shares will vest in substantially equal quarterly installments thereafter over the next two years, subject to Mr. Polovin’s continuous service to us through each vesting date. Additionally, in November 2024, the compensation committee of our board of directors granted Mr. Polovin an RSU award for 30,000 shares of our Class A common stock. This RSU award will vest in substantially equal quarterly installments over a four-year period that commenced on January 15, 2025, subject to Mr. Polovin’s continuous service to us through each vesting date.

Health and Welfare Benefits; Perquisites

All of our named executive officers are eligible to participate in our employee benefit plans, including medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other full- time employees. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances.

Outstanding Equity Awards as of December 31, 2024

The following table sets forth certain information about outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2024:

	Stock Awards(1)
Name	Grant Date	Vesting Commencement Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(2)
Eric Lefkofsky	July 14, 2021(3)	February 1, 2021	304,125	10,267,260
	June 13, 2024(4)	September 13, 2024	675,000	22,788,000
Ryan Fukushima	April 21, 2021(3)	February 1, 2021	9,375	316,500
	April 21, 2021(5)	February 1, 2021	219	7,393
	January 3, 2022(6)	January 3, 2022	33,750	1,139,400
	April 18, 2023(6)	March 15, 2023	16,250	548,600
	July 18, 2023(7)	March 31, 2023	100,000	3,376,000
	August 1, 2024(8)	June 15, 2024	100,000	3,376,000
Andrew Polovin	April 21, 2021(3)	February 1, 2021	1,562	52,733
	April 21, 2021(5)	February 1, 2021	94	3,173
	July 14, 2021(3)	February 1, 2021	1,562	52,733
	April 27, 2022(6)	February 15, 2022	33,075	1,116,612
	April 18, 2023(6)	March 15, 2023	16,250	548,600
	July 18, 2023(9)	March 31, 2024	45,000	1,519,200
	May 2, 2024(10)	March 15, 2025	20,000	675,200
	November 1, 2024(11)	January 15, 2025	30,000	1,012,800

(1)	All stock awards listed in this table represent RSUs granted pursuant to our 2015 Plan or the 2024 Plan.
(2)

This column represents the fair market value of $33.76 per share, which was the closing price of our Class A common stock on December 31, 2024, multiplied by the amount shown in the column “Stock Awards—Number of Shares or Units of Stock that Have Not Vested.”

(3)

One fourth of this RSU award vest on the one-year anniversary of the vesting commencement date and 1/12 of the remaining RSUs vest quarterly thereafter, provided that the recipient remains in continuous service with us through each vesting date, and subject to the earlier to occur of (i) the consummation of our IPO and (ii) a change in control of our company, each of which we refer to as a Liquidity Event. These RSUs were originally granted as Performance-Vesting Restricted Stock Unit awards (“PSUs”), which included both a Liquidity Event vesting requirement and a performance-vesting condition. In July 2023, our board of directors approved the removal of the performance-vesting condition, following which the PSUs are treated as RSUs. The Liquidity Event vesting requirement was deemed satisfied on the IPO Date.

(4)	This RSU award vests in 20 equal quarterly installments starting on the vesting commencement date, provided that the recipient remains in continuous service with us through each vesting date.
(5)

One fourth of this RSU award vest on the one-year anniversary of the vesting commencement date and 1/12 of the remaining RSUs vest quarterly thereafter, provided that the recipient remains in continuous service with us through each vesting date, and subject to the occurrence of a Liquidity Event, which vesting requirement was deemed satisfied on the IPO Date.

(6)

One fifth of this RSU award vest on the one-year anniversary of the vesting commencement date and 1/16 of the remaining RSUs vest quarterly thereafter, provided that the recipient remains in continuous service with us through each vesting date, and subject to the occurrence of a Liquidity Event, which vesting requirement was deemed satisfied on the IPO Date.

(7)

One eighth of this RSU award vest quarterly starting on the second anniversary of the vesting commencement date, provided that the recipient remains in continuous service with us through each vesting date, and subject to the occurrence of a Liquidity Event, which vesting requirement was deemed satisfied on the IPO Date.

(8)

One fifth of this RSU award vest on the one-year anniversary of the vesting commencement date and 1/16 of the remaining RSUs vest quarterly thereafter, provided that the recipient remains in continuous service with us through each vesting date.

(9)

This RSU award vests with 1,250 shares each quarter starting March 31, 2024, 5,000 shares each quarter starting March 31, 2025, and 6,250 shares each quarter starting March 31, 2026, provided that the recipient remains in continuous service with us through each vesting date, and subject to the occurrence of a Liquidity Event, which vesting requirement was deemed satisfied on the IPO Date.

(10)

One-third of this RSU award vest on March 15, 2025 with the remainder vesting in eight substantially equal quarterly installments commencing on June 15, 2025, provided that the recipient remains in continuous service with us through each vesting date, and subject to the occurrence of a Liquidity Event, which vesting requirement was deemed satisfied on the IPO Date.

(11)	This RSU award vests in 16 equal quarterly installments starting on the vesting commencement date, provided that the recipient remains in continuous service with us through each vesting date.

See “—Employment Arrangements with Named Executive Officers” for a description of vesting acceleration applicable to stock awards held by our named executive officers.

Employment Arrangements with Named Executive Officers

We have entered into employment agreements with each of our named executive officers setting forth the terms and conditions of such executive’s employment with us. The employment agreements generally provide for at-will employment and set forth the executive officer’s initial base salary. Each of our named executive officers has also executed our standard form of proprietary information and inventions assignment agreement.

Eric Lefkofsky

We entered into an employment agreement with Mr. Lefkofsky, our Chief Executive Officer, in February 2024, which became effective on the IPO Date. Mr. Lefkofsky’s employment agreement provides for an initial annual base salary of $800,000 beginning on January 1, 2025, and eligibility to receive a target annual performance-based cash bonus of $800,000, in each case, subject to review and adjustment by the company in its sole discretion.

Under the terms of his employment agreement, if Mr. Lefkofsky resigns for Good Reason or we terminate Mr. Lefkofsky’s employment without Cause (each as defined in his employment agreement), in either case within 2 months prior to or 12 months following the effective date of a Change in Control (as defined in the 2024 Plan), 100% of his then-unvested equity will immediately vest in full. In addition, pursuant to his employment agreement, we granted Mr. Lefkofsky 750,000 RSUs under the 2024 Plan on the IPO Date, which vest in substantially equal quarterly installments over a five-year period, subject to Mr. Lefkofsky’s continuous service to us through each vesting date, as described above in “—Outstanding Equity Awards as of December 31, 2024.”

Ryan Fukushima

We entered into an employment agreement with Mr. Fukushima, our Chief Operating Officer, in January 2023. Mr. Fukushima’s employment agreement provides for an initial annual base salary of $375,000, which is subject to review and adjustment by the company in its sole discretion. For fiscal year 2025, Mr. Fukushima’s base salary remains $375,000, and he is eligible to receive an annual performance-based bonus award under the 2024 Plan, payable in either cash or fully vested RSUs, with a target value equal to 66.7% of his base salary.

Mr. Fukushima’s employment agreement provides for certain severance benefits, which are generally subject to, among other things, the execution and effectiveness of a general release of claims in our favor. If Mr. Fukushima resigns for Good Reason or we terminate his employment without Cause (each as defined in his employment agreement) at any time, then Mr. Fukushima will be eligible to receive the following severance benefits: (i) continued payment of his base salary for 12 months; (ii) payment of premiums for continued coverage under our group health plans for up to 12 months; and (iii) during the six-month period following such separation from service, Mr. Fukushima’s then-outstanding equity awards will continue to satisfy any applicable time-based vesting conditions, as though Mr. Fukushima remained employed by us. In addition, if Mr. Fukushima resigns for Good Reason or we terminate his employment without Cause, in either case within 2 months prior to or 12 months following the effective date of a Change in Control (as defined in our 2015 Plan), then Mr. Fukushima will be entitled to receive full vesting acceleration of his then-outstanding and unvested equity awards.

Andrew Polovin

We entered into an employment agreement with Mr. Polovin, our Executive Vice President, General Counsel and Secretary, in January 2023. Mr. Polovin’s employment agreement provides for an initial annual base salary of $500,000, which is subject to review and adjustment by the company in its sole discretion. For fiscal year 2025, Mr. Polovin’s base salary remains $610,000, and he is eligible to receive an annual performance-based bonus award under the 2024 Plan, payable in either cash or fully vested RSUs, with a target value equal to 50% of his base salary.

Mr. Polovin’s employment agreement provides for certain severance benefits, which are generally subject to, among other things, the execution and effectiveness of a general release of claims in our favor. If Mr. Polovin resigns for Good Reason or we terminate his employment without Cause (each as defined in his employment agreement) at any time, then Mr. Polovin will be eligible to receive the following severance benefits: (i) continued payment of his base salary for 12 months; (ii) payment of premiums for continued coverage under our group health plans for up to 12 months; and (iii) during the six-month period following such separation from service, Mr. Polovin’s then-outstanding equity awards will continue to satisfy any applicable time-based vesting conditions, as though Mr. Polovin remained employed by us. In addition, if Mr. Polovin resigns for Good Reason or we terminate his employment without Cause, in either case within 2 months prior to or 12 months following the effective date of a Change in Control (as defined in our 2015 Plan), then Mr. Polovin will be entitled to receive full vesting acceleration of his then-outstanding and unvested equity awards.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

We currently do not grant stock options, stock appreciation rights, or similar instruments with option-like features and have no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)(4)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	11,646,334	—	8,255,404
Equity Compensation plans not approved by stockholders	—	—	—
Total	11,646,334	—	8,255,404

(1)	Includes 9,483,894 RSUs outstanding under the 2015 Stock Plan and 2,162,442 RSUs outstanding under the 2024 Equity Incentive Plan.
(2)	The weighted average exercise price does not take into account outstanding RSUs, which have no exercise price.
(3)

Includes 5,255,404 shares of Class A common stock available for future issuance under the 2024 Equity Incentive Plan and 3,000,000 shares of Class A common stock available for future issuance under the 2024 Employee Stock Purchase Plan. We no longer make grants under the 2015 Stock Plan.

(4)

The 2024 Equity Incentive Plan contains an “evergreen” provision, pursuant to which an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2024 Equity Incentive Plan on January 1st of each year, commencing on January 1, 2025 and ending on (and including) January 1, 2034, in an amount equal to a number of shares of Class A common stock (the “Evergreen Increase”) such that the sum of (x) the remaining number of shares available under the 2024 Equity Incentive Plan and (y) the Evergreen Increase is equal to 5% of the total number of shares of Class A common stock and Class B common stock outstanding on December 31 of the preceding year; provided, however, that our Board may act prior to January 1st of a given year to provide that the Evergreen Increase for such year will be a lesser number of shares of Class A common stock. Our 2024 Employee Stock Purchase Plan also contains an “evergreen” provision, pursuant to which the number of shares of our Class A common stock reserved for issuance under such plan will automatically increase on January 1 of each calendar year, beginning on January 1, 2025 and continuing through and including January 1, 2034, by the lesser of (1) 2% of the aggregate number of shares of common stock (both Class A and Class B) outstanding on December 31 of the preceding calendar year, (2) 9,000,000 shares and (3) a number of shares determined by our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our shares as of March 18, 2025 by:

•	each named executive officer;

•	each of our directors;

•	our directors and executive officers as a group; and

•	each other person or entity known by us to own beneficially more than 5% of our Class A common stock and Class B common stock (by number or by voting power).

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

The percentage ownership of Class A common stock and Class B common stock is based on 167,989,074 shares of Class A common stock and 5,043,789 shares of Class B common stock, respectively, outstanding as of March 18, 2025. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to RSUs held by the person that would vest within 60 days of March 18, 2025. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Tempus AI, Inc., 600 West Chicago Avenue, Suite 510 Chicago, Illinois 60654.

Name of Beneficial Owner(1)	Class A Common Stock		Class B Common Stock		Combined Voting Power (%)†
	Number	%	Number	%
5% Stockholders:
Eric Lefkofsky(1)	39,825,028	23.7	5,043,789	100.0	59.9
Red Sky Ventures LLC(2)	11,555,858	6.9	—	—	3.6
BK TL21 LLC(3)	15,218,365	9.1	—	—	4.8
Entities affiliated with Baillie Gifford & Co.(4)	13,752,053	8.2	—	—	4.3
Other Directors and Named Executive Officers:
Ryan Fukushima(5)	977,603	*	—	—	*
Andrew Polovin(6)	37,876	*	—	—	*
Peter J. Barris(7)	102,027	*	—	—	*
Eric D. Belcher(8)	16,060	*	—	—	*
Jennifer A. Doudna, Ph.D.(9)	10,503	*	—	—	*
David R. Epstein(10)	3,797	*	—	—	*
Wayne A.I. Frederick, M.D.(11)	15,527	*	—	—	*
Scott Gottlieb, M.D.(12)	32,939	*	—	—	*
Theodore J. Leonsis(13)	1,566,028	*	—	—	*
Nadja West, M.D.(14)	14,834	*	—	—	*
All current directors and executive officers as a group (13 persons)(15)	42,707,939	25.4	5,043,789	100.0	60.7

*	Represents beneficial ownership of less than 1%.
†

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 30 votes per share, and holders of our Class A common stock are entitled to one vote per share. See the section titled “Description of Securities—Class A Common Stock and Class B Common Stock” for additional information about the voting rights of our Class A and Class B common stock.

(1)

Consists of (a) 4,220,589 shares of Class A common stock held by Mr. Lefkofsky, (b) 37,500 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 18, 2025 held by Mr. Lefkofsky, (c) 206 shares of Class A common stock held by Black Media, LLC (“Black Media”), (d) 25,827,132 shares of Class A common stock held by Blue Media, LLC (“Blue Media”), (e) 9,407,283 shares of Class A common stock held by Gray Media, LLC (“Gray Media”), (f) 332,131 shares of Class A common stock held by Lefkofsky Family Foundation DTD 9/5/06 Eric Lefkofsky TTEE (the “Foundation”), (g) 187 shares of Class A common stock held by 346 Long LLC, (h) 178,485 shares of Class B common stock held by Black Media and (i) 4,865,304 shares of Class B common stock held by Blue Media. Mr. Lefkofsky is a member of, and controls a limited liability company that is a member of, 346 Long LLC, and is the sole manager of each of Black Media, Blue Media and Gray Media. Mr. Lefkofsky and his wife, Elizabeth Lefkofsky, serve as trustees of the Foundation. Mr. Lefkofsky holds shared voting and dispositive power of the securities reported herein.

(2)

This information is based on the information reported on the Schedule 13G/A filed by Red Sky Ventures LLC (“Red Sky”), on February 12, 2025. Kimberly Keywell is the sole member and manager of, and may be deemed to have shared voting, investment and dispositive power with respect to the shares held by, Red Sky. The address for each of Red Sky and Ms. Keywell is 1001 Green Bay Road, Suite 146, Winnetka, Illinois 60093.

(3)

This information is based on the information reported on the Form 4/A filed by BK TL21 LLC on January 22, 2025. Bradley A. Keywell is the sole member and manager of, and may be deemed to have voting, investment and dispositive control over the shares held by, BK TL21 LLC. The address for each of BK TL21 LLC and Mr. Keywell is 4603 Franklin Pike, Nashville, Tennessee 37220.

(4)

This information is based on the information reported on the Schedule 13G filed by Baillie Gifford & Co. on November 5, 2024 (the “Baillie Gifford 13G”). Securities reported therein as being beneficially owned by Baillie Gifford & Co. are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. Based on the Baillie Gifford 13G, as of September 30, 2024, securities representing more than 5% of our Class A common stock were held on behalf of the Scottish Mortgage Investment Trust, a UK registered investment company managed by Baillie Gifford & Co. The address for Baillie Gifford & Co. is Calton Square, 1 Greenside Row, Edinburgh, Scotland, United Kingdom, EH1 3AN.

(5)

Consists of (a) 678,210 shares of Class A common stock held by Mr. Fukushima, (b) 150,000 shares of Class A common stock held by Mr. Fukushima’s spouse, (c) 131,893 shares of Class A common stock held by Ryan Fukushima Irrevocable Family Trust and (d) 17,500 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 18, 2025 held by Mr. Fukushima.

(6)

Consists of (a) 15,950 shares of Class A common stock held by Mr. Polovin and (b) 21,926 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 18, 2025 held by Mr. Polovin.

(7)	Consists of 102,027 shares of Class A common stock held by Mr. Barris.
(8)

Consists of (a) 675 shares of Class A common stock held by Mr. Belcher, (b) 14,033 shares of Class A common stock held by Nob Hill Ventures LLC and (c) 1,352 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 18, 2025 held by Mr. Belcher. Mr. Belcher is the controlling shareholder of, and may be deemed to have shared voting, investment and dispositive power with respect to the shares held by Nob Hill Ventures LLC.

(9)

Consists of (a) 9,253 shares of Class A common stock held by Dr. Doudna and (b) 1,250 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 18, 2025 held by Dr. Doudna.

(10)	Consists of 3,797 shares of Class A common stock held by Mr. Epstein.

(11)

Consists of (a) 6,675 shares of Class A common stock held by Dr. Frederick and (b) 8,852 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 18, 2025 held by Dr. Frederick.

(12)

Consists of (a) 29,087 shares of Class A common stock held by Dr. Gottlieb and (b) 3,852 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 18, 2025 held by Dr. Gottlieb.

(13)

Consists of (a) 1,261,718 shares of Class A common stock held by Revolution Growth III, LP (“RG III”), (b) 205,847 shares of Class A common stock held by Revolution Growth Management Company, Inc. (“RGMC”), (c) 96,436 shares held by Theodore J. Leonsis Revocable Trust and (d) 2,027 shares of Class A common stock held by Mr. Leonsis. Mr. Leonsis, as a member of the investment committee of the ultimate general partner of RG III and a member of the board of directors of RGMC, may be deemed to share dispositive power over the shares held by RG III and RGMC. The address for Mr. Leonsis is 1717 Rhode Island Ave., NW, 10th Floor, Washington, DC 20036.

(14)

Consists of (a) 11,658 shares of Class A common stock held by Dr. West and (b) 3,176 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 18, 2025 held by Dr. West.

(15)

Consists of (a) 44,472,805 shares of Class A common stock, (b) 5,043,789 shares of Class B common stock and (c) 138,698 shares of Class A common stock issuable upon the vesting of restricted stock units within 60 days of March 18, 2025.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, which are described in the sections titled “Proposal 1: Election of Directors—Non-Employee Director Compensation” and “Executive Compensation”, below we describe transactions since January 1, 2024, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock at the time of such transaction, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Special Payment to Series G-4 Convertible Preferred Stockholders

In October 2023, we sold an aggregate of 785,245 shares of our Series G-4 convertible preferred stock at a price per share of $57.3069 for an aggregate purchase price of approximately $45.0 million in private placements to accredited investors, including 348,998 shares to Scottish Mortgage Investment Trust plc, an entity controlled by Baillie Gifford & Co., a holder of more than 5% of our capital stock, for an aggregate purchase price of approximately $20.0 million. In connection with our IPO in June 2024, pursuant to the terms of our Series G-4 preferred stock, each share of Series G-4 preferred stock converted into a number of shares of our Class A common stock equal to (i) $57.3069 per share, plus any accrued and unpaid dividends on such share, divided by $31.45, which represented 85% of the public offering price in our IPO. The holders of our Series G-4 convertible preferred stock were entitled to paid-in-kind dividends at a rate of 5.25% of the original issue price, payable in shares of Series G-4 convertible preferred stock. In addition, in July 2024, we paid an aggregate of approximately $2.3 million to former holders of Series G-4 preferred stock, including Scottish Mortgage Investment Trust plc, because pursuant to the terms of the Series G-4 preferred stock, each holder was entitled to an amount equal to 5% of the per share price for each share of Series G-4 preferred stock purchased by such holder, in the event that following our IPO, the average of the last trading price on each trading day during the ten day trading period beginning on the first day of trading of our Class A common stock is less than 110% of the price per share of Class A common stock sold in our IPO. The holders of our Series G-4 preferred stock are also entitled to specified registration rights. See Exhibit 4.2 (Description of Registrant’s Securities) to our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Description of Securities”) for additional information regarding these registration rights.

Cash Dividend Payment

On June 4, 2024, we paid an aggregate of approximately $5.6 million of accrued and unpaid cash dividends in respect of certain shares of our convertible preferred stock. Of this amount, approximately $5.3 million was paid to entities controlled by Mr. Lefkofsky and approximately $67,000 was paid to each of BK TL21 LLC and Red Sky LLC, each a holder of more than 5% of our capital stock.

Investor Rights, Voting, and Right of First Refusal and Co-Sale Agreements

In connection with our convertible preferred stock financings, we entered into investor rights, voting, right of first refusal, and co-sale agreements containing registration rights, information rights, voting rights, board representation rights, indemnification provisions and rights of first refusal, among other things, with certain holders of our convertible preferred stock and certain holders of our common stock, including entities affiliated with Mr. Lefkofsky, BK TL21 LLC and Red Sky LLC, each a holder of more than 5% of our capital stock.

The covenants included in these stockholder agreements terminated upon the closing of our IPO, except with respect to registration rights, as more fully described in the Description of Securities. See also the section titled “Security Ownership of Certain Beneficial Owners and Management” for additional information regarding beneficial ownership of our capital stock.

Real Property Leases

In January 2018, we entered into an office lease with a third-party landlord in connection with which Lightbank LLC was allowed to terminate its then-outstanding lease with the landlord. We received $1.5 million from Lightbank LLC to be amortized over the course of the lease, of which $0.6 million remains to be amortized as of December 31, 2024. We currently sublease a portion of this office space to Lightbank LLC, Lefkofsky Family Foundation and 346 Investment Partners, each an entity affiliated with and controlled by Mr. Lefkofsky, on a month-to-month basis. As of December 31, 2024, we have received an aggregate of $0.7 million in sublease income from these related parties.

Agreements with Pathos

We entered into a master agreement in August 2021, as amended and restated in February 2024, with Pathos AI, Inc. (“Pathos”), a healthcare company co-founded by Mr. Lefkofsky, our Chief Executive Officer, Founder and Chairman, and Mr. Fukushima, our Chief Operating Officer. Mr. Lefkofsky currently serves as Executive Chairman and a member of Pathos’ board of directors. We have a warrant to purchase 23,456,790 shares, or approximately 16.5% of the outstanding equity in Pathos as of the IPO Date, for $.0125 per share. The warrant will automatically exercise upon a change of control (as defined therein) or upon an initial public offering of Pathos’ securities. Pursuant to this master agreement, we granted Pathos a limited, non-exclusive, revocable, non-transferable right and license, without right of sublicense, to access and download certain de-identified records from our proprietary database. Pathos in turn agreed to pay us certain license fees depending on the number of de-identified records it elects to license during the term of the master agreement. Pathos also agreed to pay us a subscription fee equal to $0.4 million per year for access to our Lens product for the term of the master agreement. The master agreement provides for an initial term of five years, measured from February 2024, with a subsequent five-year renewal provision unless the agreement is terminated. Pathos may own certain analysis, summaries, reports or other information it creates with, or based upon, the de-identified data it licenses from us, and it may continue to use such information following termination of the agreement.

Either party may terminate the agreement after the initial five-year term by prior written notice to the other party. As of the date hereof, Pathos has paid us an aggregate of $1.2 million in annual subscription fees, and we have not exercised the warrant to purchase shares of Pathos common stock.

In March 2022, we and Pathos entered into a sequencing pilot project under the master agreement pursuant to which we ran our xT NGS assay on 15 samples provided by Pathos in exchange for a one-time discounted fee of less than $0.1 million.

In April 2022, we and Pathos entered into a non-exclusive analytical services program under the master agreement pursuant to which we provide services to help Pathos use our de-identified data to answer research and development questions posed by Pathos. Under the program, we initially provided 500 hours of analytical services to Pathos over 6 months in exchange for increasing by $0.1 million the annual subscription fee payable by Pathos. Pathos has the right to extend the program either in six month increments or by increasing by 1,000 the number of analytical services hours we provide in any six-month period. In each case, the fee paid by Pathos increases proportionally.

In April 2023, Mr. Fukushima, Tempus’s Chief Operating Officer, was appointed as interim Chief Executive Officer of Pathos. In connection with such appointment, our Board authorized the Company to amend

Mr. Fukushima’s employment agreement to, among other things, acknowledge his service as Pathos’s interim Chief Executive Officer and allow him to split his professional time between the two companies, with no less than 50% of professional time devoted to Tempus.

In May 2024, we and Pathos entered into an order form under the master agreement pursuant to which we will license organoids and organoid data sets to Pathos. Under this order form, we granted Pathos a revocable, limited, non-transferable, non-exclusive right and license, without right of sublicense, to use certain organoid material and organoid data. Pathos in turn agreed to pay us certain license fees depending on the number of organoid materials and data it elects to license and the term of such license. The order form provides for an initial term of two years, subject to annual renewal upon written confirmation from us and Pathos. As of the date hereof, we have received $1.9 million for the license fee payment from Pathos.

In August 2024, we, through our subsidiary, Tempus Compass, LLC (“Tempus Compass”), and Pathos entered into a start-up agreement for the provision of certain services by Tempus Compass for a study. As of the date hereof, we have received $3.0 million in fee payment from Pathos.

Aircraft for Business Travel

We entered into an arm’s length arrangement in 2018 pursuant to which we charter for business use an aircraft owned by 346 Investment Partners LLC, an entity affiliated with and controlled by Mr. Lefkofsky, through a third-party aircraft management company, which in turn reimburses 346 Investment Partners LLC at market rates. For the fiscal year ended December 31, 2024, we paid the third-party aircraft management company approximately $0.8 million pursuant to this arrangement.

Equity Grants to Directors and Executive Officers

We have granted RSUs to certain of our directors and executive officers. For more information regarding the stock awards granted to our directors and named executive officers, see the sections titled “Proposal 1: Election of Directors—Non-Employee Director Compensation” and “Executive Compensation.”

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors and officers, and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our employees and other agents when determined appropriate by the board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.

Related Person Transactions Policy

Our Board adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us by an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including our Class A common stock), including any of their immediate family members and affiliates and entities owned or controlled by any related person.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of the proposed related person transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our Board) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the risks, costs, and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

Our audit committee will approve only those transactions that it determines are fair to and in the best interests of the Company. All of the transactions described above were entered into prior to the adoption of, or in compliance with, such policy.

OTHER INFORMATION FOR STOCKHOLDERS

Stockholder Proposals for the 2026 Annual Meeting of Stockholders

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of stockholders or nominate persons for election to the Board.

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2026 annual meeting of stockholders. To be eligible for inclusion in the Company’s 2026 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than December 8, 2025, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Alternatively, in accordance with the “advance notice” provisions of our bylaws, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2026 annual meeting of stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2025 Annual Meeting of Stockholders, unless the date of the 2026 annual meeting of stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary of the 2025 Annual Meeting of Stockholders. For the Company’s 2026 annual meeting of stockholders, this means that any such proposal or nomination must be submitted no earlier than January 20, 2026 and no later than February 19, 2026. However, if our 2026 annual meeting of stockholders is not held between April 20, 2026 and July 29, 2026, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2026 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the 2026 annual meeting of stockholders, or the 10th day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made by the Company. Any such notice to the Secretary must include the information required by our bylaws.

Notices of any proposals or nominations for the Company’s 2026 annual meeting of stockholders should be sent to the Secretary of the Company at 600 West Chicago, Suite 510, Chicago, Illinois 60654.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker.

Additional Filings

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website investors.tempus.com and click on “SEC Filings” under the “Financials” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2024, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by contacting Tempus AI, Inc. by mail at 600 West Chicago, Suite 510, Chicago, Illinois 60654, and/or by telephone at (800) 976-5448.

OTHER MATTERS

Our Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgement. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.

By Order of the Board of Directors

/s/ Andrew Polovin
Andrew Polovin
Secretary
April 7, 2025

Annex A
to Proxy Statement

RESOLUTIONS OF

THE BOARD OF DIRECTORS OF

TEMPUS AI, INC.

Resolutions Related to Nevada Reincorporation

REINCORPORATION OF THE COMPANY TO THE STATE OF NEVADA BY CONVERSION

WHEREAS, as part of its ongoing oversight, direction and management of the business of Tempus AI, Inc., a Delaware corporation (the “Company”), the Board of Directors (the “Board”) of the Company has studied and evaluated, as well as discussed with management and the Board’s advisors, the relevant information and considerations with respect to a potential reincorporation of the Company;

WHEREAS, following its evaluation of a potential reincorporation of the Company, the Board has determined that approving and effecting a reincorporation of the Company from the State of Delaware to the State of Nevada by the conversion of the Company from a corporation organized under the laws of the State of Delaware to a corporation organized under the laws of the State of Nevada, pursuant to and in accordance with Section 266 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), Sections 92A.195 and 92A.205 of the Nevada Revised Statutes, as amended (the “NRS”), and the proposed Plan of Conversion (the “Plan of Conversion”), in substantially the form attached hereto as Exhibit A (such conversion, the “Nevada Reincorporation”) and approving and adopting the Plan of Conversion and the proposed Nevada articles of incorporation (the “Nevada Charter”) and the proposed Nevada bylaws (the “Nevada Bylaws” and, together with the Nevada Charter, the “Nevada Governing Documents”), substantially in the forms attached hereto as Exhibit B and Exhibit C, respectively, are in the best interests of the Company and its stockholders;

WHEREAS, pursuant to the terms of the Plan of Conversion, upon the Nevada Reincorporation, the Company will cease to be governed by the laws of the State of Delaware and its existing restated certificate of incorporation and amended and restated bylaws and will become a corporation governed by the laws of the State of Nevada (the “Converted Corporation”) and the Nevada Governing Documents;

WHEREAS, upon receipt of stockholder approval of the Nevada Reincorporation (including the Plan of Conversion and the Nevada Governing Documents) and these resolutions approving the Nevada Reincorporation at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), and subject to the Board’s sole discretion (including any duly authorized committee thereof) to move forward with or abandon the Nevada Reincorporation, as set forth below, the Nevada Reincorporation will become effective at the date and time (the “Effective Time”) that is the later of the filing of, or at such later stated effective date and time specified in, each of (i) the articles of conversion meeting the requirements of Section 92A.205 of the NRS (the “Articles of Conversion”) to be properly executed and filed in accordance with such section and (ii) a certificate of conversion meeting the requirements of Section 266 of the DGCL (the “Certificate of Conversion”) to be properly executed and filed in accordance with such section;

WHEREAS, at the Effective Time, (i) each share of Class A Common Stock, par value $0.0001 per share, of the Company issued and outstanding or held in treasury immediately prior to the Effective Time will be automatically converted into one share of the Class A Common Stock, par value $0.0001 per share, of the Converted Corporation; and (ii) each share of Class B Common Stock, par value $0.0001 per share, of the Company issued and outstanding or held in treasury immediately prior to the Effective Time will be automatically converted into one share of the Class B Common Stock, par value $0.0001 per share, of the Converted Corporation; and

WHEREAS, at the Effective Time, any warrant, option, restricted stock unit, equity or equity-based award, or other right to acquire any shares of, or of any instrument to convert into or based on the value of, the Class A Common Stock or Class B Common Stock of the Company or other equity security of the Company, whether vested or unvested, which is outstanding immediately prior to the Effective Time (each, a “Convertible Security”), shall from and after the Effective Time, constitute a warrant, option, restricted stock unit, equity or equity-based award or other right to acquire any shares of, or of any instrument to convert into or based on the value of, the same amount of the Class A Common Stock or Class B Common Stock of the Converted Corporation or other equity securities of the Converted Corporation, respectively, and, if applicable, with the same exercise or purchase price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other terms and conditions of the applicable Convertible Security immediately prior to the Effective Time.

NOW, THEREFORE, BE IT RESOLVED, that, after due consideration, the Board hereby determines that the Nevada Reincorporation, the Plan of Conversion and the Nevada Governing Documents are in the best interests of the Company and its stockholders and approves and adopts the Nevada Reincorporation, the Plan of Conversion and the Nevada Governing Documents;

RESOLVED FURTHER, that the form, terms, provisions, and conditions of the Plan of Conversion be, and the same hereby are, in all respects approved and adopted;

RESOLVED FURTHER, that the Board hereby directs that the Nevada Reincorporation (including the Plan of Conversion and the Nevada Governing Documents) and these resolutions approving the Nevada Reincorporation be submitted for approval and adoption, respectively, by the stockholders of the Company at the Annual Meeting;

RESOLVED FURTHER, that the Board hereby recommends a vote “FOR” the Nevada Reincorporation proposal, including, without limitation, the Nevada Reincorporation (including the Plan of Conversion and the Nevada Governing Documents), and that the Company’s stockholders approve the Nevada Reincorporation (including the Plan of Conversion and the Nevada Governing Documents) and adopt these resolutions at the Annual Meeting;

RESOLVED FURTHER, that upon receipt of stockholder approval of the Nevada Reincorporation (including the Plan of Conversion and the Nevada Governing Documents) and the adoption of these resolutions, the Chief Executive Officer, Chief Financial Officer, EVP, General Counsel and Secretary of the Company and any other officer authorized by such officers (individually, an “Authorized Officer” and, collectively, the “Authorized Officers”) be, and each of them hereby is, subject to the Board’s sole discretion (including any duly authorized committee thereof) to move forward with or abandon the Nevada Reincorporation, as set forth below, authorized, empowered and directed, in the name and on behalf of the Company and without further action by the Board, to prepare, execute, file and deliver all agreements, documents, notices, certificates, consents, approvals or other instruments and take all such actions that such Authorized Officer deems necessary, desirable or appropriate in order to perform the Company’s obligations under the Plan of Conversion and to consummate the Nevada Reincorporation, including, without limitation, (a) the execution and filing of the Certificate of Conversion, (b) the execution and filing of the Articles of Conversion (including the Nevada Charter); (c) the filing of the annual franchise tax reports required by the Secretary of State of the State of Delaware and the payment of the applicable franchise taxes; (d) the payment of any fees that may be necessary in connection with the Nevada Reincorporation; (e) the submission of all required notifications to the Nasdaq Stock Market LLC or any other applicable stock exchange; and (f) the filing of Current Reports on Form 8-K and any other regulatory filings that may be necessary, desirable or appropriate in connection with the Nevada Reincorporation;

RESOLVED FURTHER, that, notwithstanding approval by the stockholders of the Company of the Nevada Reincorporation (including the Plan of Conversion and the Nevada Governing Documents) and the adoption of these resolutions, the Board or any duly authorized committee thereof may, at any time prior to the Effective Time, abandon the Nevada Reincorporation and the Plan of Conversion without further action by the stockholders of the Company;

RESOLVED FURTHER, that pursuant to the Plan of Conversion, at the Effective Time, any outstanding electronic, uncertificated entries (“Book Entry”) that immediately prior to the Effective Time represented issued and outstanding shares of Class A Common Stock or Class B Common Stock of the Company shall be deemed for all purposes to evidence ownership of and to represent shares of Class A Common Stock or Class B Common Stock, as applicable, of the Converted Corporation; and

RESOLVED FURTHER, that, contingent upon and effective as of the consummation of the Nevada Reincorporation, all shares of Class A Common Stock and Class B Common Stock of the Converted Corporation shall be Book Entry.

Annex B
to Proxy Statement

TEMPUS AI, INC.

PLAN OF CONVERSION

This Plan of Conversion (this “Plan”) sets forth certain terms of the conversion of Tempus AI, Inc., a Delaware corporation (the “Delaware Corporation”), to a Nevada corporation (the “Nevada Corporation”), pursuant to the terms of the General Corporation Law of the State of Delaware (as amended, the “DGCL”) and Chapters 78 and 92A of the Nevada Revised Statutes (as amended, the “NRS”).

WITNESSETH:

WHEREAS, the Delaware Corporation was incorporated on September 21, 2015 under the name Bioin, Inc.;

WHEREAS, upon the terms and subject to the conditions set forth in this Plan, and in accordance with Section 266 of the DGCL and NRS 92A.195, the Delaware Corporation will be converted to a Nevada Corporation;

WHEREAS, the board of directors (the “Board”) of the Delaware Corporation has unanimously (i) determined that the Conversion (as defined below) is advisable and in the best interests of the Delaware Corporation and its stockholders and recommended the approval of the Conversion by the stockholders of the Delaware Corporation and (ii) approved and adopted this Plan, the Conversion, and the other documents and transactions contemplated by this Plan, including the Nevada Corporation Governing Documents, the Delaware Certificate of Conversion and the Nevada Articles of Conversion (as each is defined below);

WHEREAS, the stockholders of the Delaware Corporation have approved and adopted this Plan, the Conversion, and the other documents and transactions contemplated by this Plan, including the Nevada Corporation Governing Documents (as defined below), the Delaware Certificate of Conversion and the Nevada Articles of Conversion; and

WHEREAS, in connection with the Conversion, at the Effective Time (as hereinafter defined), each share of Class A Common Stock, par value $0.0001 per share (“Delaware Class A Common Stock”), and each share of Class B Common Stock, par value $0.0001 per share (“Delaware Class B Common Stock”), of the Delaware Corporation issued and outstanding immediately prior to the Effective Time shall be converted into one share of Class A Common Stock, par value $0.0001 per share (“Nevada Class A Common Stock”), and one share of Class B Common Stock, par value $0.0001 per share (“Nevada Class B Common Stock”), of the Nevada Corporation, respectively.

The mode of carrying out the Conversion into effect shall be as described in this Plan.

ARTICLE I

THE CONVERSION

1.1 Conversion. At the Effective Time (as hereinafter defined), the Delaware Corporation will be converted to the Nevada Corporation, pursuant to, and in accordance with, Section 266 of the DGCL and NRS 92A.195 (the “Conversion”), whereupon the Delaware Corporation will continue its existence in the organizational form of the Nevada Corporation, which will be subject to the laws of the State of Nevada. The Board and the stockholders of the Delaware Corporation have approved and adopted this Plan, the Conversion, and the other documents and transactions contemplated by this Plan, including the Nevada Corporation Governing Documents, the Delaware Certificate of Conversion and the Nevada Articles of Conversion.

1.2 Certificate of Conversion. The Delaware Corporation shall file a certificate of conversion in the form attached hereto as Exhibit A (the “Delaware Certificate of Conversion”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) and shall file articles of conversion in the form attached hereto as Exhibit B (the “Nevada Articles of Conversion”) and articles of incorporation in the form attached hereto as Exhibit C (the “Nevada Articles of Incorporation”) with the Nevada Secretary of State (the “Nevada Secretary of State”), and the Delaware Corporation or the Nevada Corporation, as applicable, shall make all other filings or recordings required by the DGCL or the NRS in connection with the Conversion.

1.3 Effective Time. The Conversion will become effective upon the filing of the Delaware Certificate of Conversion with the Delaware Secretary of State and the filing of the Nevada Articles of Conversion and the Nevada Articles of Incorporation with the Nevada Secretary of State, or at such a later time as specified in the Delaware Certificate of Conversion and the Nevada Articles of Conversion (the “Effective Time”).

ARTICLE II

ORGANIZATION

2.1 Nevada Governing Documents. At the Effective Time, the Nevada Articles of Incorporation and the Bylaws of the Nevada Corporation in the form attached hereto as Exhibit D (together with the Nevada Articles of Incorporation, the “Nevada Corporation Governing Documents”), shall govern the Nevada Corporation until amended and/or restated in accordance with the Nevada Governing Documents and applicable law.

2.2 Directors and Officers. At the Effective Time, by virtue of the Conversion and without any further action on the part of the Delaware Corporation or its stockholders, (i) the members of the Board of the Delaware Corporation as of immediately prior to the Effective Time shall continue as, and constitute all of, the members of the Board of the Nevada Corporation, (ii) the chairperson of the Board of the Delaware Corporation as of immediately prior to the Effective Time shall be the chairperson of the Board of the Nevada Corporation, to serve at the pleasure of the Board of the Nevada Corporation, (iii) each committee of the Board of the Delaware Corporation existing immediately prior to the Effective Time shall continue as a committee of the Board of the Nevada Corporation, on the same terms and with the same powers and authority as the applicable committee of the Board of the Delaware Corporation as of immediately prior to the Effective Time, and the members of each committee of the Board of the Delaware Corporation as of immediately prior to the Effective Time shall be the members of each such committee of the Board of the Nevada Corporation, each to serve at the pleasure of the Board of the Nevada Corporation, and (iv) the officers of the Delaware Corporation holding their respective offices in the Delaware Corporation as of immediately prior to the Effective Time shall continue in their respective offices as officers of the Nevada Corporation.

ARTICLE III

EFFECT OF THE CONVERSION

3.1 Effect of Conversion. At the Effective Time, the effect of the Conversion will be as provided by this Plan and by the applicable provisions of the DGCL and the NRS. Without limitation of the foregoing, for all purposes of the laws of the States of Delaware and Nevada, all of the rights, privileges, and powers of the Delaware Corporation, and all property, real, personal, and mixed, and all debts due to the Delaware Corporation, as well as all other things and causes of action belonging to the Delaware Corporation, shall remain vested in the Nevada Corporation and shall be the property of the Nevada Corporation, and all debts, liabilities, and duties of the Delaware Corporation shall remain attached to the Nevada Corporation, and may be enforced against the Nevada Corporation to the same extent as if said debts, liabilities, and duties had originally been incurred or contracted by the Nevada Corporation.

3.2 Conversion of Shares. At the Effective Time, by virtue of the Conversion and without any further action by the Delaware Corporation or its stockholders, (i) each share of Delaware Class A Common Stock issued and outstanding immediately before the Effective Time shall be converted into one share of Nevada Class A Common Stock, and all options, restricted stock units, warrants or other entitlements to receive a share of Delaware Class A Common Stock, whether vested or unvested, shall automatically be converted into an option, restricted stock unit, warrant or other entitlement to receive a share of Nevada Class A Common Stock, if applicable, with the same exercise or purchase price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other terms and conditions of the applicable option, restricted stock unit, warrant or other entitlement to receive shares, immediately prior to the Effective Time, and (ii) each share of Delaware Class B Common Stock issued and outstanding immediately before the Effective Time shall be converted into one share of Nevada Class B Common Stock, and all options, restricted stock units, warrants or other entitlement to receive a share of Delaware Class B Common Stock, whether vested or unvested, shall automatically be converted into an option, restricted stock unit, warrant or other entitlement to receive a share of Nevada Class B Common Stock, if applicable, with the same exercise or purchase price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other terms and conditions of the applicable option, restricted stock unit, warrant or other entitlement to receive shares, immediately prior to the Effective Time.

3.3 Effect on Employee Benefit, Equity Incentive or Other Similar Plans. Upon the Effective Time, by virtue of the Conversion and without any further action by the Delaware Corporation or its stockholders, each employee benefit plan, equity incentive plan or other similar plan to which the Delaware Corporation is a party shall continue to be a plan of the Nevada Corporation. To the extent that any such plan provides for the issuance of Delaware Common Stock, upon the Effective Time, such plan shall be deemed to provide for the issuance of Nevada Common Stock.

ARTICLE IV

MISCELLANEOUS

4.1 Abandonment or Amendment. At any time prior to the filing of the Delaware Certificate of Conversion with the Delaware Secretary of State, the Board, or any duly authorized committee thereof, may abandon the proposed Conversion and terminate this Plan to the extent permitted by law or may amend this Plan.

4.2 Captions. The captions in this Plan are for convenience only and shall not be considered a part, or to affect the construction or interpretation, of any provision of this Plan.

4.3 Tax Reporting. The Conversion is intended to be a “reorganization” for purposes of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) (and any similar provision of state or local law), and this Plan is hereby adopted as a “plan of reorganization” for purposes of the Section 368(a)(1)(F) of the Code.

4.4 Governing Law. This Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

4.5 Record of Conversion. A copy of this Plan will be kept at the principal place of business of the Nevada Corporation and, upon the request of any stockholder of the Delaware Corporation, a copy of this Plan shall promptly be delivered to such stockholder.

[Remainder of Page Intentionally Left Blank]

Annex C
to Proxy Statement

ARTICLES OF INCORPORATION

OF

TEMPUS AI, INC.

I.

The name of this company is Tempus AI, Inc. (the “Company”). The Company is the resulting entity in the conversion of Tempus AI, Inc., a Delaware corporation, into a Nevada corporation (the “Conversion”) and is a continuation of the existence thereof pursuant to Chapter 92 of the Nevada Revised Statutes (as amended from time to time, the “NRS”).

II.

The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The registered office of the Corporation shall be the street address of its registered agent in the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of the NRS.

IV.

A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” (the “Common Stock”) and “Preferred Stock” (the “Preferred Stock”). The total number of shares of Common Stock that the Company is authorized to issue is 1,005,500,000 shares, 1,000,000,000 shares of which shall be designated as a series of Common Stock denominated as “Class A Common Stock” (the “Class A Common Stock”) and 5,500,000 shares of which shall be designated as a series of Common Stock denominated as “Class B Common Stock” (the “Class B Common Stock”). The total number of shares of Preferred Stock that the Company is authorized to issue is 20,000,000 shares. The Preferred Stock shall have a par value of $0.0001 per share and the Common Stock shall have a par value of $0.0001 per share.

B. Subject to the restrictions of Section 4(d) of Part D of Article IV, the Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company is hereby expressly authorized by resolution or resolutions to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares of such shares and to determine for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as permitted by the NRS and as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors and the certificate of designation for such series filed with the Nevada Secretary of State providing for the issuance of shares of such series. The Board of Directors is also expressly authorized to increase (but not above the authorized number of shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

C. The number of authorized shares of Preferred Stock, Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Company entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, Class A Common Stock or Class B Common Stock unless a vote of any such holders is required pursuant to the terms of any Certificate of Designation filed with respect to any series of Preferred Stock.

D. Except as provided above, the rights, preferences, privileges, restrictions and other matters relating to the Class A Common Stock and Class B Common Stock are as follows:

1. Definitions.

(a) “Acquisition” means (A) any consolidation or merger of the Company with or into any other Entity, other than any such consolidation or merger in which the stockholders of the Company immediately prior to such consolidation or merger continue to hold a majority of the voting power of the surviving Entity in substantially the same proportions (or, if the surviving Entity is a wholly owned subsidiary of another Entity, the surviving Entity’s Parent) immediately after such consolidation, merger or reorganization; or (B) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred or issued; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes.

(b) “Asset Transfer” means the sale, lease or exchange of all or substantially all the assets of the Company.

(c) “Board of Directors” means the board of directors of the Company.

(d) “Articles of Incorporation” means the articles of incorporation of the Company, as amended and/or restated from time to time, including the terms of any certificate of designation of any series of Preferred Stock.

(e) “Disposition Control” means, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to direct any sale, assignment, transfer, conveyance hypothecation or other transfer or disposition, directly or indirectly, of such share.

(f) “Entity” means any corporation, partnership, limited liability company or other legal entity.

(g) “Effective Time” means the time these Articles of Incorporation of the Company filed with the Nevada Secretary of State became effective in accordance with the NRS.

(h) “Family Member” means with respect to any natural person, the spouse, ex-spouse, domestic partner, lineal (including by adoption) descendant or antecedent, brother or sister, the adopted child or adopted grandchild, or the spouse or domestic partner of any child, adopted child, grandchild or adopted grandchild of such individual.

(i) “Final Conversion Date” means 5:00 p.m. in New York City, New York on the last Trading Day on which a Final Conversion Trigger Event occurs.

(j) “Final Conversion Trigger Event” shall mean the earliest to occur of any of the following (i) the Trading Day that is no less than 90 days and no more than 150 days following June 17, 2044; (ii) the date on which the Founder is no longer providing services to the Company as an executive officer or director; and (iii) the Trading Day that is no less than 90 days and no more than 150 days following the date that the Founder and his controlled entities hold, in the aggregate, fewer than ten million (10,000,000) shares of the Company’s capital stock (as adjusted for stock splits, stock dividends, combinations, subdivisions and recapitalizations).

(k) “Founder” means Eric Lefkofsky, an individual.

(l) “Liquidation Event” means (i) any Asset Transfer or Acquisition in which cash or other property is, pursuant to the express terms of the Asset Transfer or Acquisition, to be distributed to the stockholders in respect of their shares of capital stock in the Company or (ii) any liquidation, dissolution and winding up of the Company; provided, however, for the avoidance of doubt, compensation pursuant to any employment, consulting, severance or other compensatory arrangement to be paid to or received by a person who is also a holder of Class A Common Stock, Class B Common Stock or Preferred Stock does not constitute consideration or a “distribution to stockholders” in respect of the Class A Common Stock, Class B Common Stock or Preferred Stock.

(m) “Parent” of an Entity means any Entity that directly or indirectly owns or controls a majority of the voting power of the voting securities or interests of such Entity.

(n) “Permitted Entity” means any of the following:

(i) a trust for the benefit of any person so long as the Founder directly, or indirectly through one or more other Permitted Entities, has exclusive Disposition Control and exclusive Voting Control (as defined below) with respect to the shares of Class B Common Stock held by such trust;

(ii) a trust under the terms of which the Founder has retained a “qualified interest” within the meaning of §2702(b) of the Internal Revenue Code of 1986 (as amended, the “Internal Revenue Code”) or a reversionary interest so long as the Founder has exclusive Disposition Control and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust;

(iii) a trust for the benefit of one or more of (1) the Founder, (2) a Family Member of the Founder, (3) a Permitted Entity or (4) a charitable organization, foundation or similar Entity in which the trustee is one or more of (x) the Founder, (y) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, accounting, legal or financial advisors, or bank trust departments or (z) a member of the Board of Directors, an executive officer of the Company, a private banker at a nationally or internationally recognized financial institution or a legal advisor of the Founder, in each case, so long as such person is approved by a majority of the members of the Board of Directors other than the Founder (if serving as a member of the Board of Directors), provided, that any such person described in clauses (x), (y) or (z) of the foregoing is subject to appointment and removal solely by the Founder (directly or indirectly through a Permitted Entity) or a Permitted Entity (a “Qualified Trustee”); provided that exclusive Disposition Control and exclusive Voting Control over shares of Class B Common Stock held by such trust is at all times held by one or both of (i) the Qualified Trustee (ii) the Founder or a Permitted Entity, and if at any time (A) the Founder or a Permitted Entity or (B) the Qualified Trustee does not have exclusive Disposition Control and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, then each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; and provided, further, in the event a Qualified Trustee resigns as trustee, or becomes ineligible to be a Qualified Trustee, or otherwise ceases to serve as a Qualified Trustee, the Founder or Permitted Entity, as applicable, shall have sixty (60) days to appoint a replacement Qualified Trustee before any shares of Class B Common Stock held by such trust shall be automatically converted into shares of Class A Common Stock;

(iv) a trust under the terms of which the Founder has the power to revest in the Founder title to the trust property, if such power is exercisable solely by the Founder without the approval or consent of any other person or with the consent of a “related or subordinate party” within the meaning of §672(c) of the Internal Revenue Code, provided that exclusive Disposition Control and exclusive Voting Control over shares of Class B Common Stock held by such trust is at all times held by one or both of (i) the Qualified Trustee (ii) the Founder or a Permitted Entity; and provided, in the event a Qualified Trustee resigns as trustee, or becomes ineligible to be a Qualified Trustee, or otherwise ceases to serve as a Qualified Trustee, the Founder or Permitted Entity, as applicable, shall have sixty (60) days to appoint a replacement Qualified Trustee before any shares of Class B Common Stock held by such trust shall be automatically converted into shares of Class A Common Stock. A trust satisfying the conditions of Section 1(n)(iii) or this Section 1(n)(iv) is referred to herein as a “Qualified Trust”;

(v) an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which the Founder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code; provided that in each case the Founder has exclusive Disposition Control and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust;

(vi) a charitable organization, foundation or similar Entity organized and operated primarily for religious, scientific, literary, education or a charitable purpose (a “Qualified Charity”) so long as the Founder, directly, or indirectly through one or more other Permitted Entities, or a Qualified Trustee of a Qualified Trust, retains exclusive Disposition Control and exclusive Voting Control with respect to the shares of Class B Common Stock held by such Qualified Charity, it being understood that the Founder shall be deemed for all purposes hereof to retain exclusive Disposition Control and exclusive Voting Control with respect to the shares of Class B Common Stock held of record by such Qualified Charity as long as the Founder, a Permitted Entity, or a Qualified Trustee of a Qualified Trust has the right to, directly or indirectly, elect and remove such number of the members of the board of directors, managers or other similar persons in such Qualified Charity who have sufficient voting or other power to direct or exercise the Voting Control and Disposition Control of the shares of Class B Common Stock held of record by such Qualified Charity; provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such Qualified Charity) to the Founder or such Permitted Entity, as applicable;

(vii) an estate, so long as the Founder has exclusive Disposition Control and exclusive Voting Control with respect to the shares of Class B Common Stock held by such estate; and

(viii) any Entity (each, a “Founder Entity”) in which the Founder, directly, or indirectly through one or more Permitted Entities, or a Qualified Trustee of a Qualified Trust, owns or controls shares, membership interests or other voting interests with sufficient voting control in the Entity, or otherwise has legally enforceable rights, such that the Founder retains exclusive Disposition Control and exclusive Voting Control with respect to the shares of Class B Common Stock held of record by such Founder Entity, it being understood that the Founder shall be deemed for all purposes hereof to retain exclusive Disposition Control and exclusive Voting Control with respect to the shares of Class B Common Stock held of record by such Founder Entity as long as the Founder, a Permitted Entity, or a Qualified Trustee of a Qualified Trust has the right to, directly or indirectly, elect and remove such number of the members of the board of directors, managers or other similar persons in a Founder Entity who have sufficient voting or other power to direct or exercise the Voting Control and Disposition Control of the shares of Class B Common Stock held of record by such Founder Entity.

For the sake of clarity, in this Section 1(n), the Founder will be deemed to have exclusive Disposition Control and exclusive Voting Control over shares of Class B Common Stock held by a person if a Permitted Entity or, in the case of a Qualified Trust, a Qualified Trustee has exclusive Disposition Control and exclusive Voting Control over such shares.

(o) “Permitted Transfer” means, and is restricted to, any Transfer of a share of Class B Common Stock:

(i) by a Qualified Stockholder who is a natural person (including a natural person serving in a trustee capacity with regard to a trust for the benefit of himself or herself and/or his or her Family Members), to the trustee of a Permitted Entity that is a trust of such Qualified Stockholder or to such Qualified Stockholder in his or her individual capacity or as a trustee of a Permitted Entity that is a trust;

(ii) by the trustee of a Permitted Entity that is a trust of a Qualified Stockholder, to such Qualified Stockholder, the trustee of any other Permitted Entity that is a trust of such Qualified Stockholder or any Permitted Entity of such Qualified Stockholder;

(iii) by a Qualified Stockholder to any Permitted Entity of such Qualified Stockholder; or

(iv) by a Permitted Entity of a Qualified Stockholder to such Qualified Stockholder or any other Permitted Entity, or the trustee of a Permitted Entity that is a trust of such Qualified Stockholder.

(p) “Permitted Transferee” means a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.

(q) “Qualified Stockholder” means (i) the Founder, (ii) any record holder of a share of Class B Common Stock at the Effective Time, and (iii) a Permitted Transferee.

(r) “Trading Day” means any day on which The Nasdaq Stock Market, or any national stock exchange under which the Company’s equity securities are listed for trading, is open for trading.

(s) “Transfer” of a share of Class B Common Stock means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Article IV:

(i) the granting of a revocable proxy to officers or directors of the Company at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(ii) the existence of any proxy granted prior to the Effective Time or the amendment or expiration of any such proxy;

(iii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Company, (B) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(iv) the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise exclusive Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer”; or

(v) entering into, or reaching an agreement, arrangement or understanding regarding, a support or similar voting or tender agreement (with or without granting a proxy) in connection with a Liquidation Event, Asset Transfer or Acquisition that has been approved by the Board of Directors.

A “Transfer” shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (i) a Permitted Transferee on the date that such Permitted Transferee ceases to meet the qualifications to be a Permitted Transferee of the Qualified Stockholder who effected the Transfer of such shares to such Permitted Transferee, or (ii) an Entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis, from and after the Effective Time, of a majority of the voting power of the voting securities of such Entity or any Parent of such Entity, other than a Transfer to parties that were, as of the Effective Time, holders of voting securities of any such Entity or Parent of such Entity.

(t) “Voting Control” means, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting, directly or indirectly, of such share by proxy, voting agreement or otherwise.

2. Rights Relating To Dividends and Other Distributions, Subdivisions and Combinations.

(a) Subject to the prior rights of holders of any Preferred Stock at the time outstanding having prior rights as to dividends or other distributions, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Company legally available therefor, such dividends or other distributions as may be declared from time to time by the Board of Directors. Except as permitted in Section 2(b) of this Part D of Article IV, any dividends or other distributions paid to the holders of shares of Class A Common Stock and Class B Common Stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.

(b) The Company shall not declare or pay any dividend or make any other distribution to the holders of Class A Common Stock or Class B Common Stock payable in securities of the Company unless the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Common Stock; provided, however, that (i) dividends or other distributions payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock may be declared and paid to the holders of Class A Common Stock without the same dividend or distribution being declared and paid to the holders of the Class B Common Stock if, and only if, a dividend or other distribution payable in shares of Class B Common Stock, or rights to acquire shares of Class B Common Stock, as applicable, are declared and paid to the holders of Class B Common Stock at the same rate and with the same record date and payment date; and (ii) dividends or other distributions payable in shares of Class B Common Stock or rights to acquire shares of Class B Common Stock may be declared and paid to the holders of Class B Common Stock without the same dividend or distribution being declared and paid to the holders of the Class A Common Stock if, and only if, a dividend or other distribution payable in shares of Class A Common Stock, or rights to acquire shares of Class A Common Stock, as applicable, are declared and paid to the holders of Class A Common Stock at the same rate and with the same record date and payment date.

(c) If the Company in any manner subdivides or combines (including by reclassification) the outstanding shares of Class A Common Stock or Class B Common Stock, then the outstanding shares of all Common Stock will be subdivided or combined in the same proportion and manner.

3. Liquidation Rights. In the event of a Liquidation Event, upon the completion of the distributions required with respect to any Preferred Stock that may then be outstanding, the remaining assets of the Company legally available for distribution to stockholders, or consideration payable to the stockholders of the Company, in the case of an Acquisition constituting a Liquidation Event, shall be distributed on an equal priority, pro rata basis to the holders of Class A Common Stock and Class B Common Stock (and the holders of any Preferred Stock then outstanding, if and to the extent required by the Articles of Incorporation), unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class (in addition to any vote or consent of the holders of any Preferred Stock then outstanding, if and to the extent required by the Articles of Incorporation); provided, however, for the avoidance of doubt, compensation pursuant to any employment, consulting, severance or other compensatory arrangement to be paid to or received by a person who is also a holder of Class A Common Stock, Class B Common Stock or

Preferred Stock does not constitute consideration or a “distribution to stockholders” in respect of the Class A Common Stock, Class B Common Stock or Preferred Stock.

4. Voting Rights.

(a) Class A Common Stock. Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share thereof held.

(b) Class B Common Stock. Each holder of shares of Class B Common Stock shall be entitled to thirty (30) votes for each share thereof held.

(c) Voting Generally. Except as required by law or as otherwise set forth herein, the holders of Preferred Stock, Class A Common Stock and Class B Common Stock shall vote together and not as separate series or classes. Except as otherwise required by applicable law or as otherwise set forth herein, holders of Class A Common Stock and Class B Common Stock, as such, shall not be entitled to vote on any amendment to the Articles of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Articles of Incorporation or applicable law.

(d) Class B Common Stock Protective Provisions. Notwithstanding anything herein to the contrary, so long as any shares of Class B Common Stock remain outstanding, the Company shall not, without the approval by vote or written consent of the holders of a majority of the outstanding shares Class B Common Stock, voting together as a separate class, directly or indirectly, or whether by amendment, or through merger, recapitalization, consolidation or otherwise:

(i) amend, alter, or repeal any provision of the Articles of Incorporation or the bylaws of the Company (as amended and/or restated from time to time, the “Bylaws”) in a manner that modifies the voting, conversion or other powers, preferences, or other special rights or privileges, or restrictions of the Class B Common Stock;

(ii) reclassify any outstanding shares of Class A Common Stock into shares having rights as to dividends or other distributions, or liquidation, that are senior to the Class B Common Stock or the right to more than one vote for each share thereof;

(iii) issue any shares of Preferred Stock having the power (whether exclusive or shared) to vote, or direct the voting of such shares by proxy, voting agreement or otherwise, equal or superior to the Voting Control; or

(iv) issue any additional shares of Class B Common Stock or other securities convertible into shares of Class B Common Stock, except for the issuance of Class B Common Stock issuable upon a dividend or other distribution payable in accordance with Section 2(b) of this Part D of Article IV.

5. Optional Conversion.

(a) Optional Conversion of the Class B Common Stock.

(i) At the option of the holder thereof, each share of Class B Common Stock shall be convertible, at any time or from time to time, into one fully paid and nonassessable share of Class A Common Stock as provided herein.

(ii) Each holder of Class B Common Stock who elects to convert the same into shares of Class A Common Stock shall surrender the certificate or certificates therefor (if any), duly endorsed, at the office of the Company or any transfer agent for the Class B Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Class B Common Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted, or, if the shares are uncertificated, immediately prior to the close of business on the date that the holder delivers notice of such conversion to the Company’s transfer agent and the person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at such time.

6. Automatic Conversion.

(a) Automatic Conversion of the Class B Common Stock. Each share of Class B Common Stock shall automatically be converted into one fully paid and nonassessable share of Class A Common Stock upon a Transfer, other than a Permitted Transfer, of such share of Class B Common Stock. Such conversion shall occur automatically without the need for any further action by any holder of such share and whether or not the certificate(s) representing such share (if any) are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class B Common Stock to be so converted are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Class B Common Stock, the holders of the shares of Class B Common Stock so converted shall surrender the certificate(s) representing such shares (if any) at the office of the Company or any transfer agent for the Class A Common Stock.

(b) Final Conversion. On the Final Conversion Date, each issued share of Class B Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock. Following the Final Conversion Date, the Company may no longer issue any additional shares of Class B Common Stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificate(s) representing such share (if any) are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class B Common Stock to be so converted are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Class B Common Stock, the holders of the shares of Class B Common Stock so converted shall surrender the certificate(s) representing such shares (if any) at the office of the Company or any transfer agent for the Class A Common Stock.

(c) Procedures. The Company may, from time to time, establish such policies and procedures relating to the conversion of Class B Common Stock to Class A Common Stock and the general administration of this dual class stock structure, including the issuance of stock certificates (or the establishment of book-entry positions) with respect thereto, as it may deem reasonably necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Company as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Secretary of the Company as to whether a Transfer results in a conversion to Class A Common Stock shall be conclusive and binding.

(d) Immediate Effect. In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section 6 of Part D of Article IV, such conversion(s) shall be deemed to have been made at the time that the Transfer of shares occurred or immediately upon the Final Conversion

Date, as applicable. Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates (or book-entry position(s)) representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.

7. Redemption. The Common Stock is not redeemable.

8. Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock, as applicable, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock, as applicable, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such numbers of shares as shall be sufficient for such purpose.

9. Prohibition on Reissuance of Shares. Shares of Class B Common Stock that are acquired by the Company for any reason (whether by repurchase, upon conversion, or otherwise) shall be retired in the manner required by law and shall not be reissued as shares of Class B Common Stock or otherwise.

V.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A. Board of Directors.

1. Generally. Except as otherwise provided in the Articles of Incorporation or the NRS, the business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The number of directors that shall constitute the Board of Directors shall be fixed exclusively by resolution(s) adopted by the Board of Directors; provided, however, that, notwithstanding the foregoing, until the Final Conversion Date, the number of directors that shall constitute the whole Board of Directors may also be fixed by a resolution approved by the affirmative vote of the holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock, voting together as a single class.

2. Election.

(a) Directors shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting.

(b) No stockholder entitled to vote at an election for directors may cumulate votes.

(c) Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d) Election of directors need not be by written ballot unless the Bylaws so provide.

(e) Advance notice of nominations for the election of directors or proposals or other business to be considered by stockholders, which are made by any stockholder of the Company, shall be given in the manner and to the extent provided in the Bylaws.

3. Removal of Directors. Subject to any limitations imposed by applicable law, removal of any director(s) shall be as provided in NRS 78.335.

4. Vacancies. Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled by the affirmative vote of (a) a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director, or (b) if such vacancy is created prior to the Final Conversion Date, the holders of a majority of the voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

5. Preferred Directors. Notwithstanding anything herein to the contrary, during any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Company shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions; and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected or appointed to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Company shall be reduced accordingly.

B. Stockholder Actions. Following the Final Conversion Date (i) no action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws and (ii) no action shall be taken by the stockholders by written consent. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws. Prior to the Final Conversion Date, any action required or permitted to be taken by the stockholders of the Company at a meeting may be effected by consent in writing, by remote communication or electronic transmission of such stockholders in compliance with NRS 78.320.

C. Bylaws. Subject to the restrictions of Section 4(d) of Part D of Article IV, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, any time after the Final Conversion Date, in addition to any vote of the holders of any class or series of stock of the Company required by law or by the Articles of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

D. Special Meetings of Stockholders. Special meetings of the stockholders (a) may be called, for any purpose as is a proper matter for stockholder action under the NRS, by (i) the Chairperson of the Board of

Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and (b) until the Final Conversion Date, shall be called, for any purpose as is a proper matter for stockholder action under the NRS, by the Secretary of the Company upon the written request of stockholders of record entitled to cast not less than a majority of the votes at such special meeting, provided that such written request is in compliance with the Bylaws.

VI.

A. The liability of the directors and officers of the Company shall be eliminated or limited to the fullest extent permitted under applicable law, including the NRS. Without limiting the effect of the preceding sentence, if applicable law is amended after approval by the stockholders of this paragraph A of Article VI to authorize corporate action further eliminating or limiting the liability of directors and officers, then the liability of a director or officer of the Company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

B. To the fullest extent permitted by applicable law, including the NRS and as may be provided for by the Company in the Bylaws or by agreement, the Company may provide indemnification of (and advancement of expenses to) directors, officers, and other agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise. If applicable law is amended after approval by the stockholders of this paragraph B of Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C. Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.

D. Unless the Company consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of the State of Nevada in Clark County, Nevada (the “Nevada Court”) shall be the sole and exclusive forum for the following types of actions or proceedings under Nevada statutory or common law: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company or any stockholder to the Company or the Company’s stockholders; (iii) any action or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the Company or any stockholder arising pursuant to any provision of the NRS, the Articles of Incorporation or the Bylaws (as each may be amended from time to time); (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Articles of Incorporation or the Bylaws (including any right, obligation or remedy thereunder); (v) any internal action (as defined in NRS 78.046) and any action or proceeding as to which jurisdiction of the District Courts of the State of Nevada is conferred by NRS Title 7; and (vi) any action asserting a claim against the Company or any director, officer or other employee of the Company or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This Article VI shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934 or any other claim for which the federal courts have exclusive jurisdiction.

E. Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant named in such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced the Company, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

F. Any person or Entity holding, owning or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and to have consented to the provisions of this Article VI.

VII.

A. The Company reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this Article VII and subject to the restrictions of Section 4(d) of Part D of Article IV, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B. Notwithstanding any other provisions of these Articles of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote required by law or by these Articles of Incorporation, after the Final Conversion Date, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.

VIII.

A. To the fullest extent permitted by law, each and every natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (i) the Articles of Incorporation, (ii) the Bylaws and (iii) any amendment to the Articles of Incorporation or the Bylaws enacted or adopted in accordance with the Articles of Incorporation, the Bylaws and applicable law.

B. If any provision or provisions of the Articles shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of the Articles of Incorporation (including, without limitation, each portion of any paragraph of the Articles of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of the Articles (including, without limitation, each such portion of any paragraph of the Articles containing any such provision held to be invalid, illegal or unenforceable) shall be construed (a) so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or (b) for the benefit of the Corporation to the fullest extent permitted by law.

*   *   *  *

Annex D
to Proxy Statement

BYLAWS

OF

TEMPUS AI, INC.

(A NEVADA CORPORATION)

ARTICLE I

OFFICES

Section 1. Registered Office. The street address of the corporation’s registered agent in the State of Nevada is the registered office of the corporation in the State of Nevada.

Section 2. Other Offices. The corporation may also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors of the corporation (the “Board of Directors”), and may also have offices at such other places, both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

CORPORATE SEAL

Section 3. Corporate Seal. The Board of Directors may adopt a corporate seal. If adopted, the corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Nevada.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS’ MEETINGS

Section 4. Place of Meetings. Meetings of the stockholders of the corporation may be held at such place, if any, either within or without the State of Nevada, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Nevada Revised Statutes (as amended from time to time, the “NRS”) and Section 14 below.

Section 5. Annual Meetings.

(a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may properly come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and proposals of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors or a duly authorized committee thereof; or (iii) by any stockholder of the corporation who was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the corporation) at the time of giving the stockholder’s notice provided for in Section 5(b) below, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 5. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders.

(b) At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under Nevada law, the corporation’s articles of incorporation (as amended and/or restated from time to time, the “Articles of Incorporation”) and these bylaws (as amended and/or restated from time to time, the “Bylaws”), and as shall have been properly brought before the meeting in accordance with the procedures below.

(i) For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a), the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii) and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class or series and number of shares of each class or series of capital stock of the corporation that are owned of record and beneficially by such nominee and a list of any pledge of or encumbrances on such shares, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) the questionnaire, representations and agreements required by Section 5(c), completed and signed by such nominee that describes the statement that such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors, and (6) all other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved and whether or not proxies are being or will be solicited), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the corporation’s proxy statement and associated proxy card as a nominee of the stockholder and to serving as a director if elected); and (B) all of the information required by Section 5(b)(iv). The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation (as such term is used in any applicable stock exchange listing requirements or applicable law) or on any committee or sub-committee of the Board of Directors under any applicable stock exchange listing requirements or applicable law, or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee. The number of nominees a stockholder may nominate for election at an annual meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at an annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. A stockholder may not designate any substitute nominees unless the stockholder provides timely notice of such substitute nominee(s) in accordance with this Section 5 (and such notice contains all of the information, representations, questionnaires and certifications with respect to such substitute nominee(s) that are required by the Bylaws with respect to nominees for director).

(ii) Other than proposals sought to be included in the corporation’s proxy materials pursuant to Rule 14a-8 under the 1934 Act, for business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a), the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) the information required by Section 5(b)(iv).

(iii) To be timely, the written notice required by Section 5(b)(i) or 5(b)(ii) must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the immediately preceding year’s annual meeting (for purposes of notice required for action to be taken at the corporation’s first annual meeting of stockholders after its initial public offering of common stock, the date of the immediately preceding year’s annual meeting shall be deemed to have occurred on May 20 in such immediately preceding calendar year); provided, however, that, subject to the last sentence of this Section 5(b)(iii), in the event that (A) the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 70 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later than the 90th day prior to such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation or (B) the corporation did not have an annual meeting in the preceding year, notice by the stockholder to be timely must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iv) The written notice required by Section 5(b)(i) or 5(b)(ii) shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made and any affiliate who controls either of the foregoing stockholder or beneficial owner, directly or indirectly (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, including, if applicable, such name and address as they appear on the corporation’s books and records; (B) the class, series and number of shares of each class or series of the capital stock of the corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the 1934 Act) by each Proponent (provided, that for purposes of this Section 5(b)(iv), such Proponent shall in all events be deemed to beneficially own all shares of any class or series of capital stock of the corporation as to which such Proponent or any of its affiliates or associates has a right to acquire beneficial ownership whether immediately or at any time in the future); (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal (and/or the voting of shares of any class or series of capital stock of the corporation) between or among any Proponent and any of its affiliates or associates, and any others (including their names) including without limitation, any agreements, arrangements or understandings required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the 1934 Act, regardless of whether the requirement to file a Schedule 13D is applicable; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation at the time of giving notice, will be entitled to vote at the meeting, and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 5(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 5(b)(ii)); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of the corporation’s voting shares to elect such nominee or nominees (with respect to a notice under Section 5(b)(i)) or to carry such proposal (with respect to a notice under Section 5(b)(ii)); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous 12 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions; (H) a representation whether any Proponent or any other participant (as defined in Item 4 of Schedule 14A under the 1934 Act) will engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation, and a representation as to whether the Proponents intend to be or are part of a group which intends (x) to deliver, or make available, a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s voting shares required to approve or adopt the proposal or elect the nominee, (y) to otherwise solicit proxies or votes from stockholders in support of such proposal or nomination and/or (z) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the 1934 Act; (I) a certification regarding whether each Proponent has complied with all applicable federal, state and other legal requirements in connection with such Proponent’s acquisition of shares of capital stock or other securities of the corporation and/or such Proponent’s acts or omissions as a stockholder or beneficial owner of the corporation; and (J) any other information relating to each Proponent required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14 of the 1934 Act and the rules and regulations promulgated thereunder.

(c) A stockholder providing the written notice required by Section 5(b)(i) or 5(b)(ii) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the determination of stockholders entitled to notice of the meeting and (ii) the date that is five Business Days (as defined below) prior to the meeting and, in the event of any adjournment or postponement thereof, five Business Days prior to such adjourned or postponed meeting; provided, that no such update or supplement shall cure or affect the accuracy (or inaccuracy) of any representations made by any Proponent, any of its affiliates or associates, or a nominee or the validity (or invalidity) of any nomination or proposal that failed to comply with this Section 5 or is rendered invalid as a result of any inaccuracy therein. In the case of an update and supplement pursuant to clause (i) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five Business Days after the public announcement of the record date for the determination of stockholders entitled to notice of the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than two Business Days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two Business Days prior to such adjourned or postponed meeting (or not later than the day prior to such adjourned or postponed meeting if there are fewer than two Business Days between the date for the meeting, or the date of the immediately preceding adjournment or postponement thereof, and the date for the adjourned or postponed meeting).

(d) To be eligible to be a nominee for election or re-election as a director of the corporation pursuant to a nomination under clause (iii) of Section 5(a), each Proponent must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 5(b)(iii) or 5(c), as applicable) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background, qualifications, stock ownership and independence of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (in the form provided by the Secretary within 10 days following a written request therefor by a stockholder of record) and a written representation and agreement (in the form provided by the Secretary within 10 days following written request therefor by a stockholder of record) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding (whether oral or in writing) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in the questionnaire or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding (whether oral or in writing) with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation or a nominee that has not been disclosed in such questionnaire; (iii) would be in compliance, if elected as a director of the corporation, and will comply with, all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation that are publicly disclosed or which were provided by the Secretary with the written representation and agreement required by this Section 5(c); and (iv) if elected as a director of the corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

(e) A person shall not be eligible for election or re-election as a director at an annual meeting, unless the person is nominated in accordance with either clause (ii) or (iii) of Section 5(a) and in accordance with the procedures set forth in Section 5(b), Section 5(c), and Section 5(d), as applicable. Only such business shall be conducted at any annual meeting of the stockholders of the corporation as shall have been brought before the meeting in accordance with clauses (i), (ii), or (iii) of Section 5(a) and in accordance with the procedures set forth in Section 5(b) and Section 5(c), as applicable. Notwithstanding anything to the contrary in the Bylaws, unless otherwise required by applicable law, in the event that any Proponent (i) provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act with respect to one or more proposed nominees and (ii) subsequently (x) fails to comply with the requirements of Rule 14a-19 promulgated under the 1934 Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such Proponent has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act in accordance with the next sentence) or (y) fails to inform the corporation that they no longer plan to solicit proxies in accordance with the requirements of Rule 14a-19 under the 1934 Act by delivering a written notice to the Secretary at the principal executive offices of the corporation within two (2) Business Days after the occurrence of such change, then the nomination of each such proposed nominee shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that the nominee is included (as applicable) as a nominee in the corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded). If any Proponent provides notice pursuant to Rule 14a-19(b) promulgated under the 1934 Act, such Proponent shall deliver to the corporation, no later than five Business Days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the 1934 Act. Notwithstanding anything to the contrary set forth herein, and for the avoidance of doubt, the nomination of any person whose name is included (as applicable) as a nominee in the corporation’s proxy statement, notice of meeting or other proxy materials for any stockholder meeting (or any supplement thereto) as a result of any notice provided by any Proponent pursuant to Rule 14a-19(b) promulgated under the 1934 Act with respect to such proposed nominee and whose nomination is not made by or at the direction of the Board of Directors or any authorized committee thereof shall not be deemed (for purposes of clause (i) of Section 5(a) or otherwise) to have been made pursuant to the corporation’s notice of meeting (or any supplement thereto) and any such nominee may only be nominated by a Proponent pursuant to clause (iii) of Section 5(a) and, in the case of a special meeting of stockholders, pursuant to and to the extent permitted under Section 6(c). Except as otherwise required by applicable law, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws (including, without limitation, compliance with Rule 14a-19 promulgated under the 1934 Act) and, if any proposed nomination or business is not in compliance with these Bylaws, or the Proponent does not act in accordance with the representations in Sections 5(b)(iv)(D) and 5(b)(iv)(E), to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, or that such business shall not be transacted, notwithstanding that proxies in respect of such nomination or such business may have been solicited or received. Notwithstanding the foregoing provisions of this Section 5, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded (and such nominee disqualified from standing for election or re-election) and such proposed business shall not be transacted, notwithstanding that such nomination or proposed business is set forth in (as applicable) the corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such vote may have been solicited or received by the corporation. For purposes of this Section 5(e), to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager, trustee or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, shall be provided to the Secretary of the corporation at least five Business Days prior to the meeting of stockholders.

(f) Notwithstanding anything herein to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 5(b)(iii) and there is no public announcement by the corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 5 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(g) For purposes of Sections 5 and 6,

(i) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”);

(ii) “Business Day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York;

(iii) “close of business” means 6:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not the day is a Business Day;

(iv) “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial:

(A) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation;

(B) that otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation;

(C) the effect or intent of which is to mitigate loss, manage risk or benefit from changes in value or price with respect to any securities of the corporation; or

(D) that provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, directly or indirectly, with respect to any securities of the corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation or similar right, short position, profit interest, hedge, right to dividends or other distributions, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member; and

(v) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act or by such other means reasonably designed to inform the public or security holders in general of such information, including, without limitation, posting on the corporation’s investor relations website.

Section 6. Special Meetings.

(a) Special meetings of the stockholders of the corporation (i) may be called, for any purpose as is a proper matter for stockholder action under Nevada law, by (A) the Chairperson of the Board of Directors, (B) the Chief Executive Officer, or (C) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and (ii) until the Final Conversion Date (as defined in the Articles of Incorporation) shall be called, for any purpose as is a proper matter for stockholder action under Nevada law, by the Secretary of the corporation upon written request of stockholders of record entitled to cast not less than a majority of the votes at such special meeting, provided that such written request is in compliance with the requirements of Section 6(b) hereof (“Stockholder-Requested Meeting”).

(b) For a special meeting called pursuant to Section 6(a)(i), the Board of Directors shall determine the date, the time and place, if any, of such special meeting. Upon determination of the date, time and place, if any, of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7. For a Stockholder-Requested Meeting, the request shall (i) be in writing, signed and dated by a stockholder of record, (ii) set forth the purpose of calling the special meeting and include the information required by the stockholder’s notice as set forth in Section 5(b)(i) and in Section 5(b)(ii) (for the proposal of business other than nominations) and (iii) be delivered personally or sent by certified or registered mail, return receipt requested, to the Secretary at the principal executive offices of the corporation. If the Board of Directors determines that a request pursuant to Section 6(a)(ii) is valid, the Board of Directors shall determine the date, time and place, if any, of a Stockholder-Requested Meeting, which time shall be not less than 30 days nor more than 90 days after the receipt of such request, and shall set a record date for the determination of stockholders entitled to vote at such meeting in the manner set forth in Section 38 hereof. Following determination of the time and place, if any, of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. No business may be transacted at a special meeting, including a Stockholder-Requested Meeting, otherwise than as specified in the notice of meeting.

(c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or a duly authorized committee thereof or (ii) by any stockholder of the corporation who is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the corporation) at the time of giving notice provided for in this paragraph, who is entitled to vote at the meeting and who delivers written notice to the Secretary of the corporation setting forth the information required by Sections 5(b)(i) and 5(b)(iv). The number of nominees a stockholder may nominate for election at a special meeting on its own behalf (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at a special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if written notice setting forth the information required by Sections 5(b)(i) and 5(b)(iv) shall be received by the Secretary at the principal executive offices of the corporation not earlier than 120 days prior to such special meeting and not later than the close of business on the later of the 90th day prior to such meeting or the tenth day following the day on which the corporation first makes a public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder shall also update and supplement such information as required under Section 5(c). In no event shall an adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d) A person shall not be eligible for election or re-election as a director at the special meeting unless the person is nominated either in accordance with clause (i) or clause (ii) of Section 6(c). Except as otherwise required by applicable law, the chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures and requirements set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws (including, without limitation, compliance with Rule 14a-19 under the 1934 Act), or if the Proponent does not act in accordance with the representations in Sections 5(b)(iv)(D) and 5(b)(iv)(E), to declare that such nomination shall not be presented for stockholder action at the meeting and shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that such nomination is set forth in (as applicable) the corporation’s proxy statement, notice of meeting or other proxy materials and, notwithstanding that proxies or votes in respect of such nomination may have been solicited or received. Notwithstanding the foregoing provisions of this Section 6, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder (meeting the requirements specified in Section 5(d)) does not appear at the special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded (and such nominee disqualified from standing for election or re-election), notwithstanding that the nomination is set forth (as applicable) in the corporation’s proxy statement, notice of meeting or other proxy materials and notwithstanding that proxies or votes in respect of such nomination may have been solicited or received by the corporation.

(e) Notwithstanding the foregoing provisions of this Section 6, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to matters set forth in this Section 6. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors to be considered pursuant to Section 6(c).

Section 7. Notice of Meetings. Except as otherwise provided by applicable law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Such notice shall specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, the record date for determining stockholders entitled to vote at the meeting, if such record date is different from the record date for determining stockholders entitled to notice of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. If sent via electronic transmission, notice is given when directed to such stockholder’s electronic mail address unless (a) the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or (b) electronic transmission of such notice is prohibited by applicable law. Notice of the time, place, if any, and purpose of any meeting of stockholders (to the extent required) may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his or her attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. Notwithstanding anything to the contrary in these Bylaws, any notice of a meeting of stockholders delivered pursuant to and in accordance with NRS 78.370(9) shall be deemed to have satisfied any and all requirements applicable to such notice under these Bylaws.

Section 8. Quorum and Vote Required. At all meetings of stockholders, except where otherwise provided by the NRS or by the Articles of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized (regardless of whether the proxy has authority to vote on any matter), of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairperson of the meeting or by vote of the holders of a majority of the voting power of the shares represented thereat and entitled to vote thereon, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by the NRS or by applicable stock exchange rules, or by the Articles of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter shall be the act of the stockholders. Except as otherwise provided by the NRS, the Articles of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the NRS or by the Articles of Incorporation or these Bylaws or any applicable stock exchange rules, a majority of the voting power of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized (regardless of whether the proxy has authority to vote on any matter), shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by the NRS or by the Articles of Incorporation or these Bylaws or any applicable stock exchange rules, the affirmative vote of the holders of a majority (or a plurality, in the case of the election of directors) of the voting power of the shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter shall be the act of such class or classes or series.

Section 9. Adjournment or Postponement and Notice of Adjourned or Postponed Meetings. Any meeting of stockholders, whether annual or special, may be postponed by the Board of Directors or adjourned from time to time either by the chairperson of the meeting or by the vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote thereon. When a meeting is adjourned to another date, time or place, if any, (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and may vote at such meeting are announced at the meeting at which the adjournment is taken or are (i) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (ii) set forth in the notice of meeting given in accordance with Section 7. At any postponed or adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment or postponement is for more than 60 days from the meeting date set for the original meeting, the Board of Directors must fix a new record date and a notice of the adjourned or postponed meeting shall be given to each stockholder of record entitled to vote at the adjourned or postponed meeting. If after the adjournment or postponement a new record date for determination of stockholders entitled to vote is fixed for the adjourned or postponed meeting, the Board of Directors shall give notice of the adjourned or postponed meeting to each stockholder of record as of the new record date so fixed for notice of such adjourned or postponed meeting.

Section 10. Voting Rights. For the purpose of determining those stockholders entitled to notice of and to vote at any meeting of the stockholders, or any postponement or adjournment thereof, except as otherwise provided by applicable law, only persons in whose names shares stand on the stock records of the corporation on the record date shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Nevada law. An agent so appointed need not be a stockholder. No proxy shall be voted after six months from its date of creation unless the proxy provides for a longer period, which may not exceed seven years. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use of the Board of Directors.

Section 11. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one votes, his or her act binds all; (b) if more than one votes, the act of the majority so voting binds all; or (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

Section 12. List of Stockholders. The corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number and class of shares registered in the name of each stockholder; provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect all of the stockholders entitled to vote as of the tenth day before the meeting date. Nothing in this Section 12 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten days ending on the day before the meeting date, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.

Section 13. Action without Meeting.

(a) Unless otherwise provided in the Articles of Incorporation, any action required by the NRS to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may, until the Final Conversion Date (as defined in the Articles of Incorporation), be taken without a meeting, without prior notice and without a vote, if a consent in writing, or by electronic transmission setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Following the Final Conversion Date, no action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

(b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, so long as such action is provided for, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors, regardless of the effective date of the resolution. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent may, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no request to fix a record date is made or no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Nevada, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 14. Remote Communication; Delivery to the Corporation.

(a) For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

(b) Whenever Section 5 or 6 requires one or more persons (including a record or beneficial owner of capital stock) to deliver a document or information to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested and the corporation shall not be required to accept delivery of any document not in such written form or so delivered

Section 15. Organization.

(a) At every meeting of stockholders, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed, is absent or refuses to act, the Chief Executive Officer, or if no Chief Executive Officer is then serving or the Chief Executive Officer is absent or refuses to act, the President, or, if the President is absent or refuses to act, a chairperson of the meeting designated by the Board of Directors, or, if the Board of Directors does not designate such chairperson, a chairperson of the meeting chosen by a majority of the voting power of the stockholders entitled to vote, present in person or by proxy duly authorized, shall act as chairperson of the meeting of stockholders. The Chairperson of the Board of Directors may appoint the Chief Executive Officer as chairperson of the meeting. The Secretary, or, in his or her absence, an Assistant Secretary or other officer or other person directed to do so by the chairperson of the meeting, shall act as secretary of the meeting.

(b) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairperson of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairperson shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters that are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

(c) The corporation may and shall, if required by applicable law, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspectors shall: (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at a meeting and the validity of proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (5) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information pertaining to the authority of proxies in accordance with NRS 78.355, or any identify verification information provided pursuant to NRS 78.320, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

ARTICLE IV

DIRECTORS

Section 16. Number and Term of Office. The authorized number of directors of the corporation shall be fixed in accordance with the Articles of Incorporation. Directors need not be stockholders unless so required by the Articles of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Section 17. Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by the Articles of Incorporation or the NRS.

Section 18. Classes of Directors. The directors shall be divided into classes if, as and to the extent provided in the Articles of Incorporation, except as otherwise required by applicable law.

Section 19. Vacancies; Newly Creates Directorships. Vacancies and newly created directorships on the Board of Directors shall be filled as provided in the Articles of Incorporation, except as otherwise required by applicable law.

Section 20. Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Board of Directors or the Secretary. Such resignation shall take effect at the time of delivery of the notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

Section 21. Removal. Subject to any limitation imposed by applicable law, any individual director or the entire Board of Directors may be removed from office as provided in NRS 78.335.

Section 22. Meetings.

(a) Regular Meetings. Unless otherwise restricted by the Articles of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Nevada that has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors.

(b) Special Meetings. Unless otherwise restricted by the Articles of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Nevada as designated and called by the Chairperson of the Board of Directors, the Chief Executive Officer or the Board of Directors.

(c) Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment or available technology permitted by the NRS (including by any means of remote communications permitted under the NRS for use in connection with a meeting of stockholders) by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) Notice of Special Meetings. Notice of the time and place, if any, of all special meetings of the Board of Directors shall be transmitted orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, or by electronic mail or other electronic means, during normal business hours, at least 24 hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, postage prepaid, at least three days before the date of the meeting.

(e) Waiver of Notice. Notice of any meeting of the Board of Directors may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though it had been transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 23. Quorum and Voting.

(a) Unless the Articles of Incorporation requires a greater number, and except with respect to questions related to indemnification arising under Section 45 for which a quorum shall be one-third of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Articles of Incorporation, a quorum of the Board of Directors shall consist of a majority of the total number of directors then serving on the Board of Directors or, if greater, one-third of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Articles of Incorporation. At any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by applicable law, the Articles of Incorporation or these Bylaws.

Section 24. Action without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, excluding any director(s) not required to sign such consent pursuant to and in accordance with NRS 78.315(2). Such consent or consents shall be filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

(a) Fees and Compensation. Unless otherwise restricted by the Articles of Incorporation or the Bylaws, the Board of Directors, or any duly authorized committee thereof, shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the corporation in any capacity.

Section 25. Committees.

(a) Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one or more members of the Board of Directors. The Executive Committee, to the extent permitted by applicable law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the NRS to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the corporation.

(b) Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by applicable law. Such other committees appointed by the Board of Directors shall consist of one or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c) Term. The Board of Directors, subject to any requirements of any outstanding series of preferred stock and the provisions of subsections (a) or (b) of this Section 25, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places, if any, as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at such place, if any, that has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place, if any, of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place, if any, of special meetings of the Board of Directors. Notice of any meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 26. Lead Independent Director. The Chairperson of the Board of Directors, or if the Chairperson is not an independent director, one of the independent directors, may be designated by the Board of Directors as lead independent director to serve until replaced by the Board of Directors (“Lead Independent Director”). The Lead Independent Director will preside over meetings of the independent directors and perform such other duties as may be established or delegated by the Board of Directors and perform such other duties as may be established or delegated by the Chairperson of the Board of Directors.

Section 27. Organization. At every meeting of the directors, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed or is absent, the Lead Independent Director, or if the Lead Independent Director is absent, the Chief Executive Officer (if a director), or, if a Chief Executive Officer is absent, the President (if a director), or if the President is absent, the most senior Vice President (if a director), or, in the absence of any such person, a chairperson of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his or her absence, any Assistant Secretary or other officer, director or other person directed to do so by the person presiding over the meeting, shall act as secretary of the meeting.

ARTICLE V

OFFICERS

Section 28. Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairperson of the Board of Directors (provided that notwithstanding the foregoing or anything to the contrary in these Bylaws, the Chairperson of the Board of Directors shall not be deemed an officer of the corporation unless specifically designated an officer by the Board of Directors), the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer and the Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem appropriate or necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by applicable law, the Articles of Incorporation or these Bylaws. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors or by a committee thereof to which the Board of Directors has delegated such responsibility.

Section 29. Tenure and Duties of Officers.

(a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors or by a committee thereof to which the Board of Directors has delegated such responsibility or, if so authorized by the Board of Directors, by the Chief Executive Officer or another officer of the corporation.

(b) Duties of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and, if a director, at all meetings of the Board of Directors, unless a Chairperson of the Board of Directors or Lead Independent Director has been appointed and is present. The Chief Executive Officer shall be the chief executive officer of the corporation and, subject to the supervision, direction and control of the Board of Directors, shall have the general powers and duties of supervision, direction, management and control of the business and officers of the corporation as are customarily associated with the position of Chief Executive Officer. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Bylaws to the President shall be deemed references to the Chief Executive Officer. The Chief Executive Officer shall perform other duties customarily associated with the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(c) Duties of President. The President shall preside at all meetings of the stockholders and, if a director, at all meetings of the Board of Directors, unless a Chairperson of the Board of Directors, Lead Independent Director, or Chief Executive Officer has been appointed and is present. Unless another officer has been appointed Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and, subject to the supervision, direction and control of the Board of Directors, shall have the general powers and duties of supervision, direction, management and control of the business and officers of the corporation as are customarily associated with the position of President. The President shall perform other duties customarily associated with the office and shall also perform such other duties and have such other powers, as the Board of Directors (or the Chief Executive Officer, if the Chief Executive Officer and President are not the same person and the Board of Directors has delegated the designation of the President’s duties to the Chief Executive Officer) shall designate from time to time.

(d) Duties of Vice Presidents. A Vice President may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant (unless the duties of the President are being filled by the Chief Executive Officer). A Vice President shall perform other duties customarily associated with the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President shall designate from time to time.

(e) Duties of Secretary and Assistant Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts, votes and proceedings thereof in the minute books of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The

Secretary shall perform all other duties provided for in these Bylaws and other duties customarily associated with the office and shall also perform such other duties and have such other powers, as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time. The Chief Executive Officer, or if no Chief Executive Officer is then serving, the President may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties customarily associated with the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time.

(f) Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer, or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties customarily associated with the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer shall be deemed references to the Chief Financial Officer. The President may direct the Treasurer, if any, or any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer.

(g) Duties of Treasurer and Assistant Treasurer. Unless another officer has been appointed Chief Financial Officer of the corporation, the Treasurer shall be the chief financial officer of the corporation, shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. Unless another officer has been appointed Chief Financial Officer of the corporation, the Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties customarily associated with the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time. The Chief Executive Officer, or if no Chief Executive Officer is then serving, the President may direct any Assistant Treasurer or other officer to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each Assistant Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time.

Section 30. Delegation of Authority.

(a) The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

(b) The Chairperson of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairperson of the Board of Directors shall perform such other duties customarily associated with the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

Section 31. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer, the President or the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 32. Removal. Any officer may be removed from office at any time, either with or without cause, by the Board of Directors, or by any committee thereof or any superior officer upon whom such power of removal has been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 33. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute, sign or endorse on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by applicable law or these Bylaws, and such execution or signature shall be binding upon the corporation. All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall from time to time authorize so to do. Unless otherwise specifically determined by the Board of Directors or otherwise required by applicable law, the execution, signing or endorsement of any corporate instrument or document may be effected manually, by facsimile or (to the extent permitted by applicable law and subject to such policies and procedures as the corporation may have in effect from time to time) by electronic signature. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 34. Voting of Securities Owned by the Corporation. All stock and other securities of or interests in other corporations or entities owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairperson of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII

SHARES OF STOCK

Section 35. Form and Execution of Certificates. The shares of the corporation shall be represented by certificates, or shall be uncertificated if so provided by resolution or resolutions of the Board of Directors. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Articles of Incorporation and applicable law. Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by any two authorized officers of the corporation, certifying the number, and the class or series, of shares owned by such holder in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 36. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 37. Transfers.

(a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the NRS.

Section 38. Fixing Record Dates.

(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than 60 nor less than ten days before the date of such meeting. If the Board of Directors so fixes a record date for determining the stockholders entitled to notice of any meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any postponement or adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the postponed or adjourned meeting, and the Board of Directors must fix a new record date for the postponed or adjourned meeting if the meeting is adjourned or postponed to a date more than 60 days later than the meeting date set for the original meeting.

(b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 39. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

Section 40. Additional Powers of the Board. In addition to, and without limiting, the powers set forth in these Bylaws, the Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the corporation, including the use of uncertificated shares of stock, subject to the provisions of the NRS, other applicable law, the Articles of Incorporation and these Bylaws. The Board of Directors may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

Section 41. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 35), may be signed by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by an executive officer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

DIVIDENDS AND OTHER DISTRIBUTIONS

Section 42. Declaration of Dividends or Other Distributions. Dividends or other distributions upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation and applicable law, if any, may be declared by the Board of Directors. Dividends and other distributions may be paid in cash, in property, or in shares of the corporation’s capital stock, subject to the provisions of the Articles of Incorporation and applicable law.

Section 43. Dividend Reserve. Before payment of any dividend or other distribution, there may be set aside out of any funds of the corporation available for dividends or other distributions such sum or sums as the Board of Directors from time to time, in its absolute discretion, determines proper as a reserve or reserves to meet contingencies, or for equalizing dividends or distributions, or for repairing or maintaining any property of the corporation, or for such other purpose or purposes as the Board of Directors shall determine to be conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

Section 44. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION

Section 45. Indemnification of Directors, Executive Officers, Employees and Other Agents.

(a) Directors and Executive Officers. The corporation shall indemnify to the full extent permitted under and in any manner permitted under the NRS or any other applicable law, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person is or was a director or executive officer (for the purposes of this Article XI, “executive officers” shall be those persons designated by the corporation as (a) executive officers for purposes of the disclosures required in the corporation’s proxy and periodic reports or (b) officers for purposes of Section 16 of the 1934 Act) of the corporation, or while serving as a director or executive officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise”), against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she (x) is not liable pursuant to NRS 78.138 or (y) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by applicable law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the NRS or any other applicable law or (iv) such indemnification is required to be made under subsection (d) of this Section 45.

(b) Other Officers, Employees and Other Agents. The corporation shall have the power to indemnify (including the power to advance expenses in a manner consistent with subsection (c) of this Section 45) its other officers, employees and other agents to the fullest extent permitted under the NRS or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.

(c) Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding, by reason of the fact that such person is or was a director or executive officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of Another Enterprise, prior to the final disposition of the Proceeding, promptly following request therefor, all expenses (including attorneys’ fees) incurred by any director or executive officer in connection with such Proceeding provided, however, that if the NRS requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 45 or otherwise. Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (d) of this Section 45, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation in which event this paragraph shall not apply) in any Proceeding, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the Proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Section 45 shall be deemed to be contractual rights, shall vest when the person becomes a director or executive officer of the corporation, shall continue as vested contract rights even if such person ceases to be a director or executive officer of the corporation, and shall be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Section 45 to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of request therefor. To the fullest extent permitted by applicable law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the NRS or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any Proceeding, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the NRS or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 45 or otherwise shall be on the corporation.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Section 45 shall not be exclusive of any other right that such person may have or hereafter acquire under any applicable statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the NRS, or by any other applicable law.

(f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, executive officer, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance. To the fullest extent permitted by the NRS or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase and maintain insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 45.

(h) Amendments. Any repeal or modification of this Section 45 shall only be prospective and shall not affect the rights under this Section 45 as in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any Proceeding against any agent of the corporation.

(i) Saving Clause. If this Article XI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Article XI that shall not have been invalidated, or by any other applicable law. If this Article XI shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under any other applicable law.

(j) Certain Definitions and Construction of Terms. For the purposes of Article XI of these Bylaws, the following definitions and rules of construction shall apply:

(i) The term “Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any Proceeding.

(iii) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 45 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, managing member or manager, employee, trustee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise.

(v) References to “Another Enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 45.

ARTICLE XII

NOTICES

Section 46. Notices.

(a) Notice to Stockholders. Notice to stockholders of stockholder meetings shall be given as provided in Section 7. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by applicable law, written notice to stockholders for purposes other than stockholder meetings may be sent by U.S. mail or nationally recognized overnight courier, or by electronic mail or other electronic means.

(b) Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), as otherwise provided in these Bylaws (including by any of the means specified in Section 22(d)), or by overnight delivery service. Any notice sent by overnight delivery service or U.S. mail shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known address or electronic mail address of such director.

(c) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e) Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given, under applicable law or any provision of the Articles of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the NRS, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f) Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the NRS, any notice given under the provisions of the NRS, the Articles of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within 60 days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

ARTICLE XIII

AMENDMENTS

Section 47. Amendments. Subject to the limitations set forth in herein or the provisions of the Articles of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. Any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, any time after the Final Conversion Date, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Articles of Incorporation, such action by stockholders shall require the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XIV

LOANS TO OFFICERS

Section 48. Loans to Officers. Except as otherwise prohibited by applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

ARTICLE XV

CHANGES IN NEVADA LAW

Section 49. References in these Bylaws to the laws of the State of Nevada or the NRS or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (i) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the corporation may provide in Article XI, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (ii) if such change permits the corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE XVI

ACQUISITION OF CONTROLLING INTEREST STATUTES

Section 50. Notwithstanding any other provision in these Bylaws to the contrary, and in accordance with the provisions of NRS 78.378, the provisions of NRS 78.378 to 78.3793, inclusive (or any successor statutes thereto), relating to acquisitions of controlling interests in the corporation, do not apply to the corporation or to any acquisition of shares of the corporation’s capital stock.

SCAN TO VIEW MATERIALS & VOTE w ATTN: LEGAL VOTE BY INTERNET TEMPUS AI, INC. Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above 600 WEST CHICAGO AVENUE, SUITE 510 CHICAGO, IL 60654 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Time on May 19, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/TEM2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Time on May 19, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 10:59 p.m. Central Time on May 19, 2025. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V68263-P28862 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TEMPUS AI, INC. For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following: 1. To elect nine directors to serve until the next annual ! ! ! meeting and their successors are duly elected and qualified, or until their earlier death, resignation or removal. Nominees: 01) Eric Lefkofsky 06) Wayne A.I. Frederick, M.D. 02) Peter J. Barris 07) Scott Gottlieb, M.D. 03) Eric D. Belcher 08) Theodore J. Leonsis 04) Jennifer A. Doudna 09) Nadja West, M.D. 05) David R. Epstein The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To ratify the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s ! ! ! independent registered public accounting firm for the fiscal year ending December 31, 2025. 3. To approve the reincorporation of the Company from the State of Delaware to the State of Nevada by conversion. ! ! ! NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com. V68264-P28862 TEMPUS AI, INC. Annual Meeting of Stockholders May 20, 2025, 1:30 PM Central Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Eric Lefkofsky, James Rogers and Andrew Polovin, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TEMPUS AI, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 PM Central Time, on May 20, 2025, virtually at www.virtualshareholdermeeting.com/TEM2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side